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Pacific Gas and Electric Company
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PG&E Corporation and Pacific Gas and Electric Company
Joint Notice of 2015 Annual Meetings ● Joint Proxy Statement

March 25, 2015

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

You are cordially invited to attend the 2015 annual meetings of PG&E Corporation and Pacific Gas and Electric Company. The meetings will be held concurrently on Monday, May 4, 2015, at 10:00 a.m., at the PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California. Entry to the meetings will be through the atrium on Beale Street, between Market Street and Mission Street.

The following Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings.

●	PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the following matters: (i) nominees for director, (ii) ratification of the appointment of the independent registered public accounting firm for 2015, and (iii) advisory approval of executive compensation. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote “FOR” each of these items.

●	PG&E Corporation shareholders also will be asked to vote on a proposal submitted by an individual PG&E Corporation shareholder described in the Joint Proxy Statement. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote “AGAINST” this proposal.

Your vote on these items at the annual meetings is important. For your convenience, we offer you the option of submitting your proxy and voting instructions over the Internet, by telephone, or by mail. Whether or not you plan to attend the annual meetings, please vote as soon as possible so that your shares can be represented at the annual meetings.

Sincerely,

Anthony F. Earley, Jr.
Chairman of the Board, Chief Executive Officer,
and President of PG&E Corporation

Christopher P. Johns
President of
Pacific Gas and Electric Company

Share Ownership Information	73
Principal Shareholders	73
Security Ownership of Management	75
Section 16(a) Beneficial Ownership Reporting Compliance	76
Related Party Transactions	77
Legal Proceedings	79
Website Availability of Governance Documents	80
General Information About the Annual Meetings and Voting	81
How do I vote?	81
What am I voting on, and what are each Board’s voting recommendations?	81
What vote is required to approve each item?	81
What is a broker non-vote?	82
What shares am I entitled to vote?	82
How many copies of the Notice of Internet Availability or the Joint Notice, the Joint Proxy Statement, and the 2014 Annual Report (together, the “2015 Proxy Materials”) will I receive?	82
Are proxy materials for the annual meetings available on-line?	83
What if I submit my proxy but I do not specify how I want my shares voted?	83
What if I do not submit my proxy?	83
Can I change my proxy vote?	83
Is my vote confidential?	83
Who will count the votes?	83
How many shares are entitled to vote at the annual meetings?	83
May I attend the annual meetings?	83
May I bring a guest to the annual meetings?	84
How will the annual meetings be conducted?	84
Can shareholders introduce other proposals (including director nominations) during the annual meetings?	84
How much will this proxy solicitation cost?	84
2016 Annual Meetings	85
Directions to the PG&E Corporation and Pacific Gas and Electric Company Annual Meetings of Shareholders

Joint Notice of Annual Meetings of Shareholders
of PG&E Corporation and Pacific Gas and Electric Company

March 25, 2015

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Monday, May 4, 2015, at 10:00 a.m., at the PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California, for the purpose of considering the following matters:

For PG&E Corporation and Pacific Gas and Electric Company shareholders:

●	To elect the following 12 and 13 individuals, respectively, nominated by the applicable Board of Directors to each serve as director on each Board for the ensuing year:

	Lewis Chew	Richard C. Kelly	Rosendo G. Parra
	Anthony F. Earley, Jr.	Roger H. Kimmel	Barbara L. Rambo
	Fred J. Fowler	Richard A. Meserve	Anne Shen Smith
	Maryellen C. Herringer	Forrest E. Miller	Barry Lawson Williams
Christopher P. Johns*

*     Christopher P. Johns is a nominee for director of Pacific Gas and Electric Company only.

●	To ratify each Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2015 for each company,
●	To provide an advisory vote on each company’s executive compensation, and
●	To transact any other business that may properly come before the meetings and any adjournments or postponements of the meetings. If such matters are raised by shareholders, those matters must be properly submitted consistent with the respective company’s advance notice Bylaw requirements and other applicable requirements.

For PG&E Corporation shareholders only:

●	To act upon a proposal submitted by a PG&E Corporation shareholder and described beginning on page 70.

This notice serves as the notice of annual meetings for those shareholders of PG&E Corporation or Pacific Gas and Electric Company who previously elected to receive their proxy materials in paper format. All other shareholders were sent an “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 4, 2015 and Notice of Annual Meeting of Shareholders” for PG&E Corporation or Pacific Gas and Electric Company, as applicable.

The Boards of Directors have set the close of business on March 5, 2015 as the record date for determining which shareholders are entitled to receive notice of and to vote at the annual meetings.

By Order of the Boards of Directors of
PG&E Corporation and Pacific Gas and Electric Company,

Linda Y.H. Cheng
Vice President, Corporate Governance and Corporate Secretary of
PG&E Corporation and Pacific Gas and Electric Company

2015 Proxy Statement Summary

This proxy statement summary highlights information to assist you in your review of this Joint Proxy Statement. The summary does not contain all of the information that you should consider, and you should read the entire Joint Proxy Statement carefully before voting.

PG&E Corporation and Pacific Gas and Electric Company (“Utility”) are committed to operating with integrity, accountability, and transparency. Adhering to strong corporate governance practices goes hand in hand with this commitment. Our governance policies and practices are detailed in the companies’ Corporate Governance Guidelines, which are adopted by the Boards of Directors. These guidelines are regularly reviewed against industry best practices by the PG&E Corporation Nominating and Governance Committee and by the Boards of Directors. Since the 2014 joint proxy statement was issued, the Boards and the Compensation Committee of the PG&E Corporation Board took action on the following governance matters:

●	Improved the depth of financial expertise on the companies’ Audit Committees by designating one additional committee member as a financial expert, based on Securities and Exchange Commission (“SEC”) requirements. Four out of the five Audit Committee members are now designated as SEC financial experts.

●	Refreshed the composition of several Board committees by appointing new chairs to the Audit, Compensation, and Public Policy Committees, and appointing a new member to the Finance Committee.
●	Selected Pay Governance LLC, a consulting firm with experience in advising regulated utilities, as the Compensation Committee’s new independent executive compensation consultant.
●	Added two companies (based on business model and market capitalization) to the 2015 Performance Comparator Group, bringing the total number of peers in the comparator group to 14 companies. The Performance Comparator Group is used to compare PG&E Corporation’s relative total shareholder return (TSR), among other benchmarks.

●	Adopted a policy on public company board service for PG&E Corporation and Utility directors. Unless otherwise approved by the Boards, (1) a director may not serve on more than three public company boards in addition to the PG&E Corporation and Utility Boards, and (2) a director who is the principal executive officer of a public company may not serve on more than two public company boards in addition to his or her own company board. For these purposes, the boards of PG&E Corporation and the Utility would count as one board.

●	Elected Anne Shen Smith to the PG&E Corporation and Utility Boards of Directors effective February 18, 2015 and appointed her as a member of the Nuclear, Operations, and Safety Committee, and the Public Policy Committee.

Annual Meetings of Shareholders

●	Time and Date	10:00 a.m., on Monday, May 4, 2015
●	Place	PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California
●	Record Date	March 5, 2015
●	Voting

Shareholders as of the record date are entitled to vote.

Each share of PG&E Corporation common stock, Pacific Gas and Electric Company common stock, and Pacific Gas and Electric Company preferred stock is entitled to cast one vote on each of the respective company’s director nominees and one vote on each of that company’s other proposals.

●	Admission

All shareholders as of the record date are invited to attend the meeting. Shareholders must have an admission ticket and valid photo identification in order to enter the meeting. Please see the instructions on page 83.

i

Meeting Agenda and Voting Recommendations

The following items are expected to be voted on at the annual meetings.

PG&E Corporation

Item	Board’s Voting Recommendation	Page Reference (for more detail)
Election of 12 directors	FOR all nominees	2
Ratification of Deloitte & Touche LLP as independent auditor for 2015	FOR	27
Advisory vote to approve executive compensation	FOR	32
Shareholder proposal: independent board chairman	AGAINST	70

Pacific Gas and Electric Company

Item	Board’s Voting Recommendation	Page Reference (for more detail)
Election of 13 directors	FOR all nominees	2
Ratification of Deloitte & Touche LLP as independent auditor for 2015	FOR	27
Advisory vote to approve executive compensation	FOR	32

Director Nominees

We are asking shareholders of each company to vote “FOR” all of the director nominees listed below. All nominees are current directors who were elected by shareholders at the 2014 annual meeting, with the exception of Anne Shen Smith, who was elected to the PG&E Corporation and Utility Boards effective February 18, 2015. In 2014, each incumbent PG&E Corporation director attended at least 90 percent of the total number of applicable PG&E Corporation Board and Board committee meetings, and each incumbent Utility director attended at least 90 percent of the total number of applicable Utility Board and Board committee meetings. Each director is elected annually by a majority of the votes represented and voting.

Below is summary information about each director nominee.

Nominee	Age	Director Since	Principal Occupation	Current Committee Memberships	Other Public Company Boards
Lewis Chew	52	September 2009	Executive Vice President and Chief Financial Officer, Dolby Laboratories, Inc.	●Audit ●Executive ●Public Policy
Anthony F. Earley, Jr.	65	September 2011 (PG&E Corporation); June 2012 (Utility)	Chairman of the Board, Chief Executive Officer, and President, PG&E Corporation	●Executive	●Ford Motor Company
Fred J. Fowler	69	March 2012	Retired Chairman of the Board, Spectra Energy Partners, LP	●Finance ●Nuclear, Operations, and Safety	●DCP Midstream Partners, LP ●Encana Corporation ●Spectra Energy Partners, LP
Maryellen C. Herringer	71	October 2005	Retired Executive Vice President, General Counsel, and Secretary, APL Limited	●Audit ●Compensation ●Executive ●Nominating and Governance	●ABM Industries Incorporated
Christopher P. Johns*	54	February 2010	President, Pacific Gas and Electric Company	●Executive
Richard C. Kelly	68	June 2013	Retired Chairman and Chief Executive Officer, Xcel Energy Inc.	●Audit ●Nuclear, Operations, and Safety

Director Nominees
Continued

Nominee	Age	Director Since	Principal Occupation	Current Committee Memberships	Other Public Company Boards
Roger H. Kimmel	68	January 2009	Vice Chairman, Rothschild Inc.	●Finance ●Nominating and Governance ●Public Policy	●Endo International, plc
Richard A. Meserve	70	December 2006	President Emeritus, Carnegie Institution of Washington	●Executive ●Nominating and Governance ●Nuclear, Operations, and Safety ●Public Policy	●Duke Energy Corporation
Forrest E. Miller	62	February 2009	Retired Group President – Corporate Strategy and Development, AT&T Inc.	●Audit ●Compensation
Rosendo G. Parra	55	September 2009	Retired executive, Dell Inc.	●Finance ●Nominating and Governance ●Nuclear, Operations, and Safety	●Brinker International ●NII Holdings, Inc.
Barbara L. Rambo	62	January 2005	Chief Executive Officer, Taconic Management Services	●Compensation ●Executive ●Finance ●Nominating and Governance	●West Marine, Inc.
Anne Shen Smith	61	February 2015	Retired Chairman and Chief Executive Officer, Southern California Gas Company	●Nuclear, Operations, and Safety ●Public Policy
Barry Lawson Williams	70	September 1990 (Utility); December 1996 (PG&E Corporation)	Retired Managing General Partner and President, Williams Pacific Ventures, Inc.	●Audit ●Compensation ●Executive ●Finance	●CH2M Hill Companies, Ltd. ●Navient

*	Christopher P. Johns is a nominee for the Utility Board only and a member of the Utility Executive Committee only.

Corporate Governance Highlights

●	Substantial majority of independent directors (11 of 12 PG&E Corporation directors and 11 of 13 Utility directors)	●	No supermajority vote requirements
●	Independent key Board committees (excluding Executive Committees)	●	Succession planning for CEO and senior management
●	Independent lead director since 2003 (if the Chairman is not independent)	●	Executive and director stock ownership guidelines
●	Executive sessions of independent directors at each regular Board meeting	●	Board oversight of risk management, and proxy statement disclosure on Boards’ roles and responsibilities with respect to risk management
●	Annual evaluation of CEO performance by independent directors	●	Board oversight and transparent public disclosure of political activities
●	Annual Board and committee self-evaluations	●	Policy against obtaining certain types of services from the independent registered public accountant
●	Annual election of directors	●	No poison pill; shareholder approval required for adoption
●	Majority vote for directors, with mandatory resignation policy and plurality carve-out for contested elections	●	Confidential voting policy
●	One share one vote	●	Policy regarding number of other public company board seats held by directors

Auditors

As a matter of good corporate governance, we are asking shareholders of each company to ratify the selection of Deloitte & Touche LLP (“D&T”) as each company’s independent auditors for 2015. We provide information on fees paid to D&T on page 28.

Advisory Approval of Executive Compensation

We are asking shareholders of each company to approve on an advisory basis the compensation paid to that company’s executive officers named in the Summary Compensation Table of this Joint Proxy Statement (“Named Executive Officers”). Each Board recommends a “FOR” vote because it believes that the applicable company’s compensation policies and practices are effective in achieving the companies’ goals of rewarding sustained financial and operating performance and excellence, aligning the executives’ long-term interests with those of our shareholders, and motivating executives to remain with the companies for long and productive careers.

Executive Compensation Elements

Named Executive Officers received the following types of compensation during 2014.

TYPE	FORM	TERMS
Cash	Salary	●	Determined annually, though merit increase adjustments may be made mid-year.
	Short-Term Incentive	●	Based on corporate performance against pre-established operational and performance goals that are set annually.
		●	The Board and the Compensation Committee have discretion to adjust payments (e.g., for external factors or individual performance) and to reduce awards to zero.
Equity	Restricted Stock Units	●	Generally have a three-year vesting period (one-third at the end of each year) while employed or after retirement.
	Performance Shares	●	Generally vest after a three-year performance period.
		●	Payout is based on Total Shareholder Return relative to 12 peer companies selected by the Compensation Committee.
Retirement	Pension	●	Benefits are based on final average pay and number of years of service, subject to IRS limits.
		●	Vested benefits are payable at the later of age 55 or separation from service.
		●	Benefits may be reduced unless at least 35 years of service or age 65.
	Supplemental Pension	●	Benefits are based on final average pay plus short-term incentive, and number of years of service.
		●	Benefits may be reduced unless at least 35 years of service or age 65, and is reduced by amounts payable from the tax-qualified pension plan.
		●	Vested benefits are payable at later of age 55 or separation from service.
Other	Perquisites	●	Limited perquisites include safety- and security-based car transportation services for the PG&E Corporation CEO and the Utility President, on-site parking, executive health services, partial subsidy of financial services, and accidental death and dismemberment insurance.
		●	Lump-sum annual cash stipend paid in lieu of providing broader perquisite benefits.
		●	Also includes the following items that are available to other management employees, although no NEOs received such items in 2014: health club fee reimbursement and relocation services.

v

Other Key Compensation Governance Features

●	Annual say-on-pay vote, and outreach to key institutional investors	●	Officer severance benefits limited to:
● One times base salary plus target STIP bonus
● One year continued vesting of RSUs and pro rata vesting of performance shares
●	Clawback policy	●	Policy against granting additional credited service under the Supplemental Executive Retirement Plan
●	“Double trigger” for change-in-control severance	●	No tax gross-ups (except for programs generally available to all management employees)
●	Policy restricting hedging and pledging of either company’s stock	●	Golden Parachute Restriction Policy
●	Compensation Committee review of tally sheets	●	Policy regarding independence of compensation consultant
●	Shareholder approval required for repricing of options or stock appreciation rights	●	Consideration of realizable pay
●	Executive stock ownership guidelines with robust retention requirements

Shareholder Proposal

The proxy materials contain a proposal submitted by an individual PG&E Corporation shareholder pertaining to an independent chairman of the board policy. PG&E Corporation recommends that shareholders vote AGAINST this proposal for the reasons indicated on page 71.

2016 Annual Meetings

●	Deadline for submission of shareholder proposals for inclusion in the proxy statement:	November 30, 2015
●	Deadline for written notice of other business and nominations for director:	February 9, 2016

General Information About the Annual Meetings and Voting

Answers to many frequently asked questions about the annual meetings and voting, including how to vote shares held in employee benefit plans, can be found in the Q&A section beginning on page 81.

PG&E Corporation and Pacific Gas and Electric Company

Joint Proxy Statement

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company (“Utility”) (each a “Board” and together, the “Boards”) are soliciting proxies for use at the companies’ 2015 annual meetings of shareholders, including any adjournments or postponements. The 2015 annual meetings are scheduled to be held concurrently on Monday, May 4, 2015, at 10:00 a.m., at the PG&E Corporation and Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California.

This Joint Proxy Statement describes certain matters that management expects will be voted on at the annual meetings, gives you information about PG&E Corporation and the Utility and their respective Boards and management, and provides general information about the voting process and attendance at the annual meetings.

Beginning on or about March 25, 2015, PG&E Corporation and the Utility mailed to its respective shareholders (1) a Notice of Annual Meeting and Internet Availability of Proxy Materials (“Notice of Internet Availability”), or (2) a copy of the Joint Notice of Annual Meetings of Shareholders (“Joint Notice”), the Joint Proxy Statement, a proxy card or voting instruction card, and the PG&E Corporation and Pacific Gas and Electric Company 2014 Joint Annual Report (“2014 Annual Report”). The materials were sent to anyone who owned shares of common stock of PG&E Corporation and/or shares of preferred stock of the Utility at the close of business on March 5, 2015. This date is the record date set by the Boards to determine which shareholders may vote at the annual meetings.

Item No. 1:
Election of Directors of PG&E Corporation and
Pacific Gas and Electric Company

Shareholders are being asked to elect 12 directors to serve on the Board of PG&E Corporation and 13 directors to serve on the Board of the Utility. The 12 nominees for director of PG&E Corporation also are nominees for director of the Utility. Christopher P. Johns is a nominee for director of the Utility only.

All nominees are current directors who were elected by shareholders at the 2014 annual meeting, with the exception of Anne Shen Smith, who was elected to the PG&E Corporation and Utility Boards effective February 18, 2015. Ms. Smith was identified by the PG&E Corporation CEO and a Utility executive officer and was recommended by members of the Nominating and Governance Committee. She is nominated for re-election in 2015.

If elected as director, all of the nominees have agreed to serve and will hold office until the next annual meetings or until their successors shall be elected and qualified, except in the case of death, resignation, or removal of a director.

If any of the nominees become unavailable at the time of the annual meetings to accept nomination or election as a director, the proxyholders named on the PG&E Corporation or Utility proxy card (as applicable) will vote for substitute nominees at their discretion.

The following pages provide information about the nominees for director, including principal occupations and directorships held during the past five years, certain other directorships, age, length of service as a director of PG&E Corporation and/or the Utility, and membership on Board committees. Information regarding each nominee’s ownership of PG&E Corporation and Utility stock is provided in the section entitled “Security Ownership of Management,” which begins on page 75.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR Each of the Nominees for Director Presented in This Joint Proxy Statement.

Nominees for Directors of PG&E Corporation and
Pacific Gas and Electric Company

The Boards select nominees for director, based on recommendations received from the Nominating and Governance Committee of the PG&E Corporation Board.

The Boards believe that each nominee for director is a qualified, dedicated, ethical, and highly regarded individual. The information provided below includes a chart and a description of each nominee’s specific experience, qualifications, attributes, and skills that indicate why that person should serve as a director of the applicable company, in light of the company’s business and structure. The Boards do not believe that each nominee must possess all of the characteristics shown in the chart below in order for each Board, as a whole, to function effectively.

Collectively, the distribution of the nominees’ experience, skills, and expertise, among other characteristics, reflects a balanced and multi-disciplinary Board, and appropriately meets the needs of the companies.

* Includes Christopher P. Johns, who is a nominee for the Utility only.

Lewis Chew
●	Age: 52
●	Director Since: September 2009
●	Current Board Committees: Public Policy (Chair); Audit; Executive
●	Current Position: Executive Vice President and Chief Financial Officer of Dolby Laboratories, Inc. (audio, imaging, and voice technologies) since June 2012

Prior Positions: Mr. Chew previously was Senior Vice President, Finance and Chief Financial Officer of National Semiconductor Corporation (design, manufacturing, and sale of semiconductor products) (2001 to 2011). Before that, he was a Partner and certified public accountant at KPMG, LLP (accounting firm), where he served mainly technology and financial institution clients.

Experience, Skills, and Expertise: As an executive of a large business customer in the Utility’s service area, Mr. Chew brings insights from a customer’s perspective to the Board. He has specific financial expertise and executive management and leadership skills gained from serving as a chief financial officer of other large public companies and as an audit partner at KPMG, LLP. He also has experience managing and overseeing all financial functions at a large public company, as well as information technology, manufacturing and supply chain, global facilities, investor relations, business planning, corporate controllership, strategic planning, business development, worldwide operations finance, and global internal audit functions.

Anthony F. Earley, Jr.
●	Age: 65
●	Director Since: September 2011 (PG&E Corporation); September 2012 (Utility)
●	Current Board Committees: Executive (Chair)
●	Current Position: Chairman of the Board, Chief Executive Officer (“CEO”), and President of PG&E Corporation since September 2011
●	Other Current Public Company Boards: Ford Motor Company since 2009 (serves on compensation committee, nominating and governance committee, and sustainability committee)

Prior Positions: Mr. Earley previously was Executive Chairman of DTE Energy Company (integrated energy company) (October 2010 to September 2011). He also served as that company’s Chairman of the Board and CEO (1998 to 2010) and President and CEO. Before joining DTE Energy Company, Mr. Earley served as President and Chief Operating Officer of Long Island Lighting Company (electric and gas utility in New York).

Prior Public Board Service During the Past Five Years: Masco Corporation (home improvement and building products and services) (2001 to 2012); DTE Energy Company (1994 to 2011).

Other Board Experience: Mr. Earley serves on the executive committee and the compensation committee of the Edison Electric Institute and is former Chairman of that association. He also serves as a director of the Nuclear Energy Institute and is a member of its executive committee and its organization and compensation committee.

Experience, Skills, and Expertise: Mr. Earley has extensive knowledge and experience across all aspects of the energy industry, including electric and gas utility operations, nuclear energy, and energy policy and regulation. He brings executive management, business, and civic leadership skills gained from a significant number of years as a CEO and a director of other large public companies.

Fred J. Fowler
●	Age: 69
●	Director Since: March 2012
●	Current Board Committees: Finance; Nuclear, Operations, and Safety
●	Current Position: Retired Chairman of the Board, Spectra Energy Partners, LP (master limited partnership that owns natural gas transmission and storage assets)
●

Other Current Public Company Boards: Spectra Energy Partners, LP since 2008 (serves on audit committee); Encana Corporation (natural gas producer) since 2010 (serves on corporate responsibility, environment, health and safety committee, and human resources and compensation committee); DCP Midstream Partners, LP (master limited partnership that owns, operates, acquires, and develops midstream energy assets) since 2015 (serves on audit committee and special committee)

Prior Positions: In addition to serving as Chairman of the Board of Spectra Energy Partners, LP (2008 to 2013), Mr. Fowler was President and Chief Executive Officer of Spectra Energy Corp (natural gas gathering and processing, transmission and storage, and distribution company) (2006 to 2008) and served as a director of that company. Before that, he held various executive positions with Duke Energy Corporation (gas and electric energy company) and its subsidiaries and predecessor companies, including President and Chief Operation Officer of Duke Energy.

Prior Public Board Service During the Past Five Years: Spectra Energy Corp (2006 to 2009), DCP Partners, LP (2007 to 2009).

Other Board Experience: Mr. Fowler is the former Chairman of the Board of the Interstate Natural Gas Association of America and a former director of the Gas Research Institute, the Gas Technology Institute, and the Institute of Nuclear Power Operations. Mr. Fowler also served on the board of TEPPCO Partners, LP (1998 to 2003).

Experience, Skills, and Expertise: Mr. Fowler brings extensive knowledge, experience, and skills in gas and electric utility operations, nuclear power, and regulatory matters. He brings leadership, management, and business skills developed as an executive and a director of numerous public and privately held companies.

Maryellen C. Herringer
●	Age: 71
●	Director Since: October 2005 (interim lead director of PG&E Corporation and the Utility and interim non-executive Chairman of the Utility Board from May to September 2011)
●	Current Board Committees: Nominating and Governance (Chair); Audit; Compensation; Executive
●	Current Position: Retired Executive Vice President, General Counsel, and Secretary of APL Limited (international transportation and logistics services company)
●

Other Current Public Company Boards: ABM Industries Incorporated (facilities services) since 1993 (non-executive Chairman of the Board; ex officio member of audit committee, compensation committee, corporate citizenship and communications committee, executive committee, and governance committee)

Prior Positions: Ms. Herringer held various executive positions at APL Limited and was responsible for overseeing the legal, risk management, corporate communications, human resources, internal audit, tax, and community affairs functions. Prior to joining APL Limited, she was a partner in the international law firm of Morrison & Foerster LLP, Senior Vice President and General Counsel of Transamerica Corporation (insurance and financial services), and a partner in the law firm of Orrick, Herrington & Sutcliffe LLP.

Other Board Experience: Ms. Herringer is a member of the boards of trustees of Mills College, Vassar College, and the San Francisco Museum of Modern Art.

Experience, Skills, and Expertise: Ms. Herringer brings leadership, business, legal, and management skills developed as an executive and a director of, and legal counsel to, other large public companies. Her specific expertise includes legal, corporate governance, risk management, and internal audit matters, as well as corporate transactions and mergers and acquisitions.

Christopher P. Johns
●	Age: 54
●	Director Since: February 2010 (Utility)
●	Current Board Committees: Executive (Utility)
●	Current Position: President of Pacific Gas and Electric Company since August 2009

Prior Positions: Prior to becoming President of the Utility, Mr. Johns held various executive positions at the Utility, including Senior Vice President, Financial Services (2009), Senior Vice President and Treasurer (2005 to 2009), Chief Financial Officer (2005 to 2007), and Vice President and Controller (1996 to 1999). He also held a number of executive positions at PG&E Corporation, including Chief Financial Officer (2005 to 2009). Before joining the Utility, Mr. Johns was a partner at KPMG Peat Marwick (accounting firm).

Other Board Experience: Mr. Johns is a member of the Board of Directors of Associated Electric & Gas Insurance Services Limited (AEGIS). In addition, he serves as Chair of the Board of Directors of the Western Energy Institute, Chair of the American Gas Foundation, and Co-Chair of the Edison Foundation Institute for Electric Innovation. He also serves on the Executive Committee of the Board of the American Gas Association, on the boards of directors of the Edison Electric Institute, The First Tee of San Francisco, and San Francisco RBI, and on the Board of Trustees of the San Francisco Ballet.

Experience, Skills, and Expertise: Mr. Johns brings a detailed knowledge of the Utility’s operations, including oversight of electric and gas operations, energy supply, information technology, shared services, strategy, and regulatory relations. He also has experience with the Utility’s and PG&E Corporation’s finance and accounting functions, along with management, leadership, and problem-solving skills gained in his years as an executive of PG&E Corporation and the Utility and as a partner at KPMG Peat Marwick. Mr. Johns is a graduate of the Massachusetts Institute of Technology Reactor Technology Course for Utility Executives.

Richard C. Kelly
●	Age: 68
●	Director Since: June 2013
●	Current Board Committees: Audit; Nuclear, Operations, and Safety
●	Current Position: Retired Chairman and Chief Executive Officer of Xcel Energy Inc. (utility supplier of electric power and natural gas service operating in eight Western and Midwestern states)
Prior Positions: Prior to serving as Chairman and Chief Executive Officer of Xcel Energy Inc. (2005 to 2011), Mr. Kelly held various executive positions at that company, including President, Chief Operating Officer, and Chief Financial Officer. Before the merger forming Xcel Energy Inc. in 2000, he held a variety of finance-related positions at predecessor companies New Century Energies and Public Service of Colorado.

Prior Public Board Service During the Past Five Years: Canadian Pacific Railway (transcontinental railway in Canada and the United States) (2006 to 2014); Xcel Energy Inc. (2004 to 2011).

Other Board Experience: Mr. Kelly is former Chairman of the Edison Electric Institute, a former board member of the Electric Power Research Institute and the Nuclear Energy Institute, and a former member of the National Petroleum Council and the National Advisory Council of the National Renewable Energy Laboratory. Mr. Kelly also was a director of BrightSource Energy, Inc. (solar thermal technology company) from 2011 to 2012. He currently serves as Chairman of the Board of Trustees of Regis University.

Experience, Skills, and Expertise: Mr. Kelly brings over 40 years of diverse energy experience and leadership as a utility industry executive. His specific expertise includes finance, mergers and acquisitions, utility operations, clean energy, and nuclear and renewable power.

Roger H. Kimmel
●	Age: 68
●	Director Since: January 2009
●	Current Board Committees: Finance; Nominating and Governance; Public Policy
●	Current Position: Vice Chairman of Rothschild Inc. (international investment banking firm) since January 2001
●

Other Current Public Company Boards: Endo International plc (global specialty healthcare company; formerly Endo Health Solutions Inc.) since May 2007 (non-executive Chairman of the Board; serves on nominating and governance committee (chair), and transactions committee; alternate member of audit committee and operations committee)

Prior Positions: Mr. Kimmel previously was a partner in the international law firm of Latham & Watkins LLP, where his practice focused on mergers and acquisitions, capital markets, and corporate governance matters.

Prior Public Board Service During the Past Five Years: Schiff Nutrition International, Inc. (vitamins and nutritional supplements company) (1996 to 2012).

Other Board Experience: Mr. Kimmel has been Chairman of the Board of Trustees of the University of Virginia Law School Foundation since 2009.

Experience, Skills, and Expertise: Mr. Kimmel’s investment banking work includes cross-border and domestic public company mergers and acquisitions, capital market transactions, corporate governance, and advising special committees of boards of directors. He brings business, finance, and legal skills, as well as leadership and problem-solving skills developed as an executive and a director of, and legal counsel to, other large public companies. His specific expertise includes corporate transactions, finance, investment banking, international business, corporate governance, and legal matters.

Richard A. Meserve
●	Age: 70
●	Director Since: December 2006
●	Current Board Committees: Nuclear, Operations and Safety (Chair); Nominating and Governance; Public Policy; Executive
●

Current Position: President Emeritus, Carnegie Institution of Washington (not- for-profit scientific research institution); Senior Of Counsel to the international law firm of Covington & Burling LLP since April 2004; consultant on nuclear matters

●	Other Current Public Company Boards: Duke Energy Corporation (gas and electric energy company) since 2015 (serves on nuclear oversight committee and regulatory policy and operations committee)

Prior Positions: Prior to serving as President of the Carnegie Institution of Washington (2003 to 2014), Dr. Meserve was Chairman of the U.S. Nuclear Regulatory Commission. He previously was a partner of Covington & Burling LLP. He also served as a member of the Blue Ribbon Commission on America’s Nuclear Future (chartered by the Secretary of Energy) (2010 to 2012), as legal counsel to President Carter’s science and technology advisor, and as a law clerk to Justice Harry A. Blackmun of the U.S. Supreme Court.

Other Board Experience: Dr. Meserve has been a director of Tri Alpha Energy, Inc. since 2012. He also serves as a member of the board of trustees of Universities Research Association, Inc. (consortium of research-oriented universities), and serves on the Council and Trust of the American Academy of Arts and Sciences and on the Council of the National Academy of Engineering.

Experience, Skills, and Expertise: Dr. Meserve brings technical, legal, regulatory, and public policy expertise in numerous areas, including nuclear power, energy policy, and climate change, as well as leadership and business skills developed as an executive and a director of, and an advisor to, national and international scientific, research, and legal organizations. He currently is co-chairman of the U.S. Department of Energy’s Nuclear Energy Advisory Committee and a member of the Secretary of Energy Advisory Board.

Forrest E. Miller
●	Age: 62
●	Director Since: February 2009
●	Current Board Committees: Audit (Chair); Compensation; Executive
●	Current Position: Retired Group President-Corporate Strategy and Development of AT&T Inc. (communications holding company)

Prior Positions: Prior to serving as Group President-Corporate Strategy and Development of AT&T Inc. (2007 to 2012), Mr. Miller served as Group President of AT&T Corp., the Global Enterprise division of AT&T Inc., and held a variety of executive positions at SBC Communications (communications holding company) and its predecessor Pacific Telesis Group.

Other Board Experience: Mr. Miller currently serves as a trustee of the Dallas Museum of Art and the Baylor Health Care System Foundation in Dallas, Texas.

Experience, Skills, and Expertise: Mr. Miller brings strategic management, leadership, and business skills developed as an executive of other large public companies in both regulated and competitive markets, as well as specific expertise in a number of areas, including strategic planning, business development, corporate finance, audit, mergers and acquisitions, government and regulatory affairs, and human resources.

Rosendo G. Parra
●	Age: 55
●	Director Since: September 2009
●	Current Board Committees: Finance; Nominating and Governance; Nuclear, Operations and Safety
●

Current Position: Retired executive of Dell Inc. (international information technology company); co-founder and Partner of Daylight Partners (technology-focused venture capital firm) since December 2007

●

Other Current Public Company Boards: Brinker International (casual restaurant dining company) since December 2004 (serves on compensation committee (chair) and governance and nominating committee); NII Holdings, Inc. (mobile communications services in Latin America) since October 2008 (serves on corporate governance and nominating committee (chair) and compensation committee)

Prior Positions: Mr. Parra previously held various executive and senior management positions at Dell Inc., including Senior Vice President for the Home and Small Business Group and Senior Vice President and General Manager, Dell Americas. In those roles, he led Dell Inc.’s activities in the Americas, including marketing, sales, manufacturing, logistics/distribution, call center operations, and services to all customer segments in the Americas.

Experience, Skills, and Expertise: Mr. Parra brings business management, leadership, and problem-solving skills developed as an executive and a director of other large public companies, and specific experience in various areas, including technology, product development, manufacturing, sales, marketing, and customer service.

Barbara L. Rambo
●	Age: 62
●	Director Since: January 2005
●	Current Board Committees: Finance (Chair); Compensation; Nominating and Governance; Executive
●	Current Position: Chief Executive Officer of Taconic Management Services (management consulting and services company) since October 2009
●

Other Current Public Company Boards: West Marine, Inc. (boating specialty retailer) since November 2009 (lead independent director; serves on nomination and governance committee (chair), compensation committee, and audit and finance committee)

Prior Positions: Ms. Rambo has held various executive positions with companies in the financial services and technology sectors. Prior to joining Taconic Management Services, she was CEO, Vice Chair, and a director of Nietech Corporation (consumer payments technology company) (2002 to 2009). She previously was CEO of Open Close Technologies (financial services technology company) (2000 to 2002). She assumed that position after holding a number of executive positions at Bank of America, including head of National Commercial Banking.

Prior Public Board Service During the Past Five Years: International Rectifier Corporation (power management technologies) (2009 to 2015).

Other Board Experience: MUFG Union Bank, N.A. and MUFG Americas Holdings Corporation (Mitsubishi UFJ Financial Group - corporate, commercial, and retail banking, wealth management, investment banking).

Experience, Skills, and Expertise: Ms. Rambo brings leadership and business skills developed as an executive and a director of other large public companies, with a focus on the financial services and technology sectors, and specific experience in various areas, including corporate finance, capital markets, sales and marketing, operations, and executive management.

Anne Shen Smith
●	Age: 61
●	Director Since: February 2015
●	Current Board Committees: Nuclear, Operations, and Safety; Public Policy
●

Current Position: Retired Chairman and Chief Executive Officer of Southern California Gas Company (natural gas utility subsidiary of Sempra Energy serving southern California and portions of central California)

Prior Positions: Prior to serving as Chairman and Chief Executive Officer of Southern California Gas Company (SoCalGas) (2012 to 2014) and President of SoCalGas (2012), Ms. Smith held various executive positions at that company, including Chief Operating Officer (2010 to 2012), Senior Vice President – Customer Services (2004 to 2010), and Vice President of Environment and Safety. She also served as Senior Vice President – Customer Services of San Diego Gas & Electric Company (natural gas and electric utility subsidiary of Sempra Energy serving San Diego County, California and a portion of Orange County, California) during her tenure in that position for SoCalGas (2004 to 2010).

Prior Public Board Service During the Past Five Years: Southern California Gas Company (2012 to 2014).

Other Board Experience: Ms. Smith currently serves as a director on the boards of the California League of Conservation Voters Education Fund and the Asian Americans Advancing Justice – Los Angeles. She previously served on the boards of directors for the American Gas Association, the Coalition for Clean Air, the Southern California Leadership Council, the UC Davis Energy Efficiency Center, and the Hank Lacayo Institute for Workforce and Community Studies.

Experience, Skills, and Expertise: Ms. Smith brings over 36 years of diverse energy experience and leadership as a utility industry executive. Her specific expertise includes utility operations, marketing, public affairs, strategic planning, regulatory affairs, customer care, and clean energy.

Barry Lawson Williams
●	Age: 70
●	Director Since: December 1996, and lead director since May 2014 (PG&E Corporation); September 1990, and independent non-executive Chairman of Board since May 2014 (Utility)
●	Current Board Committees: Compensation (Chair); Audit; Finance; Executive
●	Current Position: Retired Managing General Partner and President of Williams Pacific Ventures, Inc. (business investment and consulting) since 1987
●

Other Current Public Company Boards: CH2M Hill Companies, Ltd. (engineering) since 1996 (serves on audit committee (chair), compensation committee, and risk committee); Navient (loan management, servicing, and asset recovery; formerly SLM Corporation) since 2000 (serves on finance and operations committee (chair), compensation and personnel committee, and executive committee).

Prior Positions: Mr. Williams has been a general partner in various real estate joint ventures located primarily within the Utility’s service territory.

Prior Public Board Service During the Past Five Years: The Simpson Manufacturing Company Inc. (building construction products) (1994 to 2014); Ameron International Corporation (multi-national manufacturer of highly engineered products and materials for the chemical, industrial, energy, transportation, and infrastructure markets) (2010 to 2011); R.H. Donnelley Corporation (marketing services company) (1998 to 2010).

Other Board Experience: The Northwestern Mutual Life Company (life and disability insurance and annuities) since 1986 (serves on operations, technology, and marketing committee (chair)).

Experience, Skills, and Expertise: Mr. Williams brings management, leadership, and business skills developed as an executive and a director of numerous public and privately held companies. He has experience in numerous areas, including financial, audit, engineering, construction, real estate, and environmental matters, as well as mediation expertise. Mr. Williams’ involvement in the local community provides a valuable perspective on the Utility’s customer base. He also has an in-depth knowledge of PG&E Corporation and the Utility.

Corporate Governance

PG&E Corporation and the Utility are committed to good corporate governance practices that provide a framework within which the Boards and management of PG&E Corporation and the Utility can pursue the companies’ business objectives. The foundation for these practices is the independent nature of each Board and its fiduciary responsibility to the company’s shareholders. These practices are reviewed against industry trends and input from the companies’ top institutional investors.

Corporate Governance Guidelines

Corporate governance practices are documented in Corporate Governance Guidelines (“Guidelines”) that are adopted by the Boards of PG&E Corporation and the Utility. The Guidelines are reviewed and updated from time to time as recommended by the Nominating and Governance Committee of the PG&E Corporation Board. Other corporate governance practices also are set forth in the charters of the various committees of the PG&E Corporation and Utility Boards.

Board Leadership Structure

Chairman of the Board - Duties

At both PG&E Corporation and the Utility, the Chairman of the Board is a member of the Board of Directors. The primary duty of the Chairman is to preside over meetings of the Board, including special meetings. The Chairman also is consulted regarding nominees for the Board and the composition and chairmanship of Board committees. If the Chairman is not an independent director, then following each executive session meeting of the independent directors, the lead director, or his or her designee, has a discussion with the Chairman regarding the executive session meeting.

Independent Lead Director; Executive Session Meetings

At each company, if the Chairman is not independent, then the independent directors must elect an independent lead director. The lead director, when one is appointed, is elected from among the independent chairs of the standing PG&E Corporation and Utility Board committees. The lead director must have at least one year of experience as a director of the respective company, serves a term of three years (as lead director), and may be re-elected to consecutive terms. Specific duties for the lead director are substantially similar at both companies.

Currently, Barry Lawson Williams serves as the independent lead director of PG&E Corporation, and as the independent non-executive Chairman of the Utility. Mr. Williams has served in those capacities since May 12, 2014. Mr. Williams replaced C. Lee Cox in those roles upon Mr. Cox’s retirement from the Boards following the May 12, 2014 annual meeting.

The lead director acts as a liaison between management (including any executive Chairman) and the independent directors, presides at all Board meetings at which the Chairman is not present, and has authority to call special meetings of the independent directors.

The lead director presides over the executive session meetings at all regularly scheduled meetings of the companies’ Boards. Each such executive session meeting has an agenda that includes standing items for discussion by the independent directors without management present. These executive session meetings are used to, among other things, review the performance of the PG&E Corporation CEO, review executive development for management succession planning, discuss corporate governance issues, and provide feedback to the CEO.

The lead director also actively participates in the planning of the regular meetings of the Boards, including suggesting and reviewing agenda topics and approving information sent to the Boards.

The lead director may receive written communications (in care of the Corporate Secretary) from the companies’ shareholders and other interested parties. The lead director also is available for consultation and direct communication with major shareholders.

Board Leadership Structure: Chairman of the Board and CEO

PG&E Corporation and the Utility each believe that it is in the best interests of the company and its shareholders to have a flexible rule regarding whether the offices of Chairman and CEO should be separate. When a vacancy occurs in the office of either the Chairman or the CEO, the applicable Board will consider the circumstances existing at that time and will determine whether the role of Chairman should be separate from that of the CEO and, if the roles are separate, whether the Chairman should be elected from management or from among the non-management directors. In addition, at least annually, each Board reviews the respective company’s Board leadership structure to assess whether it is appropriate.

In the past, PG&E Corporation and the Utility each have had both combined and separate Chairman and CEO positions. In each case, the applicable Board was able to consider all eligible directors and not exclude any eligible candidate from consideration for the position of Chairman. More recently, when the positions have been combined, each company also has had a strong and independent lead director.

PG&E Corporation - At PG&E Corporation, the positions of Chairman and CEO are combined. Anthony F. Earley, Jr. has served as the Chairman, CEO, and President of PG&E Corporation since September 13, 2011. The PG&E Corporation Board believes that having Mr. Earley serve concurrently as PG&E Corporation’s Chairman and CEO is the appropriate Board leadership structure at this time, even after considering the fact that approximately 33 percent of the shares voted at the 2013 annual meeting supported a shareholder proposal to separate the positions of Chairman and CEO. Among other things, Mr. Earley’s extensive utility and leadership experience allows him to serve as an effective link between the Board and management, and to raise key issues (including those related to various business risks overseen by the Board) and stakeholder interests to the Board’s attention. Because the CEO bears primary responsibility for managing PG&E Corporation’s day-to-day business, he is well positioned to chair regular Board meetings and help ensure that key business issues at PG&E Corporation and its subsidiaries and stakeholder interests are addressed by the Board. Mr. Williams, the current independent lead director, brings a wealth of experience as a director of PG&E Corporation and the Utility, much like his predecessor, Mr. Cox. Mr. Williams’ extensive knowledge of PG&E Corporation complements Mr. Earley’s deep operational and executive experience in the utility industry. Further, the presence of an independent lead director at PG&E Corporation enhances the Board’s authority to act independently from management, notwithstanding the fact that the Chairman also is an executive officer of the company.

Pacific Gas and Electric Company - At the Utility, the positions of Chairman and principal executive officer are separated. Christopher P. Johns is President of the Utility, serving as the principal executive officer, and Barry Lawson Williams is the independent non-executive Chairman. The Utility Board believes that by separating the roles of Chairman and principal executive officer, the Utility is able to benefit from the complementary skill sets and business experiences of the independent non-executive Chairman (Mr. Williams) and the President (Mr. Johns). As a subsidiary of PG&E Corporation, the Utility also benefits from Mr. Earley’s position as Chairman and CEO of PG&E Corporation. Mr. Earley, however, may not serve in either capacity at the Utility. In conformance with certain rules of the California Public Utilities Commission, the same individual may not serve as Chairman of the Board, CEO, or President, or in a functionally equivalent position, of both PG&E Corporation and the Utility.

Board and Director General Independence and Qualifications

Both PG&E Corporation’s Board and the Utility’s Board have satisfied each Board’s objective that at least 75 percent of the directors should be independent, as defined in that company’s Guidelines. The New York Stock Exchange (“NYSE”) rules also require that a majority of PG&E Corporation’s directors be independent, as defined by the NYSE, and that independent directors meet regularly. The Utility Board is exempt from NYSE MKT LLC (“NYSE MKT”) rules requiring that at least a majority of the directors meet the stock exchange’s definition of “independent director” because PG&E Corporation holds approximately 96 percent of the voting power of the Utility and the Utility is a “controlled subsidiary.” The definition of “independence” in each company’s Guidelines is more stringent than, and fully satisfies, the applicable NYSE and NYSE MKT definitions. The definition of independence is set forth in each company’s Guidelines, which are available on each company’s website (see “Website Availability of Governance Documents” on page 80).

The Boards of PG&E Corporation and the Utility each have affirmatively determined that each of the following directors has been independent while serving on the Boards: Lewis Chew, C. Lee Cox, Fred J. Fowler, Maryellen C. Herringer, Richard C. Kelly, Roger H. Kimmel, Richard A. Meserve, Forrest E. Miller, Rosendo G. Parra, Barbara L. Rambo, Anne Shen Smith, and Barry Lawson Williams. During the period of the individual’s service on the Boards, he or she:

●	Has not had any relationship with either PG&E Corporation or the Utility that would interfere with the exercise of independent judgment,
●	Has been “independent” as defined by applicable NYSE and NYSE MKT rules, and
●	Has satisfied each of the categorical standards adopted by the Boards for determining whether a specific relationship is “material” and a director is independent.

In the process of determining each director’s independence, the Boards considered transactions between PG&E Corporation or the Utility and their respective directors and their immediate family members, and certain entities with which the directors or their immediate family members were affiliated. These transactions only involved the Utility’s provision of utility services at rates or charges fixed in conformity with law or governmental authority, which the Boards determined were not material and did not affect the director’s independence.

Board Committee Duties

The Boards of PG&E Corporation and the Utility have numerous standing committees, which are described below. For each of these committees, the applicable company’s Board has adopted a formal charter that sets forth the committee’s duties and responsibilities; the charters are available on the companies’ websites (see “Website Availability of Governance Documents” on page 80).

Where a Committee exists at PG&E Corporation only, that committee’s responsibilities include assisting and advising the Utility Board on matters within the Committee’s scope of responsibility.

COMMITTEE NAME	COMPANY	PRIMARY DUTIES/SCOPE OF RESPONSIBILITY
Executive	PG&E Corporation and Utility	Exercises powers and performs duties of the applicable Board, subject to limits imposed by state law.
Audit[1]	PG&E Corporation and Utility
Oversees:
●Integrity of the company financial statements, and financial and accounting practices
●Internal controls, and external and internal auditing programs
●Selection and oversight of the companies’ independent registered public accounting firm (“independent auditor”)
●Business ethics and compliance
●Related party transactions
●With the assistance of other board committees, risk management and assessment

Compensation	PG&E Corporation
Oversees matters relating to compensation and benefits, including:
●Compensation for non-employee directors
●Development, selection, and compensation of policy-making officers
●Management evaluation and officer succession
●Employment, compensation, and benefits policies and practices
●Potential risks arising from compensation policies and practices
●Retention and oversight of the Committee’s independent compensation consultants, legal counsel, or other advisors

____________________

[1]     Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Finance	PG&E Corporation
Oversees matters relating to financial planning, policies, and risk, including:
●Strategic plans and initiatives
●Financial and investment plans and strategies(2)
●Dividend policy
●Proposed capital projects and divestitures
●Financing plans
●Use of derivative instruments
●Major commercial banking, investment banking, financial consulting, insurance, and other financial relationships
●Major financial risk exposures

Nominating and Governance	PG&E Corporation
Oversees matters relating to selection of directors and corporate governance, including:
●Recommending Board candidates, including reviewing skills and characteristics required of Board members
●Selection of the chairmanship and membership of Board committees, and the nomination of a lead director of each company’s Board, if necessary
●Corporate governance matters, including the companies’ governance principles and practices, and the review of shareholder proposals
●Evaluation of the Boards’ performance and effectiveness

Nuclear, Operations, and Safety	PG&E Corporation
Oversees matters relating to safety, operational performance, and compliance issues related to the Utility’s nuclear, generation, gas and electric transmission, and gas and electric distribution operations and facilities (“Operations and Facilities”), including:
●Principal risks arising out of the Operations and Facilities, the process used by management to analyze and identify these risks, and the effectiveness of programs to manage or mitigate these risks
●Utility’s goals, programs, policies, and practices with respect to promoting a strong safety culture
●Periodically visiting the Utility’s nuclear and other operating facilities

Public Policy	PG&E Corporation
Oversees public policy, sustainability, and corporate responsibility issues that could affect customers, shareholders, or employees, including:
●Environmental protection, quality, and compliance
●Community investment programs, activities, and contributions
●Political contributions and political activities
●Workforce diversity, inclusion, and development
●Supplier diversity

(2)	Each year, the Finance Committee presents for the PG&E Corporation and Utility Boards’ review and concurrence (1) a multi-year outlook for PG&E Corporation and its subsidiaries that, among other things, summarizes projected financial performance and establishes the basis for the annual budget, and (2) an annual financial performance plan that establishes financial objectives and sets operating expense and capital spending budgets that reflect the first year of the approved multi-year outlook. Members of the Boards receive a monthly report that compares actual to budgeted financial performance and provides other information about financial performance.

Committee Membership/Independence/Qualifications

The current membership of PG&E Corporation’s and the Utility’s standing Board committees is shown in the table below.

	Executive Committees	Audit Committees	Compensation Committee	Finance Committee	Nominating and Governance Committee	Nuclear, Operations, and Safety Committee	Public Policy Committee
Independent Non-Employee Directors:
L. Chew(1)	X	X					X*
F. J. Fowler				X		X
M. C. Herringer	X	X	X		X*
R. C. Kelly(1)		X				X
R. H. Kimmel				X	X		X
R. A. Meserve	X				X	X*	X
F. E. Miller(1)	X	X*	X
R. G. Parra				X	X	X
B. L. Rambo	X		X	X*	X
A. S. Smith						X	X
B. L. Williams(1)(2)	X	X	X*	X
Employee Directors:
A. F. Earley, Jr.	X*
C. P. Johns(3)	X
Number of Meetings in 2014 (PG&E Corporation/Utility where applicable)	0/0	5/5	5	5	7	5	4
____________________

*	Committee Chair
(1)	Independent audit committee financial expert, as defined by the Securities and Exchange Commission (“SEC”) and applicable stock exchanges, and as determined by the Boards. Background information on each audit committee financial expert can be found in the director biographies beginning on page 4.
(2)	Independent lead director of PG&E Corporation and independent non-executive Chairman of the Board of the Utility.
(3)	Member of the Utility Executive Committee only.

Committee Membership Requirements

Each of the permanent standing committees (other than the Executive Committees) must be composed entirely of independent directors, as defined in the applicable company’s Guidelines and the Committee’s charters. In addition, the Audit Committees, the Compensation Committee, and the Nominating and Governance Committee must be composed entirely of independent directors, as defined by the NYSE. Because the Utility lists preferred stock on the NYSE MKT, and because PG&E Corporation holds approximately 96 percent of the voting power of the Utility such that the Utility is a “controlled subsidiary” of PG&E Corporation, the Utility is not subject to NYSE MKT rules that otherwise would require that the Utility’s Board committees responsible for executive compensation and governance be comprised of “independent” directors, as defined by NYSE MKT, and impose requirements on the Utility’s director nomination and compensation-setting processes.

Each member of the Audit Committees and each member of the Compensation Committee also must meet heightened independence rules established by SEC rules regarding audit committee independence, or applicable NYSE requirements regarding compensation committee members.

Each member of the Audit Committees also must be financially literate, and at least one member of each Audit Committee also must have accounting and related financial management expertise and financial sophistication.

Each company’s committees satisfy the applicable independence and qualification standards described above.

Compensation Committee Interlocks and Insider Participation

C. Lee Cox served as interim Chairman, CEO, and President of PG&E Corporation from May 1 to September 12, 2011, following the retirement of the former PG&E Corporation CEO and prior to the election of Anthony F. Earley, Jr. as Chairman, CEO, and President of PG&E Corporation. During that period, Mr. Cox did not serve on the Compensation Committee. In September 2011, following his resignation as interim Chairman, CEO, and President of PG&E Corporation, Mr. Cox rejoined the Compensation Committee as an independent member, and served on the Compensation Committee until his retirement on May 12, 2014.

Director Service on Other Public Company Boards

If a director is considering serving on the board of another public company (in addition to PG&E Corporation, the Utility, and their respective subsidiaries), that director must inform the Chair of the PG&E Corporation Nominating and Governance Committee and the Chairman of the Board of PG&E Corporation and/or the Utility, as applicable, before accepting membership on any such board. Unless otherwise approved by the applicable Board, (1) a director may not serve on more than three public company boards (in addition to the PG&E Corporation and Utility Boards), and (2) a director who is the principal executive officer of a public company (including PG&E Corporation and the Utility) may not serve on more than two public company boards in addition to the board of his or her employer. For these purposes, the boards of PG&E Corporation and the Utility would count as one board.

If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than PG&E Corporation, the Utility, and their respective subsidiaries, that Committee member must inform the applicable company’s Board. In order for that member to continue serving on the PG&E Corporation and Utility Audit Committees, each Board must affirmatively determine that the simultaneous service does not impair that committee member’s ability to serve effectively on the applicable Audit Committee.

All members of the Boards comply with the above policies regarding service on other public company boards, as well as on audit committees of other public company boards.

Director Meeting Attendance During 2014

During 2014, there were 10 meetings of the PG&E Corporation Board and 31 meetings of the PG&E Corporation standing Board committees. Each incumbent PG&E Corporation director attended at least 90 percent of the total number of applicable Board and Board committee meetings held during the period of his or her service on the Board and Board committees during 2014.

During 2014, there were 10 meetings of the Utility Board and 5 meetings of the Utility standing Board committees. Each incumbent Utility director attended at least 90 percent of the total number of applicable Board and Board committee meetings held during the period of his or her service on the Board and Board committees during 2014.

Each member of the Board of PG&E Corporation or the Utility is expected to attend that company’s annual meetings. With the exception of one director, all 11 then-current directors attended PG&E Corporation’s 2014 annual meeting, and all 12 then-current directors attended the Utility’s 2014 annual meeting.

Director Nomination Process

The Boards of PG&E Corporation and the Utility each select nominees for director based on recommendations received from the Nominating and Governance Committee. The Committee’s recommendations are based upon a review of the qualifications of Board candidates and consultation with the Chairman of PG&E Corporation or the Utility, as applicable, and the PG&E Corporation CEO.

Qualifications and Characteristics

The Nominating and Governance Committee’s goal is to create for each company a balanced and multi-disciplinary Board composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the company’s operations, understand the complexities of the company’s business environment, and possess capabilities to provide valuable insight and oversight.

In conducting this review, the Committee considers factors such as diversity, age, skills, and any other factors that it deems appropriate, and annually reviews and recommends to the Boards the appropriate skills and characteristics required of Board members, given the current composition and needs of each company’s Board. In addition to the skills and characteristics noted above, for 2014, the Committee also considered the extent to which the nominees (both individually and as a group) possessed the experience, skills, and expertise shown in the chart on page 3.

Under the retirement policy adopted by each company’s Board, the Boards may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 72. However, this policy may be waived if the Committee and the applicable company’s Board determine that it is in the best interests of the company to renominate a director who is 72 years old or older.

In general, the Nominating and Governance Committee will recommend, and the Boards will re-nominate, an existing director for re-election if, among other things, the Committee and Board each believe that the individual would continue to be a productive and effective contributor to the Board, and that his or her continued service would serve the best interests of the company.

With respect to diversity, the Committee seeks a range of different backgrounds, perspectives, skills, and experiences. Although there is no set policy regarding diversity of nominees for director, the Committee and the Boards annually review the diversity of the director nominees and the extent to which diverse backgrounds, perspectives, skills, and experiences are represented by the members of the Boards.

Sources of Nominees

The Nominating and Governance Committee accepts recommendations for director nominees from a variety of sources, including executive search firms, shareholders, management, and Board members. The Committee reviews all recommended candidates for nomination at the annual meetings and uses the same review criteria for all candidates. During 2014, the Committee retained Korn/Ferry International to assist the Committee’s evaluation of certain potential director nominees, including by performing appropriate due diligence on such candidates.

Shareholders may recommend a person for the Committee to consider as a nominee for director of PG&E Corporation or the Utility, as applicable, by writing to that company’s Corporate Secretary. Each recommendation must include:

1.	A brief description of the candidate,
2.	The candidate’s name, age, business address, and residence address,
3.	The candidate’s principal occupation and the class and number of shares of the company’s stock owned by the shareholder and the candidate,
4.	Any other information that would be required under the rules of the SEC in a proxy statement listing the candidate as a nominee for director, and
5.	Any material interest that the shareholder has in the candidate’s nomination.

Recommended candidates may be required to provide additional information.

Executive Compensation-Setting Process

Details regarding the compensation-setting process can be found below, as well as in the Compensation Discussion and Analysis section beginning on page 34.

Executive Officer Compensation

Each year, the independent members of the applicable Board, based on the PG&E Corporation Compensation Committee’s advice and recommendation, approve the amounts of total target compensation for the CEO of PG&E Corporation and the CEO or the President of the Utility. Such approvals are made following a review of comparative data and advice from the Committee’s independent compensation consultant. The Committee also approves the amounts of total target compensation for all senior executive officers based upon a review of comparative data, advice from its independent compensation consultant, and recommendations from the PG&E Corporation CEO. The Committee uses comparative data throughout the year to set the total target compensation of new executive officers. The Committee also reviews other benefits provided to executive officers.

The PG&E Corporation Board has delegated to the Compensation Committee the authority to administer the PG&E Corporation 2006 Long-Term Incentive Plan (“2006 LTIP”) and its successor plan, the PG&E Corporation 2014 Long-Term Incentive Plan (“2014 LTIP”) (together, the “LTIPs”), under which equity-based awards have been made. In addition, the PG&E Corporation Board has delegated to the PG&E Corporation CEO the authority to grant LTIP awards to certain eligible participants within the guidelines adopted by the Committee.

The PG&E Corporation CEO generally attends a portion of each Compensation Committee meeting, but excuses himself from the Committee’s deliberations or decisions with respect to his pay. At the Committee’s request, the CEO reviews with the Committee the performance of the other officers named in the Summary Compensation Table (the “named executive officers” or “NEOs”). The CEO also recommends adjustments, if any, in base pay, annual incentive awards, and LTIP awards for the other NEOs.

These recommendations are given appropriate weight by the Committee in the compensation-setting process, given the CEO’s direct knowledge of the performance and contributions of each NEO. The Committee may exercise its discretion to accept, reject, or modify the CEO’s recommendations based on the Committee members’ collective assessment of the NEOs’ performance and pay position relative to the peer group, as well as PG&E Corporation’s overall financial and operating performance.

The Compensation Committee may delegate its authority with respect to ministerial matters under the LTIPs to the PG&E Corporation CEO or the PG&E Corporation Senior Vice President, Human Resources.

The PG&E Corporation Board has delegated to the PG&E Corporation CEO the authority to approve compensation, within guidelines approved by the Compensation Committee, to lower-level officers and to non-officer employees. With respect to annual equity awards, such Committee-approved guidelines include the LTIP award value ranges for different categories of employees, and the terms and conditions of all LTIP awards to be made during the year. The guidelines also specify the grant date for annual LTIP awards. Actual awards are generally made within the range of target LTIP values previously approved by the Committee.

Consultants and Advisers

The Compensation Committee retains an independent compensation consultant to advise on compensation programs and practices, including pay levels for non-employee directors and for officers. Under a policy adopted by the Committee, this consultant must be “independent,” i.e., (1) the consultant must be retained by, and report solely to, the Compensation Committee, and (2) the consultant and its affiliates may not perform any work for PG&E Corporation or its affiliates, except at the request of the Committee or its Chair, and in the capacity of the Committee’s agent.

For establishing compensation paid for 2014, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FWC”) as its independent consultant. FWC did not provide services to management of PG&E Corporation, the Utility, or their affiliates, although FWC has maintained a working relationship with management in order to fulfill FWC’s primary role as adviser to the Compensation Committee. FWC is a nationally recognized independent firm providing consulting assistance to corporations in order to develop compensation programs for senior executives, key employees, and boards of directors. FWC was first selected as the Compensation Committee’s independent consultant for 2010, following the Committee’s review of numerous candidate firms.

During 2014, FWC advised the Compensation Committee on the following matters:

●	Non-employee director compensation,
●	Executive compensation competitive market,
●	Executive compensation emerging trends and best practices,
●	Shareholder advisory firms’ pay and performance analyses,
●	Proxy statement disclosures relating to compensation,
●	Severance and change-in-control practices and policies, and
●	Corporate governance best practices relating to compensation.

In the third quarter of 2014, as part of a general process of refreshing the companies’ governance over executive compensation, the Compensation Committee solicited bids for firms to serve as the Committee’s executive compensation consultant with respect to executive compensation to be paid in 2015.

At the end of this bid process, the Committee selected Pay Governance, LLC (“Pay Governance”) as its independent executive compensation consultant relating to executive compensation starting in 2015. During the last quarter of 2014, Pay Governance advised the Compensation Committee on the following matters:

●	Executive compensation competitive market,
●	Executive compensation emerging trends and best practices,
●	Shareholder advisory firms’ pay and performance analyses,
●	Compensation risk analysis,
●	Proxy statement disclosures relating to compensation, and
●	Corporate governance best practices relating to compensation.

The Compensation Committee determined that no conflicts of interest were raised by the work of FWC or Pay Governance during 2014.

The Compensation Committee also has discretion to engage other compensation consultants, as well as legal counsel and other advisers, although it did not do so during 2014. The Committee takes into account such advisers’ and consultants’ independence, and whether the work of any compensation consultants will raise any conflict of interest. PG&E Corporation pays the reasonable compensation costs for any such advisers.

Management also may retain compensation consultants to assist management and the Compensation Committee in connection with compensation matters.

Shareholder Outreach

PG&E Corporation and the Utility believe that it is important to provide shareholders with the means to provide input on PG&E Corporation’s executive compensation programs and the clarity of the company’s disclosures regarding such programs.

Prior to the SEC ruling that required large public companies to provide advisory say-on-pay votes, in 2010 PG&E Corporation and the Utility each began providing its shareholders with the right to cast an annual advisory vote on the compensation paid to the company’s NEOs.

PG&E Corporation is committed to investor engagement and listening to investor views on corporate governance matters and executive compensation policies and programs. Management has made it a practice to contact PG&E Corporation’s top institutional investors on a regular basis to discuss corporate governance trends and issues that are of interest to them.

Risk Management

PG&E Corporation and the Utility continue to review and refine the approach to the companies’ risk management programs. In 2011, the companies expanded their Enterprise Risk Management program to examine all enterprise and operational company risks, and to increase Board review of risk management. The program was renamed as the Enterprise and Operational Risk Management (“EORM”) program in 2013 to reflect its expanded scope. At that time, risk management was integrated into the companies’ planning and budgeting process, which leads to the identification of specific enterprise risks for review and oversight by the PG&E Corporation and Utility Boards of Directors.

As described below, the companies’ risk management governance structures allow risks to be investigated both under a Board-directed review process and also from a “bottoms-up” approach that allows operational experts to add their knowledge and identify emerging issues for the companies.

Board-Level Duties

As part of their oversight functions, the PG&E Corporation and Utility Boards generally oversee the companies’ risk management policies and programs; however, management has day-to-day responsibility for assessing and managing exposure to various risks. Enterprise risks are reviewed regularly by the Boards’ Audit Committees and oversight for specific risk categories is allocated to various Board committees, consistent with the substantive scope of each committee’s charter. Each such committee provides a report of its activities to the applicable Board.

The Boards and their respective committees have specific oversight responsibility for risk management in the following areas:

●	The Boards evaluate risks associated with major investments and strategic initiatives, with assistance from the PG&E Corporation Finance Committee.
●	The Boards oversee the implementation and effectiveness of the compliance and ethics programs to monitor compliance with laws, regulations, policies, and programs, with assistance from the PG&E Corporation and Utility Audit Committees.
●

Each company’s Audit Committee discusses the guidelines and policies that govern the processes for assessing and managing major risks (including the EORM program that is discussed in more detail below), allocates to other Board committees the specific responsibility to oversee identified enterprise risks, generally oversees regulatory and legal compliance risks, and considers risk issues associated with overall financial reporting and disclosure processes.

●

The PG&E Corporation Finance Committee discusses risk exposures related to energy procurement, including energy commodities and derivatives, and other enterprise risks, as assigned by the Audit Committees.

●

The PG&E Corporation Nuclear, Operations, and Safety Committee discusses risks related to the safety of the Utility’s nuclear, electric, gas, and other operations and facilities, and oversees other enterprise risks, as assigned by the Audit Committees.

●	The PG&E Corporation Compensation Committee oversees potential risks arising from the companies’ compensation policies and practices.

Other risk oversight responsibilities also have been allocated, consistent with the overall substantive scope and duties of each Board and their respective committees.

This allocation of Board-level risk oversight was last reviewed by the PG&E Corporation and Utility Audit Committees in April 2014.

The Boards’ role in risk oversight has had no significant effect on either Board’s leadership structure.

Management-Level Duties

Management has the day-to-day responsibility for assessing and managing PG&E Corporation’s and the Utility’s exposure to various risks. Currently, risk is managed in three broad categories: enterprise and operational risk (e.g., public and employee safety, customer service, and other operational risks), compliance risk (e.g., legal and regulatory requirements), and market and credit risk (e.g., energy commodity risk).

With respect to supporting the Boards’ oversight activities:

●

Management provides various reports to the Boards and their respective committees regarding different elements of corporate risk management programs and activities, as requested by the Boards and the committees.

●

The companies’ EORM program identifies and evaluates potential risks facing the enterprise, and nominates specific enterprise risks for Board-level oversight. The EORM program as a whole is implemented by management and overseen by the PG&E Corporation and Utility Audit Committees, which assign Board-level responsibility for oversight of specific enterprise risks to committees of either company’s Board.

●

Each line of business (“LOB”) within the companies has its own risk and compliance committee. These LOB committees review all major enterprise, operational, and compliance risk within that LOB (including public safety), review and approve risk analysis and mitigation strategies, and track mitigation progress and results. Each LOB risk and compliance committee is led by a senior officer and must include the LOB risk manager and compliance manager, and risk and compliance representatives of the Chief Risk and Audit Officer’s organization.

●

All LOBs review their risks with the entire senior management team as part of the companies’ integrated multi-year planning process. Following calibration with the senior management team, these risks become an important factor in the development of each LOB’s strategy and budget proposals. The integrated planning cycle is an annual process designed to analyze the companies’ top risks, prioritize management activities, and identify the related investments and revenue requirements that effectively mitigate those risks.

●

PG&E Corporation and the Utility each have a Chief Risk and Audit Officer who functionally reports to the PG&E Corporation and Utility Audit Committees. The Chief Risk and Audit Officer attends Board and Board committee meetings and provides regular reports regarding various aspects of the companies’ risk management policies, programs, and activities.

Compensation Risk Analysis

The Compensation Committee’s independent compensation consultant assists the companies with a review of the design of PG&E Corporation’s and the Utility’s incentive plans relative to general compensation plan risk factors (or the potential for unintended consequences).

The companies examined the overall compensation pay structure, the overall mix of compensation vehicles, the structure of the incentive plans in particular, and other company pay plans. With respect to incentive plan structure, the companies specifically examined target and maximum compensation in each plan, the nature and mix of performance measures, governance structure, and the risk of earnings manipulation posed by the incentive structure, and the extent to which the NEO pay program rewards short-term decisions at the risk of long-term performance. The companies also generally considered other compensation policies (such as clawback and anti-hedging policies), other compensation plans relating to severance and change-in-control benefits, and compensation governance.

For 2014, Pay Governance concluded that there were no material issues found regarding the companies’ executive pay programs, and that the design of the companies’ incentive pay plans pose a low likelihood of incentivizing employees to engage in behaviors that are likely to have a material adverse effect on the company.

To further ensure appropriate incentive metrics, the Compensation Committee also receives advice regarding appropriate safety and operational incentive measures from the Nuclear, Operations, and Safety Committee.

Based on the foregoing, PG&E Corporation and the Utility concluded that the risks arising from the companies’ overall compensation policies and practices are not reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

Board Oversight of Political Contributions and Advocacy

The PG&E Corporation Public Policy Committee reviews PG&E Corporation’s and the Utility’s political contributions and recommends Board approval limits for political contributions from the companies to candidates, measures, initiatives, political action committees, and certain other organizations that may engage in activities involving elections. The Boards are apprised of significant advocacy efforts taken by the companies. The Public Policy Committee also directs preparation of an annual report summarizing political contributions and certain other expenditures made by the companies during the preceding year. Additional information regarding each company’s political engagement policies and political expenditures is available on PG&E Corporation’s website at: http://www.pgecorp.com/aboutus/corp_gov/political_engagement/political_engagement.shtml.

Board Oversight of Corporate Sustainability

The PG&E Corporation Public Policy Committee has primary oversight of corporate sustainability issues, such as environmental compliance and leadership, climate change, community investments, and workforce development. This includes an annual review of PG&E Corporation’s and the Utility’s sustainability practices and performance. Other committees of the PG&E Corporation Board and the full PG&E Corporation and Utility Boards address other components of the companies’ sustainability commitment, such as public and employee safety, investments made to build a smarter electric grid, and the pathways to increasing the Utility’s deliveries of renewable electricity. For example, the PG&E Corporation Compensation Committee approves the structure of the Short-Term Incentive Plan, which reinforces the companies’ sustainability commitment by rewarding eligible employees for achievement of goals that benefit customers, shareholders, and employees.

Within management, the Chief Sustainability Officer of the Utility is responsible for developing and coordinating the companies’ corporate sustainability initiatives and overseeing the companies’ corporate sustainability reporting and measurement. This is done in coordination with other members of senior management who are responsible for functions such as supply chain management, environmental compliance, and customer energy solutions.

Additional information regarding PG&E Corporation’s sustainability efforts and progress can be found in the on-line Corporate Responsibility and Sustainability Report 2014, which can be accessed at: http://www.pgecorp.com/sustainability.

Board Oversight of Management Succession

At least annually, and often more frequently, the PG&E Corporation and Utility Boards each review the applicable company’s plan for CEO succession, both in the ordinary course of business and in response to emergency situations. Each company’s Board also develops a profile of appropriate responsibilities, attributes, and requirements for the position of CEO, which reflects PG&E Corporation’s and the Utility’s business functions, vision, and strategy. Potential candidates for CEO may be identified internally within the companies in consultation with the PG&E Corporation Compensation Committee (which oversees the evaluation of management) and the CEO, as well as externally through various sources, including independent third-party consultants.

The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for CEO, as well as candidates for other leadership positions within the companies. The Compensation Committee is responsible for reviewing the CEO’s long-range plans for officer development and succession for PG&E Corporation and the Utility.

Throughout 2014, the Compensation Committee addressed management succession and executive development in connection with its review of officer elections, promotions, and compensation matters during the year. The Boards last reviewed and discussed CEO and management succession planning and executive development at their meeting in February 2015.

Board and Committee Self-Evaluations

The PG&E Corporation Nominating and Governance Committee oversees the process for evaluating and assessing the performance of the Boards, including Board committees. At least annually, each Board or the Nominating and Governance Committee conducts an evaluation to determine whether the Board as a whole and its committees are functioning effectively.

If the evaluation is conducted by the Nominating and Governance Committee, that Committee presents its conclusions to the applicable full Board for review and concurrence.

The Board evaluation includes an assessment of the Board’s contribution as a whole and of specific areas in which the Board and/or management believes that a better contribution could be made. The Audit Committees, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, the Nuclear, Operations, and Safety Committee, and the Public Policy Committee conduct annual self-evaluations. The Nominating and Governance Committee may request the results of any Board committee evaluation for consideration in the Board evaluation.

Director Orientation and Continuing Education

New directors receive information on subjects that would assist them in discharging their duties. All directors periodically receive briefing sessions or materials on such subjects. Each director also receives information regarding opportunities for continuing education, and is encouraged to stay current on important developments pertaining to such director’s function and duties to the companies by attending such programs as appropriate or otherwise.

Director and Officer Communications

Correspondence to directors and executive officers should be sent to the applicable company’s principal executive office, in care of the Corporate Secretary. The Corporate Secretary will forward to the independent lead director or the independent non-executive Chairman any communications addressed to the Board of Directors as a body, to all the directors in their entirety, or to a subset of the directors, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate. The Corporate Secretary also will receive communications directed to individual directors or officers, and will forward those as appropriate.

The address of the principal executive office for each company is:

PG&E Corporation
Pacific Gas and Electric Company
77 Beale Street, P.O. Box 770000
San Francisco, California 94177

Compensation of Non-Employee Directors

The Boards of PG&E Corporation and the Utility each establish the level of compensation for that company’s non-employee directors, based on the recommendation of the PG&E Corporation Compensation Committee and considering the impact of compensation on director independence. Directors who also are current employees of either company receive no additional compensation for service as directors.

The Compensation Committee periodically reviews the amount and form of compensation paid to non-employee directors of PG&E Corporation and the Utility. As part of this review, the Committee reviews the compensation provided to the companies’ non-employee directors as compared to other comparable U.S. peer companies, with the objective of ensuring that non-employee director compensation is:

●	Market-competitive in terms of annual compensation value, and

●	Consistent with emerging market practices and trends.

Compensation paid to non-employee directors for 2014 is consistent with the result of the review that was conducted during 2012. The Compensation Committee’s most recent review was conducted in September 2014, in consultation with the Committee’s prior independent compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”). Results of the review are reflected in compensation paid to non-employee directors starting in January 2015.

2014 Director Compensation

The following table summarizes the principal components of compensation paid or granted to individuals for their service as non-employee directors of PG&E Corporation and the Utility during 2014.

	Fees Earned	Stock	Option	All Other
	or Paid in	Awards	Awards	Compensation	Total
Name	Cash ($)(1)	($)(2)	($)(3)	($)(4)	($)
L. Chew	110,000	104,984		2,596	217,580
C. L. Cox(5)	64,924	0		96	65,020
F. Fowler	93,250	104,984		96	198,330
M. C. Herringer	120,500	104,984		2,596	228,080
R. C. Kelly	101,750	104,984		96	206,830
R. H. Kimmel	107,250	104,984		96	212,330
R. A. Meserve	117,250	104,984		2,596	224,830
F. E. Miller	133,618	104,984		96	238,698
R. G. Parra	107,250	104,984		96	212,330
B. L. Rambo	115,500	104,984		96	220,580
B. L. Williams	170,189	104,984		2,596	277,769

(1)	Represents receipt of retainers and meeting fees described below following this table. Retainers paid to Mr. Cox reflect his retirement on May 12, 2014. Total meeting fees were: Mr. Chew $40,000, Mr. Cox $19,250, Mr. Fowler $33,250, Ms. Herringer $50,500, Mr. Kelly $41,750, Mr. Kimmel $47,250, Dr. Meserve $47,250, Mr. Miller $41,750, Mr. Parra $47,250, Ms. Rambo $45,500, and Mr. Williams $50,500.

(2)	Represents the grant date fair value of restricted stock units (“RSUs”) granted in 2014 measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“FASB ASC Topic 718”). Grant date fair value is measured using the closing price of PG&E Corporation common stock on the date of grant. In 2014, each non-employee director who was elected at the 2014 annual meeting of shareholders and in office as of May 12, 2014 received 2,398 RSUs with a grant date value of $104,984. The aggregate number of stock awards outstanding for each non-employee director at December 31, 2014 was: Mr. Chew 2,655, Mr. Fowler 2,445, Ms. Herringer 2,655, Mr. Kelly 2,445, Mr. Kimmel 2,655, Dr. Meserve 2,655, Mr. Miller 2,655, Mr. Parra 2,655, Ms. Rambo 2,665, and Mr. Williams 2,665.

(3)	No stock options were granted in 2014. The aggregate number of option awards outstanding for each non-employee director at December 31, 2014 was: Mr. Chew 0, Mr. Fowler 0, Ms. Herringer 2,491, Mr. Kelly 0, Mr. Kimmel 0, Dr. Meserve 0, Mr. Miller 4,090, Mr. Parra 0, Ms. Rambo 0, and Mr. Williams 0.

(4)	Represents (i) premiums paid for accidental death and dismemberment insurance, and (ii) matching gifts, paid or payable for 2014, to qualified educational and environmental nonprofit organizations pursuant to the PG&E Corporation Matching Gifts Program, which establishes a set fund for matching eligible gifts made by employees and directors on a dollar-for-dollar basis, up to a total of $2,500 per calendar year per individual, as follows: Mr. Chew $2,500, Ms. Herringer $2,500, Dr. Meserve $2,500, and Mr. Williams $2,500.

(5)	Mr. Cox retired from the Boards effective May 12, 2014.

Retainers and Fees

The following retainers and fees were provided during 2014 to each director who was not an employee of PG&E Corporation or the Utility.

Board Retainer	$15,000 per quarter ($60,000 annually)
Board and Committee Meeting Fees	$1,750 per meeting
Other than:
●$2,750 per Audit Committee meeting
Shareholder Meeting Fees	$1,750 per meeting (if not held on the same day as a Board meeting)
Lead Director Retainer	$12,500 per quarter ($50,000 annually)
Committee Chair Retainers	$2,500 per quarter ($10,000 annually)
(Permanent Standing Committees)	Other than:
●Audit: $12,500 per quarter ($50,000 annually)
●Compensation: $3,750 per quarter ($15,000 annually)

Any director who serves on the PG&E Corporation Board, Audit Committee, or Executive Committee does not receive additional retainers for concurrent service on the Utility Board, Audit Committee, or Executive Committee, as applicable. Separate meeting fees are paid for each meeting of the Utility Board, Audit Committee, or Executive Committee that is not held concurrently or sequentially with a corresponding meeting of the PG&E Corporation Board, Audit Committee, or Executive Committee. Such meetings usually are held concurrently, and in most cases a single meeting fee is paid to each director for each set of meetings.

Effective January 1, 2015, quarterly Board retainers increased to $17,500 (from $15,000), and the quarterly retainer for the Chair of the Nuclear, Operations, and Safety Committee increased to $3,750 (from $2,500).

Non-Employee Director Stock-Based Compensation

Under the 2014 LTIP, each non-employee director of PG&E Corporation is entitled to receive annual awards of stock-based compensation.

Awards for 2014 were granted on May 12, 2014. Such grants had a total aggregate value of $105,000 and consisted of RSUs that were granted to each non-employee director after his or her election to the Board. These RSUs vest at the end of the director’s annual elected term. RSUs also will vest upon the director’s death or disability, and otherwise are forfeited if the director ceases to be a member of the Board during his or her elected one-year term. Non-employee directors also may elect to defer settlement of vested RSUs. If there is a Change in Control (as defined on page 45), the RSUs will vest immediately and become payable in accordance with the normal settlement schedule.

Starting with the 2015 grants, the value of the annual award will increase to $120,000, and a non-employee director’s equity-based awards will vest if there is both a Change in Control and the director is terminated.

Stock Ownership Guidelines

Non-employee directors of PG&E Corporation are expected to own shares of PG&E Corporation common stock having a dollar value of at least five times the value of the then-applicable annual Board retainer. Ownership will be measured annually as of December 31 of each calendar year. If any non-employee director is on the Utility Board only, then that director also may satisfy his or her stock ownership obligation with Utility preferred stock. Directors generally have five years to meet the guidelines. Ownership includes beneficial ownership of common stock, as well as RSUs and common stock equivalents. These guidelines were adopted in order to more closely align the interests of directors and each company’s shareholders.

Deferral of Retainers and Fees

Under the PG&E Corporation 2005 Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation and the Utility may elect to defer all of their retainers, all of their meeting fees, or both. Directors who participate in the Deferred Compensation Plan may elect either to (1) convert their deferred compensation into common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock, or (2) have their deferred compensation deemed to be invested in the Utility Bond Fund (which is described in the narrative following the “Non-Qualified Deferred Compensation—2014” table beginning on page 60).

Reimbursement for Travel and Other Expenses

Directors of PG&E Corporation and the Utility are reimbursed for reasonable expenses incurred in connection with attending Board, Board committee, or shareholder meetings, or participating in other activities undertaken on behalf of PG&E Corporation or the Utility.

Retirement Benefits from PG&E Corporation or the Utility

The PG&E Corporation Retirement Plan for Non-Employee Directors was terminated effective January 1, 1998. Directors who had accrued benefits under the Plan were given a one-time option of either (1) receiving the benefit accrued through 1997, upon their retirement, or (2) converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non- Employee Directors. Accrued retirement benefits, or distributions from the Deferred Compensation Plan relating to the conversion of retirement benefits, will be paid at the later of age 65 or retirement from the Board.

Item No. 2:
Ratification of the Appointment of the Independent
Registered Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

The Audit Committees of PG&E Corporation and the Utility each have selected and appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm for that company to audit the consolidated financial statements as of and for the year ended December 31, 2015, and to audit the effectiveness of internal control over financial reporting as of December 31, 2015. Deloitte & Touche is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche has served as independent public accountants for PG&E Corporation and the Utility since 1999.

One or more representatives of Deloitte & Touche are expected to be present at the annual meetings. They will have the opportunity to make a statement if they wish and are expected to be available to respond to questions from shareholders.

PG&E Corporation and the Utility are not required to submit these appointments to a vote of their shareholders. However, the Boards of Directors have determined that it is desirable to request shareholder ratification of this selection as a matter of good corporate governance. If the shareholders of either PG&E Corporation or the Utility do not ratify the appointment, the applicable Audit Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment. Even if a company’s shareholders ratify the selection, the applicable Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of that company and its shareholders.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR the Proposal to Ratify the Appointment of Deloitte & Touche.

Information Regarding the Independent Registered
Public Accounting Firm for PG&E Corporation and
Pacific Gas and Electric Company

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committees have reviewed the audit and non-audit fees that PG&E Corporation, the Utility, and their respective controlled subsidiaries have paid to the independent registered public accounting firm (including subsidiaries and affiliates), in order to consider whether those fees are compatible with maintaining the firm’s independence.

Table 1: Fees Billed to PG&E Corporation

(Amounts include Fees Billed to Pacific Gas and Electric Company and its Subsidiaries shown in Table 2 below)

	2014	2013
Audit Fees	$4.87 million	$4.6 million
Audit-Related Fees	$0.3 million	$0.4 million
Tax Fees	$0	$30,000
All Other Fees	$0	$0

Table 2: Fees Billed to Pacific Gas and Electric Company and its Subsidiaries

(Amounts are included in Fees Billed to PG&E Corporation shown in Table 1 above)

	2014	2013
Audit Fees	$4.1 million	$3.8 million
Audit-Related Fees	$0.25 million	$0.3 million
Tax Fees	$0	$30,000
All Other Fees	$0	$0

Audit Fees

Audit fees billed for 2014 and 2013 relate to services rendered by Deloitte & Touche in connection with reviews of Quarterly Reports on Form 10-Q, certain limited procedures on registration statements, the audits of the annual financial statements of PG&E Corporation and its subsidiaries and the Utility and its subsidiaries, the audits of both PG&E Corporation’s and the Utility’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, and support for statutory or regulatory filings or engagements and regulators’ reviews of auditor workpapers.

Audit-Related Fees

Audit-related fees billed in 2014 and 2013 relate to services rendered by Deloitte & Touche for nuclear decommissioning trust audits, consultations on financial accounting and reporting standards, required agreed-upon procedure reports related to contractual obligations of the Utility and its subsidiaries, advice regarding proposed transactions, advice regarding adoption of new accounting pronouncements, training, and advice concerning internal controls surrounding new applications, systems, or activities.

Tax Fees

Tax fees billed in 2013 relate to services rendered by Deloitte Tax LLP for general tax planning and advice. Deloitte & Touche and its affiliates provided no services in this category during 2014.

All Other Fees

Deloitte & Touche provided no services in this category during 2014 and 2013.

Obtaining Services from the Independent Registered Public Accounting Firm

The following section describes policies and procedures regarding how PG&E Corporation, the Utility, and their consolidated affiliates may obtain services from Deloitte & Touche and certain affiliates, including limitations on the types of services that the companies may obtain, and approval procedures relating to those services.

Annual Review and Pre-Approval of Services

For each fiscal year, the PG&E Corporation and Utility Audit Committees approve a list of services that will be obtained by the companies and their controlled subsidiaries and affiliates from the independent registered public accounting firm during that year. The Audit Committees also approve maximum fee amounts for each approved service.

Three types of services may be obtained from the independent accounting firm:

CATEGORY	DESCRIPTION
Audit services	Includes audit and review of annual and quarterly financial statements and services that only the independent registered public accounting firm reasonably can provide (e.g., comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC), and as reflected in the audit engagement letter with Deloitte & Touche.

Audit-related services	Includes assurance and related services that traditionally are performed by the independent registered public accounting firm (e.g., agreed-upon procedure reports related to contractual obligations and attest services that are not required by statute or regulation).

Tax services	Includes compliance, tax strategy, tax appeals, and specialized tax issues, all of which also must be permitted under the Sarbanes-Oxley Act.

In evaluating any proposed services from the independent registered public accounting firm, the Audit Committees assess, among other things, the impact of that service on the accounting firm’s independence.

Mid-Year Review and Approval of Additional Services

The Audit Committees also must approve (1) any proposed new engagement of the independent registered public accounting firm for services that were not approved during the annual review process, and (2) any increase in authorized fee amounts for services that have already been approved.

In addition, management has adopted a policy under which PG&E Corporation, the Utility, and their controlled subsidiaries may not enter into new engagements with Deloitte & Touche and its affiliate, Deloitte Consulting, for any services other than audit services, audit-related services, and tax services that Deloitte & Touche and its affiliates are allowed to provide to Deloitte & Touche’s audit clients under the Sarbanes-Oxley Act.

Delegation of Pre-Approval Authority

Each Audit Committee has delegated to the Committee Chair, or to any other independent Committee member if the Chair is not available, the authority to pre-approve audit, audit-related, and non-audit services provided by the company’s independent registered public accounting firm. Any pre-approvals granted under this authority must be presented to the full Audit Committee at the next regularly scheduled Committee meeting.

Monitoring Pre-Approved Services

During the year, management periodically updates each Audit Committee as to which of the pre-approved auditing and non-auditing services have already been provided by the independent public accounting firm.

Services Provided During 2014 and 2013

During 2014 and 2013, all services provided by Deloitte & Touche to PG&E Corporation, the Utility, and their consolidated affiliates were approved consistent with the applicable pre-approval procedures.

Report of the Audit Committees

The Audit Committees (“Committees”) of PG&E Corporation and Pacific Gas and Electric Company (“Utility”) are comprised of independent directors and operate under written charters adopted by their respective Boards. The members of the Audit Committees of PG&E Corporation and the Utility are identical. At both PG&E Corporation and the Utility, management is responsible for internal controls and the integrity of the financial reporting process.

In this regard, management has assured the Committees that the consolidated financial statements of PG&E Corporation and the Utility were prepared in accordance with generally accepted accounting principles. In addition, the Committees reviewed and discussed these audited consolidated financial statements with management and the independent registered public accounting firm. The Committees also discussed with the independent registered public accounting firm matters that are required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16—Communications with Audit Committees.

Deloitte & Touche LLP was the independent registered public accounting firm for PG&E Corporation and the Utility in 2014. Deloitte & Touche LLP provided to the Committees written disclosures required by applicable requirements of the PCAOB regarding an independent registered public accounting firm’s communications with an audit committee concerning independence and non-audit services, and the Committees discussed with Deloitte & Touche LLP that firm’s independence.

Based on the Committees’ review and discussions described above, the Committees recommended to the Boards that the audited consolidated financial statements for PG&E Corporation and the Utility be included in the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

March 25, 2015

Audit Committees of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company

Forrest E. Miller, Chair
Lewis Chew
Maryellen C. Herringer
Richard C. Kelly
Barry Lawson Williams

Item No. 3:
Advisory Vote on Executive Compensation for
PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation and Pacific Gas and Electric Company (“Utility”) each ask their respective shareholders to approve the following:

RESOLVED that the compensation paid to the company’s executive officers named in the Summary Compensation Table of this Joint Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion, is hereby APPROVED.

PG&E Corporation and the Utility each believe that its executive compensation policies and practices are effective in tying a significant portion of pay to performance, while providing competitive compensation that attracts, retains, and motivates talented executives, and aligns the interests of our executive officers with those of our shareholders.

In establishing PG&E Corporation’s officer compensation programs for 2014 (which also cover officers of the Utility), the PG&E Corporation Compensation Committee established three objectives. These objectives, and how these objectives were met for 2014, are discussed in the Compensation Discussion and Analysis (“CD&A”), which can be found immediately following this Item No. 3. These objectives are summarized below.

●	A significant portion of every officer’s compensation should be tied directly to PG&E Corporation’s performance, without promoting excessive risk-taking.

With the exception of base salary, all elements of annual officer compensation are tied to corporate operational and/or financial performance and, therefore, provide a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value. For Anthony F. Earley, Jr., the PG&E Corporation Chief Executive Officer (“CEO”), approximately 88 percent of 2014 target compensation was tied to corporate performance. For the other named executive officers listed in the Summary Compensation Table, approximately 76 percent of average 2014 target compensation was tied to corporate performance.

The Compensation Committee’s independent compensation consultant, Pay Governance, LLC has advised that there are no material issues regarding PG&E Corporation’s and the Utility’s executive compensation programs, and that the design of the companies’ incentive pay plans pose a low likelihood of incentivizing employees to engage in behaviors that are likely to have an adverse material impact on the company.

●	A significant component of officer compensation should be tied to PG&E Corporation’s long-term performance for shareholders, in the form of long-term incentive awards.

The annual long-term incentive awards for 2014 were comprised equally of restricted stock units (“RSUs”) and performance shares. RSU awards vest over a three-year period, and their value is tied directly to the price of PG&E Corporation common stock. Performance shares granted in 2014 vest, if at all, at the end of a three-year period, and their value is tied to the relative three-year performance of PG&E Corporation common stock price appreciation and dividends paid, or total shareholder return (“TSR”), as compared to the TSR of companies in the 2014 Performance Comparator Group.

●	Target cash compensation (base salary and target short-term incentive) should be competitive with the median target cash compensation for comparable officers in the 2014 Pay Comparator Group.

Target cash compensation for 2014 generally was within a range of 15 percent above to 15 percent below the corresponding market median for companies in the 2014 Pay Comparator Group.

This vote is non-binding and is required by Section 14A of the Securities Exchange Act of 1934. PG&E Corporation and the Utility each currently plan to submit this vote to shareholders again in connection with next year’s annual shareholder meeting. If the shareholders of either company do not approve this proposal, the Compensation Committee and members of management will investigate the reasons for disapproval and will consider those reasons when developing future executive compensation programs, practices, and policies.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR This Proposal to Approve the Compensation of Each Company’s Executive Officers Named in the Summary Compensation Table, as Described in This Joint Proxy Statement.

Compensation Discussion and Analysis (“CD&A”)

The purpose of this CD&A is to explain the compensation philosophy for PG&E Corporation and Pacific Gas and Electric Company (“Utility”), and describe the design and operation of compensation programs for the named executive officers (“NEOs”) listed in the Summary Compensation Table. Their compensation is disclosed in the tables following this CD&A, including the Summary Compensation Table.

Corporate Financial Performance

In 2014, PG&E Corporation’s earnings per share from operations were $3.50(1) as compared to $2.72 per share for 2013. This represents a 28.7 percent increase compared to 2013 but was within the guidance range of $3.45 to $3.55 that PG&E Corporation provided in the fourth quarter of 2014 with respect to 2014 earnings per share from operations.

The companies’ financial and operational performance for 2014 resulted in a calculated payout level of 135.2 percent of target under the Short-Term Incentive Plan (“STIP”), which measures financial and operating performance on an annual basis. Please refer to the “2014 STIP Structure and Results” section of this CD&A for information regarding the companies’ financial and operational performance results as they relate to the STIP.

PG&E Corporation’s financial performance for the three-year period from 2012 to 2014 determined the payout percentage for performance shares granted in 2012 under the PG&E Corporation 2006 Long-Term Incentive Plan (“2006 LTIP”). Performance for these purposes was determined by comparing PG&E Corporation’s Total Shareholder Return (“TSR”) for the three years ended December 31, 2014 to that of its 2012 Performance Comparator Group of companies.

For the performance period January 1, 2012 through December 31, 2014, PG&E Corporation’s TSR ranked 9th in comparison to these companies. As a result, payment was made with respect to 35 percent of the performance shares granted in 2012.

Mr. Earley received a performance share award upon his hire on September 13, 2011 that had a performance period of September 13, 2011 through September 13, 2014. For that period, PG&E Corporation’s TSR ranked 11th in comparison to the 2011 comparator companies. As a result, the performance shares did not meet the minimum threshold performance level, and no payouts were made with respect to these performance shares.

Corporate Governance and Compensation Highlights for 2014

The PG&E Corporation Compensation Committee (“Committee”) or the PG&E Corporation and Utility Boards of Directors (upon the Committee’s recommendation) have adopted certain new programs, practices, and policies that reflect the Committee’s and the Boards’ continuing commitment to sound corporate governance and compensation policies that are consistent with leading market practices. Examples of enhancements made since the beginning of 2014 include:

●	The Committee conducted a periodic review of its independent compensation consultant, and as a result of that review, retained Pay Governance LLC, a consulting firm with experience in advising regulated utilities, as its new independent executive compensation consultant.

●	The Committee added two companies (based on business model and market capitalization) to the Performance Comparator Group, bringing the total number of peers in the 2015 Performance Comparator Group to 14 companies. The Performance Comparator Group is used to compare PG&E Corporation’s relative TSR.
____________________

(1)	PG&E Corporation discloses historical financial results and bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for income available for common shareholders presented in accordance with Generally Accepted Accounting Principles (“GAAP”) (see Exhibit A at the end of this CD&A for a reconciliation of results based on earnings from operations to results based on income available for common shareholders in accordance with GAAP).

●	The PG&E Corporation Board of Directors and the Corporation’s shareholders approved the PG&E Corporation 2014 Long-Term Incentive Plan (“2014 LTIP”). As compared to the 2006 LTIP, the 2014 LTIP (1) added a shareholder-approved dollar limit on non-employee director awards, (2) amended the definition of “change in control” to (a) require “consummation” of the sale lease, exchange, or other transfer of substantially all of PG&E Corporation’s assets (shareholder approval, alone, would not trigger a change in control), and (b) change to 30 percent (from 20 percent) the percentage of voting power that one entity must obtain to trigger a change in control, and (3) requires that upon a change in control, non-employee director awards vest only if the non-employee director also is terminated other than due to resignation (these awards no longer vest solely on the occurrence of the change in control).

Where appropriate, each of these initiatives is discussed in more detail throughout this CD&A.

Named Executive Officers of PG&E Corporation for 2014

●	Anthony F. Earley, Jr.—Chairman, CEO, and President, PG&E Corporation
●	Christopher P. Johns—President, Pacific Gas and Electric Company
●	Kent M. Harvey—Senior Vice President and Chief Financial Officer, PG&E Corporation, and Senior Vice President, Financial Services, Pacific Gas and Electric Company
●	Hyun Park—Senior Vice President and General Counsel, PG&E Corporation
●	John R. Simon—Senior Vice President, Human Resources, PG&E Corporation and Pacific Gas and Electric Company

Named Executive Officers of Pacific Gas and Electric Company for 2014

Messrs. Earley, Johns, Harvey, and Park are considered NEOs of the Utility. The other NEO of the Utility for 2014 is:

●	Dinyar B. Mistry—Vice President, Chief Financial Officer, and Controller

2014 Officer Compensation Program Objectives

The Committee established its officer compensation program for 2014 to meet three primary objectives:

●	Performance-Based Pay—A significant portion of total compensation is at risk based on PG&E Corporation and individual performance. Short- and long-term incentives reflect safety, customer, operational, and financial goals, and long-term shareholder returns, without promoting excessive risk-taking.

●	Shareholder Alignment—A significant component of every officer’s compensation is tied directly to PG&E Corporation’s performance for shareholders. Performance is defined as TSR, measured by stock price appreciation and dividends paid, relative to companies in the Performance Comparator Group.

●	Market-Competitive Compensation Levels—Target cash compensation (base salary and short-term incentive) should be competitive with the median target cash compensation for comparable officers in the Pay Comparator Group.

PG&E Corporation’s and the Utility’s 2014 compensation policies and practices described below and elsewhere in this Joint Proxy Statement are designed to meet these objectives. These objectives are largely unchanged from 2013.

The Committee also considers shareholder advisory votes as part of its review of executive compensation programs and practices. In May 2014, PG&E Corporation’s and the Utility’s shareholders approved the companies’ NEO compensation for 2013 with votes of 89.6 percent and 99.8 percent, respectively. The Committee considered these results and, given the strong level of shareholder support, made no material changes to compensation policies in 2014.

2014 Officer Compensation Program

Total annual compensation for NEOs included:

●	Base salary,
●	Annual cash incentive under the STIP, and
●	The value of equity awards granted under the 2006 LTIP.

The following charts illustrate the percentage of target 2014 compensation allocated to base salary, short-term incentives, and long-term incentives for the PG&E Corporation CEO and for the other NEOs on average. (Short-term incentives are shown at target payout levels, and long-term equity incentives are shown at 100 percent payout.)

2014 PG&E Corporation CEO Target Compensation—Earley	Average 2014 Target Compensation—Other NEOs

The Committee believes that these proportions of base salary relative to target short-term and long-term incentives provide the right mix to attract, retain, and motivate officers with the necessary skills and experience for the development and successful operation of PG&E Corporation’s and the Utility’s businesses. They also provide a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value, as more fully described below.

A greater portion of the PG&E Corporation CEO’s 2014 target compensation is tied to the long-term performance of PG&E Corporation, which the Committee believes is appropriate given the CEO’s role.

Compensation paid to the NEOs was consistent with the types and forms of compensation provided during 2014 to all executive officers of the companies.

2014 NEO Compensation Competitive Market Review

For 2014, the Committee used a Pay Comparator Group of publicly traded gas and electric utilities to evaluate market practice and assess PG&E Corporation’s and the Utility’s competitive pay position. All elements of total direct pay (base pay and short- and long-term incentive targets) for the NEOs (other than Mr. Simon) were compared individually and in the aggregate to the 2014 Pay Comparator Group. For Mr. Simon, comparisons were made to general industry data, as his job scope and skills are easily transferable to other industries. Additional details regarding the 2014 Pay Comparator Group, the general industry data, and the 2014 Performance Comparator Group (used to determine payouts under the performance shares) can be found beginning on page 48 under “Benchmarking Details—Pay Comparator Group and Performance Comparator Group.”

The Committee does not adhere strictly to formulas or survey data to determine the actual mix and amounts of compensation. The Committee considers various additional factors, including each NEO’s scope of responsibility and organizational impact, experience, and performance, as well as PG&E Corporation’s and the Utility’s overall financial and operating results. This flexibility is important in supporting the overall pay-for-performance philosophy and in meeting the Committee’s objectives of attracting, retaining, and motivating a talented executive leadership team. At the Committee’s request, the PG&E Corporation CEO reviews with the Committee the performance of the other NEOs, and may recommend adjustments, if any, in base pay, annual incentive awards, and LTIP awards for those other NEOs. The Committee gives these recommendations appropriate weight, but may exercise its discretion to accept, reject, or modify the CEO’s recommendations based on the Committee members’ collective assessment of the NEOs’ performance and pay position, as well as PG&E Corporation’s overall financial and operating performance.

In February 2014, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Earley and Mr. Johns, respectively), in consultation with the Committee’s independent compensation consultant at that time, Frederic W. Cook & Co., Inc. (“FWC”), approved the base salaries, target short-term incentive opportunities, and long-term incentives for NEOs effective March 1, 2014. Additional information regarding FWC is provided in the section entitled “Executive Compensation-Setting Process,” which begins on page 18.

In setting 2014 compensation levels, base pay and short-term incentive targets were aligned with the market median.

Target annual LTIP award values for 2014 were designed to (1) provide payouts commensurate with PG&E Corporation’s TSR performance as compared to the 2014 Performance Comparator Group of companies, and (2) deliver long-term incentive compensation at approximately the 60th percentile level of the 2014 Pay Comparator Group, upon achievement of 60th percentile TSR performance as compared to the 2014 Performance Comparator Group. If PG&E Corporation’s TSR performance is at the median level of the 2014 Performance Comparator Group, participants will realize a payout below target award values. Actual amounts realized by NEOs depend on PG&E Corporation performance, as measured by stock price and relative TSR performance as compared to the 2014 Performance Comparator Group.

Components of 2014 Officer Compensation

Base Salary

For NEO compensation, the base salary component falls within a range of 12 percent to 42 percent of target total compensation, depending on officer level.

This is consistent with the Committee’s objective of tying a significant portion of every NEO’s compensation directly to PG&E Corporation’s performance for shareholders through short-term and long-term incentives.

For 2014, the Committee approved a base salary increase budget of 3 percent. The comparative data indicated that the companies in the Pay Comparator Group expected to provide officers a 3 percent average salary increase in 2014.

In the case of NEOs, base pay at PG&E Corporation and the Utility is generally within a range of between 15 percent above and 15 percent below (the “15 percent band”) the median base pay of the appropriate benchmark position in the Pay Comparator Group at the time of benchmarking. The Committee believes that this level of comparability to the market is appropriate and consistent with its pay philosophy of taking into consideration factors other than market data in establishing individual pay levels.

Short-Term Incentives

The STIP is an at-risk component of pay. NEOs and other eligible employees may earn annual performance-based cash incentive compensation under the STIP based on achievement of financial and operational goals approved by the Committee and an individual executive’s achievements for the year. The Committee retains complete discretion to determine and pay all STIP awards to NEOs and other eligible employees. This includes discretion to reduce the final score on any and all measures downward to zero.

2014 STIP Structure and Results

For 2014, the Committee adopted a STIP structure that continued PG&E Corporation’s and the Utility’s focus on improving public and customer safety and customer satisfaction. Weightings remained unchanged from 2013, with achievement of safety goals at a 40 percent weighting, achievement of customer satisfaction goals at a 35 percent weighting, and achievement of corporate financial targets at a 25 percent weighting.

The safety component was structured to provide a strong focus on the safety of employees, customers, and communities. It was made up of four subcomponents: (1) Nuclear Operations Safety, (2) Electric Operations Safety, (3) Gas Operations Safety, and (4) Employee Safety. The customer satisfaction measures were designed to incent employees to be more responsive to our customers’ needs. As in prior years, corporate financial performance was measured by PG&E Corporation’s actual earnings from operations compared to budget.

Each STIP measure has a threshold, target, and maximum level of performance used to arrive at a score ranging from zero to 2.0 for that measure. Performance below the minimum performance level, or threshold, results in a zero score. Performance at the threshold results in a STIP score of 0.5. Target performance results in a STIP score of 1.0, and performance at or above the maximum established level results in a score of 2.0. A score of 1.0 provides 100 percent of an executive’s target payout. Performance at the threshold and maximum levels delivers 50 percent and 200 percent of targeted payout, respectively.

The STIP overall performance score is the sum of the weighted cumulative scores for performance on each of the STIP measures.

An NEO’s final STIP score also may be increased or decreased by an individual performance modifier, which can range from 0 percent to 150 percent. The individual performance modifier is determined by the Committee based upon the CEO’s assessment of an executive’s performance, or the Committee’s assessment in the case of the CEO’s performance, for the year.

For 2014, the measures and related weightings, thresholds, targets, maximums, and results for calculating the STIP performance score were as follows:

2014 STIP Measures	Weight	Threshold	Target	Maximum	Result	Score	Weighted Average Score
SAFETY COMPONENT (40%)
Nuclear Operations Safety
Diablo Canyon Power Plant Performance Indicator
Unit 1 Performance Indicator	4%	90.0	94.0	98.0	84.220	0.000	0.000
Unit 2 Performance Indicator	4%	83.0	88.0	93.0	84.430	0.643	0.026
Electric Operations Safety
Transmission and Distribution (T&D) Wires Down	4%	2,700	2,400	2,250	2,615	0.642	0.026
911 Emergency Response	4%	92.2%	93.6%	95.0%	94.10%	1.357	0.054
Gas Operations Safety
Gas Dig-ins Reduction	4%	2.74	2.60	2.47	2.42	2.000	0.080
Gas Emergency Response	4%	21.3	21.0	20.0	19.95	2.000	0.080
Employee Safety
Lost Workday Case Rate	8%	0.310	0.271	0.245	0.376	0.000	0.000
Serious Preventable Motor Vehicle Incident (SPMVI) Rate	8%	0.235	0.221	0.214	0.381	0.000	0.000
CUSTOMER SATISFACTION COMPONENT (35%)
Customer Satisfaction Score	10%	75.5	75.7	76.0	76.5	2.000	0.200
In-Line Inspection and Upgrade Index	5%	0.500	1.000	2.000	1.560	1.560	0.078
System Average Interruption Duration Index (SAIDI)	10%	116.8	115.0	108.5	110.21	1.737	0.174
Gas Asset Mapping Duration	5%	34	32	30	28.93	2.000	0.100
Execute Gas Pipeline Safety Work Index	5%	0.500	1.000	2.000	0.920	0.920	0.046
FINANCIAL COMPONENT (25%)
Earnings from Operations (in millions)	25%	95% of Budget	Budget	105% of Budget	$1,647.17	1.953	0.488
	100%						1.352

The measures in the foregoing table are defined below.

Diablo Canyon Power Plant Performance Indicator—Year-end score of 12 performance indicators reported to the Institute of Nuclear Power Operations for the Utility’s Diablo Canyon Power Plant Units 1 and 2.

Transmission and Distribution (T&D) Wires Down—Number of unplanned sustained outage events involving at least one downed overhead electric transmission or primary distribution conductor.

911 Emergency Response—Percentage of time that Utility personnel are on site within 60 minutes after receiving a 911 call of a potential Utility electric hazard.

Gas Dig-ins Reduction—Number of third-party dig-ins to gas assets per 1,000 Underground Service Alert tickets.

Gas Emergency Response—Average response time in minutes to an immediate response gas emergency order.

Lost Workday Case Rate—Number of lost workday cases incurred per 200,000 hours worked (or for approximately every 100 employees).

Serious Preventable Motor Vehicle Incident (SPMVI) Rate—Number of SPMVIs occurring that the driver could have reasonably avoided, per 1 million miles driven.

Customer Satisfaction Score—Overall satisfaction of customers with the products and services offered by the Utility, as measured through a quarterly survey.

In-Line Inspection and Upgrade Index—Index measuring the Utility’s ability to complete planned in-line inspections and pipeline retrofit projects.

System Average Interruption Duration Index (SAIDI)—Total time that the average customer is without electric power during a given time period (measured in number of minutes).

Gas Asset Mapping Duration—Number of days required to update jobs in the mapping system after construction completion.

Execute Gas Pipeline Safety Work Index—Index measuring the efficient completion of committed work for Gas Pipeline Safety programs.

Earnings from Operations (EFO)—PG&E Corporation’s actual earnings from operations, excluding items impacting comparability compared to budget. The measurement is non-GAAP. Please see Exhibit A for a reconciliation of PG&E Corporation’s earnings from operations to income available for common shareholders in accordance with GAAP.

Individual Awards Determination

STIP cash awards to NEOs are calculated as follows:

1.	Determine the executive’s individual participation rate, which is the NEO’s base salary earned during the year multiplied by the individual’s STIP target percentage.

2.	Calculate the overall enterprise-wide STIP performance score, which can range from 0 to 2.0 and is calculated based on final results compared to the threshold, target, and maximum of each weighted measure.

3.	Multiply the participation rate by the performance score to determine the 2014 calculated company award.

4.	Multiply the 2014 calculated company award by the NEO’s individual performance modifier.

5.	The Committee (and the independent members of the PG&E Corporation and Utility Boards of Directors in the case of the CEO and the President of the respective companies) approves all final awards and has discretion to adjust all STIP awards.

For 2014, the Committee approved NEO participation rates that ranged from 45 percent to 120 percent of base salary (the 120 percent participation rate applies only to the PG&E Corporation CEO). This range is within the 15 percent band of the Pay Comparator Group’s median annual incentive participation rates.

For 2014, STIP awards for the NEOs ranged from 90 percent to 125 percent of the 2014 calculated company award when adjusted for individual performance. The final awards for 2014 were paid to each of the NEOs in March 2015 and are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 52.

2015 STIP Structure

The Committee approved a STIP structure for 2015 that remains focused on improving public and customer safety and customer satisfaction. The weighting for the safety component increased to 50 percent from 40 percent. The Gas In-Line Inspection and Upgrade Index moved from the Customer Satisfaction component to Safety, better reflecting the measure’s focus, and its weight increased from 5 percent to 6 percent. The four other Gas and Electric Operations Safety measures’ weights were increased by 1 percent to 5 percent each. Weighting of the Customer Satisfaction component decreased from 35 percent to 25 percent, reflecting the Gas In-Line Inspection and Upgrade Index move, along with the elimination of the Gas Asset Mapping Duration and Gas Pipeline Safety Work Index measures. These measures were removed due to the achievement of long-term goals and completion of work commitments. Additional emphasis is now placed on the Customer Satisfaction score with a 15 percent weight, up from 10 percent. The weighting of the corporate financial performance target remains at 25 percent of the total STIP score. For 2015, the measures and related weighting are as follows:

2015 STIP Measures	Weight
SAFETY COMPONENT (50%)
Nuclear Operations Safety
Diablo Canyon Power Plant Reliability and Safety Indicator	8%
Electric Operations Safety
Transmission and Distribution (T&D) Wires Down	5%
911 Emergency Response	5%
Gas Operations Safety
In-Line Inspection and Upgrade Index	6%
Gas Dig-ins Reduction	5%
Gas Emergency Response	5%
Employee Safety
Lost Workday Case Rate	8%
Serious Preventable Motor Vehicle Incident Rate	8%
CUSTOMER SATISFACTION COMPONENT (25%)
Customer Satisfaction Score	15%
System Average Interruption Duration Index (SAIDI)	10%
FINANCIAL COMPONENT (25%)
Earnings from Operations	25%

Long-Term Incentives

Long-Term Incentives Awarded in 2014

LTIP awards (both annual and mid-year) are granted consistent with the PG&E Corporation Equity Grant Date Policy (see discussion below under “Equity Grant Dates”). During 2014, awards granted prior to May 12, 2014 were granted under the 2006 LTIP, and awards granted on or after May 12, 2014 were granted under the 2014 LTIP, which was approved by PG&E Corporation’s shareholders on May 12, 2014.

In February 2014, the Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Earley and Mr. Johns, respectively) approved annual LTIP awards for 2014, which were granted in March 2014.

The target annual LTIP award values for 2014 for the NEOs ranged from $300,000 to $5,500,000 (the upper end applicable only to Mr. Earley). These values were determined based on competitive market data, internal equity considerations, and advice from FWC. The annual LTIP awards for 2014 granted to the NEOs were comprised of 50 percent restricted stock units (“RSUs”) and 50 percent performance shares, based on grant date fair value.

The Committee believes that this allocation of RSUs and performance shares for NEOs balances the interests of shareholders and officers by linking the value of long-term compensation to stock price appreciation and relative TSR. Because RSUs and performance shares each vest over a three-year period, and increase or decrease in value depending on the performance of PG&E Corporation common stock, these awards are at risk based on corporate performance, and align the interests of NEOs with performance for shareholders.

Additional details regarding RSUs and performance share awards are provided below.

Restricted stock units. RSUs are hypothetical shares of stock that are settled in an equal number of shares of PG&E Corporation common stock.

RSUs granted for 2014 vest over a three-year vesting period (one-third at the end of each year during the vesting period), and generally vest only if the officer remains employed over the vesting period. Prior years’ RSU awards vested over a four-year period; the reduction to a three-year vesting period better aligns our LTIP award practices with that of the peer group companies and is aligned with the Committee’s compensation objectives. The multi-year vesting period also serves as a retention mechanism. The number of RSUs granted in March 2014 to each NEO was determined by dividing one-half of that NEO’s actual annual LTIP award value for 2014 by the closing price of a share of PG&E Corporation common stock on March 3, 2014. The sizing methodology aligns with accounting and disclosure standards.

Performance shares. Performance shares are hypothetical shares of PG&E Corporation common stock tied directly to PG&E Corporation’s performance for shareholders, and generally vest only at the end of a three-year performance period.

The number of performance shares granted in March 2014 to each NEO was determined by dividing one-half of that NEO’s actual annual LTIP award value for 2014 by the grant date fair value of a performance share as determined by Monte Carlo simulation. This sizing methodology aligns with accounting and disclosure standards.

Performance shares granted in March 2014 will vest, if at all, on March 1, 2017 following completion of the three-year performance period starting January 1, 2014 and ending December 31, 2016. The payout value of any vested performance shares will be based on PG&E Corporation’s TSR relative to the 2014 Performance Comparator Group for the period. The payment for performance shares will be in the form of stock and will be calculated by multiplying (1) the number of vested performance shares by (2) a payout factor based on PG&E Corporation’s relative TSR performance compared to the Performance Comparator Group.

As shown in the following 2014 Performance Share Payout Scale, there will be no payout if PG&E Corporation’s TSR falls below the 25th percentile of the 2014 Performance Comparator Group; there will be a 25 percent payout if PG&E Corporation’s TSR is at the 25th percentile; there will be a 100 percent payout if PG&E Corporation’s TSR is at the 60th percentile; and there will be a 200 percent payout if PG&E Corporation’s TSR is at the 90th percentile. The 2014 Performance Share Payout Scale differs from the payout scale in 2013 in order to better align the scale with peer companies’ practices, while still requiring above-median performance to achieve target payout.

2014 Performance Share Payout Scale
Number of Comparator Companies in Total = 12

Peer Company Rank	Company Performance Percentile	Rounded Payout
1	100	200%
2	92	200%
	90	200%
3	83	178%
4	75	150%
5	67	122%
	60	100%
6	58	96%
7	50	79%
8	42	61%
9	33	43%
10	25	25%
11	17	0%
12	8	0%

Interpolation shall be used in the event that PG&E’s TSR does not fall directly on one of the TSR ranks listed. If any member of the 2014 Performance Comparator Group ceases to be publicly traded during the performance period, then the scale will be adjusted in accordance with previously-established rules.

Performance Shares Vested in 2014

The three-year performance cycle for annual performance share awards that were granted in 2011 under the 2006 LTIP ended on December 31, 2013. These awards vested on March 3, 2014. For that performance period, PG&E Corporation’s TSR, as measured by stock price appreciation and dividends, ranked 13th among the 13 companies in the 2011 Performance Comparator Group. This ranking resulted in no payouts with respect to the 2011 performance share awards. PG&E Corporation’s TSR performance for the three-year period was negative 4.3 percent, as compared to the median TSR of 46.3 percent among the 2011 Performance Comparator Group companies for the same period.

Mr. Earley received a performance share award upon his hire on September 13, 2011 that had a performance period of September 13, 2011 through September 13, 2014. For that period, PG&E Corporation’s TSR ranked 11th in comparison to the 2011 comparator companies. As a result, the performance shares did not meet the minimum threshold performance level, and no payouts were made with respect to these performance shares.

Performance Shares Vested in 2015

The three-year performance cycle for annual performance share awards that were granted in 2012 under the 2006 LTIP ended on December 31, 2014. These awards vested on March 2, 2015. For that period, PG&E Corporation’s TSR, as measured by stock price appreciation and dividends, ranked 9th among the 13 companies in the 2012 Performance Comparator Group. This ranking resulted in a 35 percent payout with respect to the 2012 performance share awards. PG&E Corporation’s TSR performance for the three-year period was 46.2 percent, as compared to the median TSR of 62.4 percent among the 2012 Performance Comparator Group companies for the same period.

2015 LTIP Structure

For 2015, annual LTIP awards are comprised of 50 percent performance shares with a relative TSR measure, 10 percent performance shares with equally weighted safety and affordability measures, and 40 percent RSUs. The increased performance share allocation and additional performance measures provide additional focus on the achievement of operational and financial goals and reflect closer alignment with peer practices.

Equity Grant Dates

The PG&E Corporation Equity Grant Date Policy generally provides that annual LTIP awards are granted when the market price of PG&E Corporation common stock reflects the disclosure of all material information. Annual equity awards for 2014 were granted on March 3, 2014, which was consistent with this policy. Under the policy, the grant date for non-annual equity awards to employees (such as for newly hired or newly promoted officers) is the later of (1) the date that the non-annual award is approved by the independent members of the PG&E Corporation or Utility Board, the Committee, or the PG&E Corporation CEO, as applicable, (2) the date that the LTIP award recipient becomes an employee, if applicable, or (3) the date otherwise specified by the applicable Board, the Committee, or the PG&E Corporation CEO. If the grant date of any LTIP award would occur during a trading blackout period, as defined under the PG&E Corporation Insider Trading Policy, then the actual grant date will be the first business day after the trading blackout period ends.

Other Elements of Executive Compensation

Perquisites and Related Compensation

NEOs generally receive a limited range of perquisite benefits, typically encompassing a partial subsidy for financial planning services from a third-party financial advisory firm, partial reimbursement of certain health club fees, on-site parking, and executive health services. The PG&E Corporation CEO and the Utility President also receive security-based car transportation services. The magnitude of these perquisites, including the lump-sum payment described in the following paragraph, is comparable to that provided to executive officers of companies in the Pay Comparator Group, and the value of these services is taxable to the recipient.

The Committee (and the independent members of the PG&E Corporation and Utility Boards in the case of Mr. Earley and Mr. Johns, respectively) also approved a 2014 lump-sum annual stipend amount for each executive officer consistent with 2013, which ranged from $15,000 to $35,000 (the upper end applicable only to Mr. Earley). This stipend is provided in lieu of providing the NEOs with additional perquisite benefits. The NEOs have discretion to use this stipend as they see fit. This stipend is consistent with amounts paid historically.

The PG&E Corporation CEO is authorized to use private aircraft for business travel under appropriate circumstances. The Utility’s Corporate Aircraft Use policy prohibits use of Utility aircraft for personal travel.

Post-Retirement Benefits

NEOs are eligible to receive retirement benefits under the Utility’s tax-qualified defined benefit plan (pension plan), which also provides benefits to other eligible employees of PG&E Corporation and the Utility. NEOs also are eligible to receive benefits under the PG&E Corporation Supplemental Executive Retirement Plan (“SERP”), which is a non-tax-qualified defined benefit pension plan that provides officers and key employees of PG&E Corporation and its subsidiaries, including the Utility, with a pension benefit. These plans are described in the section entitled “Pension Benefits—2014” beginning on page 58.

In February 2010, the Committee adopted a policy against crediting additional years of service for participants in the SERP.

Effective January 1, 2013, SERP participation was closed to new participants. Individuals who did not participate in the SERP but who were newly hired or promoted to officer after January 1, 2013 are eligible for non-tax-qualified defined contribution pension payments under the 2013 PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan (“DC-ESRP”). No NEOs participate in the DC-ESRP.

NEOs and other officers and employees also are eligible to participate in the PG&E Corporation Retirement Savings Plan (“RSP”), a tax-qualified 401(k) plan. PG&E Corporation provides a maximum matching contribution of 75 cents for each dollar contributed, up to 6 percent of base salary for individuals eligible for the final average pay pension benefit and up to 8 percent of base salary for individuals eligible for a cash balance pension benefit. To the extent that the Internal Revenue Code limits prevent an NEO from making contributions to his or her RSP account and, as a result, company matching funds are not contributed to that NEO’s RSP account, the matching funds will instead be contributed to the NEO’s account in the PG&E Corporation 2005 Supplemental Retirement Savings Plan (“SRSP”), a non-qualified deferred compensation plan.

Upon retirement, NEOs also may be eligible for post-retirement health, welfare, insurance, and similar benefits, pursuant to plans that generally provide benefits to all employees. Additional details regarding the retirement programs and post-retirement benefits, and the value of pension benefits accumulated as of December 31, 2014 for the NEOs, can be found in the table entitled “Pension Benefits—2014” beginning on page 62 and in the section entitled “Potential Payments—Resignation/Retirement” on page 64.

The majority of companies in the 2014 Pay Comparator Group provide tax-qualified pensions or similar plans, other tax-qualified defined contribution plans (i.e., 401(k) plans), and non-tax-qualified retirement plans for NEOs. The Committee believes that these defined benefit and defined contribution plans offer significant recruiting and retention incentives.

Officer Severance Program

General severance benefits are provided to NEOs through the 2012 PG&E Corporation Officer Severance Policy (“2012 Severance Policy”), the PG&E Corporation Officer Severance Policy (“Predecessor Severance Policy”), and specific LTIP award agreements and guidelines. Upon termination (other than for cause), NEOs may be eligible for cash severance payments, continued or accelerated vesting for LTIP awards, and other post-employment benefits. If an NEO is terminated for cause (i.e., for dishonesty, a criminal offense, or violation of a work rule) or resigns before becoming retirement-eligible, the NEO forfeits any unvested restricted stock, RSUs, and performance shares, and would not receive any associated dividends.

Officer Severance Policies - The purpose of the officer severance policies is to (1) attract and retain senior management by providing severance benefits that are part of a competitive total compensation package, (2) provide consistent treatment for all terminated officers, and (3) minimize potential litigation costs in connection with terminations of employment by conditioning payments upon a general release of claim.

2012 Severance Policy - In February 2012, the PG&E Corporation Board of Directors (upon the recommendation of the Committee) amended the officer severance program and adopted the 2012 Severance Policy, to better align the officer severance program with industry best practices. The 2012 Severance Policy, in combination with LTIP award agreements and STIP guidelines, generally provides the following benefits upon termination without cause:

●	Cash severance of one year’s salary and target STIP bonus.
●	Continued vesting of unvested RSUs for one year.
●	Pro rata vesting of performance shares.
●	Continued vesting of stock options for one year and the right to exercise stock options for up to one year.
●	Immediate vesting for either one-third or two-thirds of unvested Special Incentive Stock Ownership premiums (“SISOPs”) (the amount depending on officer level at termination).
●	Limited COBRA benefits and outplacement services.

As required by the Predecessor Severance Policy, to the extent that these changes reduced the aggregate benefits provided to a participant, the changes became effective in February 2015, which was the date three years after participants were notified of the changes.

Predecessor Severance Policy - Prior to adoption of the 2012 Severance Policy in February 2012, the Predecessor Severance Policy, in combination with provisions in the LTIP award agreements, generally provided the following benefits for senior executives who had been employed for two or more years in the case of a termination without cause: (1) cash severance equal to (a) two times the sum of base salary plus target STIP bonus, and (b) a prorated STIP bonus for the year of termination if more than six months of employment had occurred, (2) continued vesting for two years in any unvested RSUs, pro rata vesting of performance shares, the right to exercise any vested stock options for up to five years, and continued vesting for either one-third or two-thirds of unvested Special Incentive Stock Ownership Premiums (“SISOPS”) (the amount depending on officer level at termination), and (3) limited COBRA benefits and outplacement services.

The 2012 Severance Policy made the following key changes to benefits available to officers upon termination without cause:

●	Cash severance benefits were reduced to one times base salary plus target STIP bonus.
●	The right to exercise stock options that vested within the severance multiple (as set forth in the officer severance program) was limited to one year.
●	Continued vesting of unvested RSUs was limited to one year, unless otherwise specified in the equity award agreement. (Pro rata vesting of performance shares is not impacted by the February 2012 modifications.)

Additional details regarding severance benefits can be found in the section entitled “Potential Payments—Termination Without Cause” beginning on page 66.

Change in Control

The PG&E Corporation Board has determined that providing change-in-control benefits is a key part of PG&E Corporation’s officer compensation program. In a hostile takeover or other change-in-control situation, it is important for management to remain focused on maximizing shareholder value and aligning management’s interests with shareholders’ interests, and not to be distracted by concerns about job security.

Change-in-control benefits require a “double trigger” and are not payable based on a change-in-control event alone. Benefits under the officer severance policies also require that the NEO be severed. LTIP award agreements and guidelines require that either the NEO be severed, or that the successor entity fail to assume or continue the LTIP awards. The Board believes that the “double trigger” requirement aligns our change-in-control benefits with shareholder interests and reflects current market practices.

The 2012 Severance Policy, which became effective for NEOs in February 2015, provides enhanced cash severance benefits if the officer is terminated in connection with a Change in Control (as defined in the Policy). These enhanced benefits replace general severance benefits and are available only to officers in Bands 1 or 2 which includes all NEOs except Mr. Simon and Mr. Mistry. These covered officers are eligible to receive (1) change-in-control cash severance benefits equal to two times the sum of base salary and target annual STIP bonus, and (2) prorated STIP bonus for the year of termination. Other NEOs receive general severance benefits only.

The Predecessor Severance Policy applied to officers of PG&E Corporation at the level of Senior Vice President or above, or to the President of the Utility. These covered officers were eligible to receive (1) change-in-control cash severance benefits equal to three times the sum of base salary and target annual STIP bonus, and (2) target STIP bonus for the year of termination. The 2012 Severance Policy made the following key changes to benefits available to covered officers upon termination in connection with a Change in Control:

●	Cash severance benefits are reduced to two times base salary plus target STIP bonus.
●	STIP bonus payment is prorated in the year of termination.
●	The scope of officers who are eligible to receive such benefits was changed by adding Utility officers in bands 1 and 2 (which includes Executive Vice Presidents) and limiting eligibility of PG&E Corporation officers to bands 1 and 2 (PG&E Corporation Senior Vice Presidents who are in band 3 are no longer eligible).

All LTIP award agreements contain the same change-in-control provisions, which accelerate vesting of all awards if there is a Change in Control, and either the award is not continued or assumed, or the recipient is terminated in connection with a Change in Control. This practice aligns PG&E Corporation and the Utility with market practices and (1) better balances the interests of award recipients and shareholders, (2) provides security for award recipients in a time of uncertainty, and (3) preserves the incentive for award recipients to stay with PG&E Corporation or the Utility even following a transaction.

Additional details regarding change-in-control benefits can be found in the section entitled “Potential Payments—Severance in Connection with Change in Control” on page 66.

Elimination of Excise Tax Gross-Up—Effective March 2014, no excise tax gross-ups are provided with respect to Change-in-Control severance benefits.

Golden Parachute Restriction Policy—The Golden Parachute Restriction Policy requires shareholder approval of certain executive severance payments (as defined in the Golden Parachute Restriction Policy) provided in connection with a change in control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer’s base salary and target STIP award. Additional details regarding the Golden Parachute Restriction Policy can be found in the section entitled “Potential Payments—Severance in Connection with Change in Control—PG&E Corporation Golden Parachute Restriction Policy” on page 69.

Compensation Governance

Clawback Policy

PG&E Corporation and the Utility may recoup certain incentive compensation paid to current and former NEOs (and certain other officers) if either PG&E Corporation or the Utility restates its financial statements that are filed with the Securities and Exchange Commission (“SEC”) with respect to any fiscal year within the three-year period preceding the filing of the restatement (a “Restatement Year”).

If there is such a restatement, the Committee (or with respect to the PG&E Corporation CEO or the Utility President, the full Board of the applicable company) may, in good-faith exercise of its reasonable discretion and to the extent permitted by law, seek to recoup incentive compensation previously paid with respect to each Restatement Year to any individual who was a Section 16 Officer of that company during that Restatement Year. Compensation may be recouped to the extent that such compensation would have been lower when computed using the restated financial statements, and the Committee and the Boards have discretion to recoup such compensation on a tax-neutral basis. The policy applies only to compensation paid after the effective date of the policy, February 17, 2010.

Limitation on Tax Gross-Ups

Currently, no NEO is eligible to receive a tax gross-up payment except for certain types of payments made in connection with benefit programs offered to all employees (e.g., relocation programs). No NEO has received a gross-up payment (other than in connection with relocation benefits) since 2009.

Tally Sheets

In establishing compensation for NEOs, the Committee reviews tally sheets that present comprehensive data on the total compensation and benefits package for each of the NEOs.

Prohibition on Hedging and Pledging Policy

Officers of PG&E Corporation and the Utility may not engage in short sales or transactions in publicly traded options (such as puts, calls, and other derivative securities) with respect to either company’s stock. They also may not engage in any hedging or monetization transactions that limit or eliminate the officer’s ability to profit from an increase in the value of company stock. Officers generally are prohibited from holding company stock in a margin account or pledging it as collateral for a loan.

These limitations are designed to avoid any inadvertent violation of the insider trading laws and also increase the alignment between executive and shareholder interests.

Executive Stock Ownership Guidelines

The 2010 Executive Stock Ownership Guidelines are designed to encourage senior executive officers to achieve and maintain a minimum investment in PG&E Corporation common stock at levels set by the Committee, and to further align executive interests with those of PG&E Corporation’s shareholders. At the time of adoption, executive stock ownership guidelines had been adopted by most of the companies in the Pay Comparator Group, and they are increasingly viewed as an important element of a company’s governance policies.

The stock ownership target for the PG&E Corporation CEO is six times base salary, and the target for Messrs. Johns, Harvey, and Park is three times base salary. The target for Mr. Simon is one and one-half times base salary. Mr. Mistry is not subject to stock ownership guidelines.

Until an executive meets the applicable stock ownership guideline, he or she must retain 50 percent of the net shares realized from option exercise or from the vesting of restricted stock or stock units (including performance shares), after accounting for tax withholding. For the purpose of calculating compliance with the guidelines, unvested restricted stock and unvested stock units are not taken into account, except in the case of restricted stock and RSUs when a participant is retirement-eligible (defined as age 55 with five consecutive years of service).

Pursuant to the prior Executive Stock Ownership Program (“Prior ESOP”), SISOPs were used to encourage executive officers to meet stock ownership targets. Effective September 14, 2010, the SISOP program was eliminated, and no new individuals could become eligible to receive SISOPs. Officers who already were in the SISOP program continued to be eligible for SISOPs until January 1, 2013. A discussion of SISOPs is included in the narrative following the “Grants of Plan-Based Awards in 2014” table on page 54.

Realizable Compensation

The Committee believes that analyzing realizable pay is important in understanding the relationship between the targeted compensation that was approved for the CEO and the compensation that was actually earned, or may still be earned, based on company performance.

The following table compares the CEO’s targeted compensation values as disclosed in the Summary Compensation Table with the total realizable compensation. The compensation components compared include base salary, bonus, STIP, LTIP, change in pension/non-qualified deferred compensation, and all other compensation, all determined on the same basis as reported in the Summary Compensation Table.

The following table provides the total realizable compensation for the CEO, determined as described above, for January 1, 2012 through December 31, 2014, along with the CEO’s total compensation as presented in the Summary Compensation Table for that time frame. When calculating the values of LTIP awards, RSUs, and performance shares, the Summary Compensation Table reflects the grant-date values of the awards without consideration of the ultimate value (if any) realized by the executive from these awards. When calculating total realizable compensation, the value of each year’s equity award was determined using the value of the award based on the December 31, 2014 stock price for vested awards or, for awards outstanding and not vested, the expected value at vesting based on the December 31, 2014 stock price.

The table shows that the CEO’s total realizable compensation is slightly above the target total compensation and increases over the three-year period. This is primarily due to strong stock performance, both absolute and relative to peers, which has driven significantly higher realizable LTIP values.

Please note that this data is supplementary and is not a substitute for, and should be read in connection with, the Summary Compensation Table and related compensation disclosures beginning on page 52.

Target Total Compensation (Including LTIP Grant Values)					Total Realizable Compensation
	2012	2013	2014	Total		2012	2013	2014	Total
Target Annual Cash					Actual Annual Cash
Salary	$1,250,000	$1,250,000	$1,250,000	$3,750,000	Salary	$1,250,000	$1,250,000	$1,250,000	$3,750,000
Target STIP	$1,250,000	$1,250,000	$1,500,000	$4,000,000	Actual STIP	$1,715,000	$1,743,750	$1,825,200	$5,283,950
Bonus	$0	$0	$0	$0	Bonus	$0	$0	$0	$0
Cash Sub-Total	$2,500,000	$2,500,000	$2,750,000	$7,750,000	Cash Sub-Total	$2,965,000	$2,993,750	$3,075,200	$9,033,950
LTIP Grant Values					Realizable LTIP Value(1)
RSUs	$2,613,695	$3,249,958	$3,749,999	$9,613,652	RSUs	$3,317,118	$4,037,988	$4,575,978	$11,931,084
Performance					Performance
Shares	$3,912,026	$3,250,002	$3,750,008	$10,912,036	Shares	$1,741,440	$1,810,479	$7,707,022	$11,258,941
					Realizable LTIP
LTIP Sub-Total	$6,525,721	$6,499,960	$7,500,007	$20,525,688	Sub-Total	$5,058,558	$5,848,467	$12,283,000	$23,190,025
Change in					Change in
Pension/DQDC	$299,995	$634,517	$955,849	$1,890,361	Pension/DQDC	$299,995	$634,517	$955,849	$1,890,361
Other Comp.	$158,918	$94,718	$96,160	$349,796	Other Comp.	$158,918	$94,718	$96,160	$349,796
Total Target Comp.	$9,484,634	$9,729,195	$11,302,016	$30,515,845	Total “Actual” Comp.	$8,482,471	$9,571,452	$16,410,209	$34,464,132
					% of Target Comp.	89%	98%	145%	113%

(1)	Based on December 31, 2014 closing price of $53.24.

Benchmarking Details—Pay Comparator Group and Performance Comparator Group

For 2014, the Pay Comparator Group used to benchmark compensation elements consisted of all companies listed in the Philadelphia Utility Index with two replacements. PPL Corporation and Sempra Energy were used as comparators in place of Covanta and El Paso Electric, because with annual revenues under $2 billion, they are too small to be reasonable comparators. The Philadelphia Utility Index, which is administered by NASDAQ, consists of a group of 20 companies (including PG&E Corporation) that are selected by NASDAQ on the basis of having a primary business in the electric utility sector and meeting minimum market capitalization criteria.

A total of 19 companies were included in the 2014 Pay Comparator Group.

AES Corporation	Eversource Energy (formerly Northeast Utilities)
Ameren Corporation	Exelon Corporation
American Electric Power Company, Inc.	First Energy Corporation
CenterPoint Energy, Inc.	NextEra Energy, Inc.
Consolidated Edison, Inc.	PPL Corporation
Dominion Resources, Inc.	Public Service Enterprise Group
DTE Energy Company	Sempra Energy
Duke Energy Corporation	Southern Company
Edison International	Xcel Energy, Inc.
Entergy Corporation

In addition, general industry data for Mr. Simon’s human resources position, adjusted for PG&E Corporation’s revenue, was provided by Towers Watson from its proprietary executive compensation database, which includes information from over 800 companies across a wide variety of industry sections and locations. Due to the proprietary nature of their data, Towers Watson did not disclose the companies matching the benchmark position.

Each year, PG&E Corporation and the Utility also identify a Performance Comparator Group that is used only for evaluating PG&E Corporation’s relative TSR performance to determine payouts for LTIP performance share awards. In determining the composition of the Performance Comparator Group for 2014, the Committee decided that the Performance Comparator Group will include companies (1) that are categorized consistently by the investment community as “regulated,” as opposed to “less regulated,” based on analysis of revenue sources (i.e., the companies have business models similar to

PG&E Corporation and the Utility), and (2) that have a market capitalization of at least $4 billion. The Committee first selected companies listed on the Philadelphia Utility Index that meet these criteria and then selected additional companies that also meet these criteria. A total of 12 companies were included in the Performance Comparator Group for shares granted in 2014.

American Electric Power Company, Inc.	NiSource, Inc.
CMS Energy	Pinnacle West Capital
Consolidated Edison, Inc.	SCANA Corp.
DTE Energy Company	Southern Company
Duke Energy Corporation	Wisconsin Energy Corporation
Eversource Energy (formerly Northeast Utilities)	Xcel Energy, Inc.

Tax Deductibility

The Committee appropriately weighs the tax-deductibility limitations imposed by Internal Revenue Code Section 162(m). The Committee in its discretion may award forms of compensation that are not deductible under Section 162(m) when it determines that such awards best carry out the goals and objectives of the companies’ officer compensation programs.

Compensation Risk Analysis

Pay Governance assists the companies with a review of the design of PG&E Corporation’s and the Utility’s incentive plans relative to general compensation plan risk factors (or the potential for unintended consequences). For 2014, the companies examined the overall compensation pay structure, the overall mix of compensation vehicles, the structure of the incentive plans in particular, and other company pay plans. With respect to incentive plan structure, the companies specifically examined target and maximum compensation in each plan, the nature and mix of performance measures, governance structure, the risk of earnings manipulation posed by the incentive structure, and the extent to which the NEO pay program rewards short-term decisions at the risk of long-term performance. The companies also generally considered other compensation policies (such as clawback and anti-hedging policies), other compensation plans relating to severance and change-in-control benefits, and compensation governance.

For 2014, Pay Governance concluded that there were no material issues regarding the companies’ executive pay programs, and that the design of the companies’ incentive pay plans pose a low likelihood of incentivizing employees to engage in behaviors that are likely to have a material adverse effect on the companies.

Based on the foregoing, PG&E Corporation and the Utility concluded that the risks arising from the companies’ overall compensation policies and practices are not reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

Conclusion

The Committee believes that the amount and design of executive compensation provided for 2014 to the NEOs of PG&E Corporation and the Utility are consistent with the Committee’s compensation objectives and policies to (1) provide long-term incentives to align shareholders’ and officers’ interests and enhance total return for shareholders, (2) attract, retain, and motivate officers with the necessary mix of skills and experience for the development and successful operation of PG&E Corporation’s and the Utility’s businesses, and (3) compensate NEOs in a competitive, cost-efficient, and transparent manner.

Exhibit A

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)

For the year ended December 31, 2014
(in millions, except per share amounts)

	Earnings	Per Share Amounts (Diluted)
PG&E Corporation Earnings from Operations(1)	$1,648	$3.50
Items Impacting Comparability:(2)
Natural gas matters(3)	(216)	(0.45)
Environmental-related costs(4)	4	0.01
PG&E Corporation Earnings on a GAAP basis	$1,436	$3.06

(1)	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

(3)	During 2014, the Utility incurred net costs of $356 million pre-tax, in connection with natural gas matters as discussed in PG&E Corporation’s and the Utility’s Joint Annual Report to Shareholders for the year ended December 31, 2014 that accompanies this Joint Proxy Statement. These amounts included pipeline-related costs to perform work under the Utility’s pipeline safety enhancement plan (“PSEP”) and other activities associated with safety improvements to the Utility’s natural gas system, as well as legal and other costs related to natural gas matters, including $7 million of legal costs related to regulatory communications. A charge of $116 million also was recorded for PSEP capital expenditures, reflecting forecasted capital expenditures in 2015 and beyond that are expected to exceed the amount authorized for recovery. Accrued fines includes a charge of $10.85 million for violations related to a natural gas explosion that occurred in Carmel, California on March 3, 2014 and for violations of the rules governing ex parte communications of $1.05 million. These costs were partially offset by insurance recoveries and the resolution of all remaining third-party claims related to the natural gas pipeline accident that occurred in San Bruno, California on September 9, 2010, which resulted in a reduction to the accrual for third-party liability claims.

(pre-tax, in millions)	Year ended December 31, 2014
Pipeline-related expenses	$(347)
Disallowed capital	(116)
Accrued fines	(12)
Third-party liability claims	7
Insurance recoveries	112
Natural gas matters	$(356)

(4)	After the State of California established a final drinking water standard for hexavalent chromium that became effective on July 1, 2014, the Utility discontinued its whole house water replacement program associated with remediation at the Utility’s natural gas compressor station located near Hinkley, California. Accordingly, the Utility reduced its accrual related to the whole house water program by $7 million, pre-tax, in the third quarter of 2014. No additional amounts were recorded during the three months ended December 31, 2014.

Compensation Committee Report

The Compensation Committee of PG&E Corporation is comprised of independent directors and operates under a written charter adopted by the PG&E Corporation Board. The Compensation Committee is responsible for overseeing and establishing officer compensation policies for PG&E Corporation, the Utility, and their subsidiaries.

The Compensation Committee has reviewed and discussed the section of this Joint Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Boards of PG&E Corporation and the Utility that the “Compensation Discussion and Analysis” section be included in this Joint Proxy Statement.

March 25, 2015

Barry Lawson Williams, Chair
Maryellen C. Herringer
Forrest E. Miller
Barbara L. Rambo

Executive Officer Compensation Information

Summary Compensation Table – 2014

This table summarizes the principal components of compensation paid or granted during 2014 (including cash incentives earned for corporate performance in 2014, but paid in 2015). This table also includes information disclosed in the 2014 and 2013 Joint Proxy Statements for compensation paid or granted to certain officers during 2013 and 2012, respectively.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and		Salary	Bonus	Awards	Award(s)	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)	($)(2)	($)	($)(3)	($)(4)	($)(5)	($)
Anthony F. Earley, Jr.	2014	1,250,000	0	7,500,007	0	1,825,200	955,849	96,160	11,627,216
Chairman, Chief Executive Officer,	2013	1,250,000	0	6,499,960	0	1,743,750	634,517	94,718	10,222,945
and President, PG&E Corporation	2012	1,250,000	0	6,525,721	0	1,715,000	299,995	158,918	9,949,634
Christopher P. Johns	2014	772,333	0	2,799,993	0	704,831	1,682,001	77,965	6,037,123
President, Pacific Gas and Electric	2013	750,278	0	2,261,914	0	753,579	340,133	84,591	4,190,495
Company	2012	723,138	0	2,510,110	0	855,725	953,201	75,594	5,117,768
Kent M. Harvey	2014	624,172	0	1,499,950	0	518,012	2,246,668	63,318	4,952,120
Senior Vice President and Chief	2013	627,785	0	1,356,996	0	507,969	715,856	64,419	3,273,025
Financial Officer, PG&E Corporation,	2012	583,417	0	1,757,077	0	603,744	1,495,540	59,115	4,498,893
and Senior Vice President, Financial
Services, Pacific Gas and Electric
Company
Hyun Park	2014	620,167	0	1,499,950	0	503,080	564,737	63,088	3,251,022
Senior Vice President and General	2013	601,653	0	904,918	0	463,297	124,162	64,850	2,158,880
Counsel, PG&E Corporation	2012	582,076	0	1,104,197	0	551,040	333,814	60,804	2,631,931
John R. Simon	2014	424,994	0	750,104	0	387,756	319,381	49,047	1,931,282
Senior Vice President, Human	2013	412,227	0	497,476	0	273,091	57,496	50,793	1,291,083
Resources, PG&E Corporation and	2012	392,494	0	627,318	0	323,665	195,849	45,431	1,584,757
Pacific Gas and Electric Company
Dinyar B. Mistry	2014	373,046	0	350,074	0	277,988	617,051	31,509	1,649,668
Vice President, Chief Financial	2013	376,779	0	316,645	0	195,109	31,452	31,237	951,222
Officer, and Controller, Pacific Gas and	2012	340,938	0	351,164	0	231,545	434,709	30,713	1,389,069
Electric Company

(1)	Includes payments for accrued vacation.

(2)	Represents the grant date fair value of RSUs and performance shares measured in accordance with FASB ASC Topic 718, without taking into account an estimate of forfeitures related to service-based vesting. For RSUs, grant date fair value is measured using the closing price of PG&E Corporation common stock on the grant date. Assumptions made in valuation of reported performance shares awards are described in footnote 4 to the table entitled “Grants of Plan-Based Awards in 2014.” Assuming that the highest level of performance conditions would be achieved, the estimated maximum grant date value of performance shares awarded in 2014 would be: Mr. Earley $7,460,930, Mr. Johns $2,785,222, Mr. Harvey $1,492,083, Mr. Park $1,492,083, Mr. Simon $746,299, and Mr. Mistry $348,410.

(3)	Amounts represent payments received or deferred in 2015, 2014, and 2013 for achievement of corporate and organizational objectives in 2014, 2013, and 2012, respectively, under the STIP.

(4)	Amounts reported for 2014 consist of (i) the change in pension value during 2014 (Mr. Earley $955,849, Mr. Johns $1,681,951, Mr. Harvey $2,246,422, Mr. Park $564,563, Mr. Simon $319,064, and Mr. Mistry $617,048), and (ii) the above-market earnings on compensation deferred into the PG&E Corporation Supplemental Retirement Savings Plan and invested in the Aa Utility Bond Fund (Mr. Johns $50, Mr. Harvey $246, Mr. Park $174, Mr. Simon $317, and Mr. Mistry $3). The Aa Utility Bond Fund accrues interest based on the long-term corporate bond yield average for Aa utilities reported by Moody’s Investors Service. The above-market earnings are calculated as the difference between actual earnings from the Aa Utility Bond Fund investment option and hypothetical earnings that would have resulted using an interest rate equal to 120 percent of the applicable federal rate. A portion of Mr. Harvey’s pension benefit is payable to an alternate payee under a qualified domestic relations order (QDRO) and a domestic relations order (DRO). The amount payable is variable under the QDRO and the DRO.

(5)	Amounts reported for 2014 consist of (i) perquisites and personal benefits, as detailed below (Mr. Earley $4,910, Mr. Johns $18,210, Mr. Harvey $10,950, Mr. Park $10,180, Mr. Simon $10,274, and Mr. Mistry $60), (ii) a lump-sum annual stipend paid in lieu of providing perquisite benefits, with the exception of perquisite benefits noted in the chart below (Mr. Earley $35,000, Mr. Johns $25,000, Mr. Harvey $25,000, Mr. Park $25,000, Mr. Simon $20,000, and Mr. Mistry $15,000), and (iii) company contributions to defined contribution retirement plans (Mr. Earley $56,250, Mr. Johns $34,755, Mr. Harvey $27,368, Mr. Park $27,908, Mr. Simon $18,773, and Mr. Mistry $16,449).

Summary Compensation Table – 2014
Continued

The following chart provides additional information regarding perquisites and personal benefits that are included in the Summary Compensation Table and discussed in section (i) of footnote 5.

	Transportation	Executive	Financial	AD&D
	Services	Health	Services	Insurance	Total
	($)	($)	($)	($)	($)
A. F. Earley, Jr.	4,850			60	4,910
C. P. Johns	7,584	2,990	7,576	60	18,210
K. M. Harvey		2,600	8,290	60	10,950
H. Park		2,800	7,320	60	10,180
J. R. Simon		2,675	7,539	60	10,274
D. B. Mistry				60	60

The above perquisites and personal benefits consist of the following:

●	Transportation services for Mr. Earley and Mr. Johns to help ensure their safety and security, consisting of car transportation for commute and incidental non-business travel. Amounts include the prorated salary and benefits burden of the drivers, and vehicle costs.

●	The cost of executive health services provided to executive officers. Amounts vary among officers, reflecting the decisions of each individual officer regarding the specific types of tests and consultations provided, and the exact value of reimbursed expenses.

●	Fees paid to partially subsidize financial services provided by an independent contractor selected by PG&E Corporation to provide such services.
●	Company-paid premiums for a $250,000 accidental death and dismemberment policy.

In addition to the perquisite benefits described above, NEOs are given a set stipend that each NEO may use as the officer sees fit. The stipend is intended to cover miscellaneous items in each NEO’s discretion (such as membership in professional organizations). The amount of this stipend is included in the Summary Compensation Table in the “All Other Compensation” column and is discussed in section (ii) of footnote 5. NEOs also were eligible to receive on-site parking, which was provided at no additional incremental cost to the companies.

Please see the CD&A beginning on page 34 for additional information regarding the elements of compensation discussed above, including information regarding salary, short-term incentives, and long-term incentives. Additional information regarding grants of LTIP awards can be found in the narrative following the “Grants of Plan-Based Awards in 2014” table.

Grants of Plan-Based Awards in 2014

This table provides information regarding incentive awards and other stock-based awards granted during 2014 to NEOs.

									All Other
									Stock
									Awards:	Grant Date
			Estimated Future Payouts			Estimated Future Payouts			Number of	Fair Value
			Under Non-Equity Incentive			Under Equity Incentive Plan			Shares	of Stock
		Committee	Plan Awards(1)			Awards(2)			of Stock	and Option
	Grant	Action	Threshold	Target	Awards	Threshold	Target	Maximum	or Units	Awards
Name	Date	Date	($)	($)	($)(4)	(#)	(#)	(#)	(#)(3)	($)(4)
A. F. Earley, Jr.			750,000	1,500,000	4,500,000
	3/3/2014	2/19/2014				18,095	72,380	144,760		3,750,008
	3/3/2014	2/19/2014							85,950	3,749,999
C. P. Johns			289,625	579,250	1,737,750
	3/3/2014	2/19/2014				6,755	27,020	54,040		1,399,906
	3/3/2014	2/19/2014							32,090	1,400,087
K. M. Harvey			212,859	425,717	1,277,150
	3/3/2014	2/18/2014				3,619	14,475	28,950		749,950
	3/3/2014	2/18/2014							17,190	750,000
H. Park			186,050	372,100	1,116,300
	3/3/2014	2/18/2014				3,619	14,475	28,950		749,950
	3/3/2013	2/18/2014							17,190	750,000
J. R. Simon			114,721	229,442	688,325
	3/3/2014	2/18/2014				1,810	7,240	14,480		375,104
	3/3/2014	2/18/2014							8,595	375,000
D. B. Mistry			82,245	164,490	493,470
	3/3/2014	2/18/2014				845	3,380	6,760		175,118
	3/3/2014	2/18/2014							4,010	174,956

(1)	Compensation opportunity granted for 2014 under the STIP. Actual amounts earned are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. Threshold represents a 0.5 enterprise-wide STIP performance score and a 100 percent individual performance modifier. Maximum reflects a 2.0 enterprise-wide STIP performance score and a 150 percent individual performance modifier.

(2)	Represents performance shares granted under the 2006 LTIP.

(3)	Represents RSUs granted under the 2006 LTIP.

(4)	For performance shares, the grant date fair value is based on the probable outcome of the applicable performance conditions, measured using a Monte Carlo simulation valuation model. The assumed per-share value for the March 3, 2014 annual grants was $51.81. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate is assumed to equal the yield on a three-year Treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date.

Detailed information regarding compensation reported in the tables entitled “Summary Compensation Table—2014” and “Grants of Plan-Based Awards in 2014,” including the relative amounts apportioned to different elements of compensation, can be found in the CD&A. Information regarding specific grants and arrangements is provided below.

STIP Awards. Information regarding the terms and basis of STIP awards can be found in the CD&A.

Restricted Stock Units. Annual RSU awards granted in March 2014 will vest in three tranches, with one-third vesting on the first business day of March of each of the three years following the grant date. Upon vesting, RSUs are settled in an equivalent number of shares of PG&E Corporation common stock, net of the number of shares having a value equal to required withholding taxes.

Grants of Plan-Based Awards in 2014
Continued

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of RSUs granted to the recipient will be accrued on behalf of the recipient. Accrued dividends are paid in cash at the time that the related RSUs are settled.

Performance Shares. Annual performance shares granted in March 2014 will vest, if at all, at the end of a three-year period. Upon vesting, performance shares are settled in shares of PG&E Corporation common stock, net of number of shares having a value equal to required withholding taxes. The number of shares issued will depend on PG&E Corporation’s TSR relative to the 2014 Performance Comparator Group for the three-year performance period. The specific payout formula is discussed in the CD&A.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the value of the cash dividend per share multiplied by the number of performance shares granted to the recipient will be accrued on behalf of the recipient. At the end of the vesting period, the amount of accrued dividend equivalents will be increased or decreased by the same payout factor used to increase or decrease the number of vested performance shares for the period.

SISOPs. During 2014, one NEO held unvested phantom stock called Special Incentive Stock Ownership Premiums (“SISOPs”), which vested on January 3, 2014. No NEOs received new SISOPs in 2014. Vested SISOPs are reflected in the “Option Exercises and Stock Vested During 2014” table.

Under the SISOP program (as discussed in the CD&A), during each of the first three years after an executive became subject to the Prior ESOP, SISOPs were credited to the officer’s deferred compensation account in the SRSP to encourage executive officers to meet the Prior ESOP’s stock ownership targets. SISOPs generally vest in full on the third anniversary of the grant date, and can be forfeited if the executive fails to maintain the applicable stock ownership target. Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to such dividend, multiplied by the number of SISOPs held, is credited to the executive’s account as additional units. The number of additional units is determined by dividing the amount of the cash dividend by the closing price of PG&E Corporation common stock on the dividend payment date. SISOPs and dividend equivalents are awarded under the 2006 LTIP. Upon retirement or termination, the vested SISOPs are distributed in the form of an equivalent number of shares of PG&E Corporation common stock. The vesting of SISOPs can be accelerated under certain circumstances, as detailed in “Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death, or Disability” beginning on page 62.

Effective September 14, 2010, the SISOP program was eliminated in connection with adoption of the new 2010 Executive Stock Ownership Guidelines. Grandfathered participants in the Prior ESOP continued to be eligible to receive SISOPs until December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End – 2014

This table provides additional information regarding RSUs, performance shares, and other equity-based awards that were held as of December 31, 2014 by the NEOs, including awards granted prior to 2014. Any awards described below that were granted in 2014 also are reflected in the “Grants of Plan-Based Awards in 2014” table.

	Option Awards				Stock Awards
								Equity		Equity Incentive
								Incentive		Plan Awards:
								Plan Awards:		Market or
	Number of	Number of					Market Value	Number of		Payout Value
	Securities	Securities			Number of		of Shares or	Unearned		of Unearned
	Underlying	Underlying			Shares or		Units of	Shares, Units		Shares, Units
	Unexercised	Unexercised	Option		Units of Stock		Stock	or Other		or Other Rights
	Options	Options	Exercise	Option	That Have		That Have	Rights That		That Have
	(#)	(#)	Price	Expiration	Not Vested		Not Vested	Have Not		Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(1)		($)(2)	Vested (#)(3)		($)(2)
A. F. Earley, Jr.					224,602	(4)	11,957,810	241,920	(5)	12,879,821
C. P. Johns					96,250	(6)	5,124,350	83,685	(7)	4,455,389
K. M. Harvey					58,310	(8)	3,104,424	46,735	(9)	2,488,171
H. Park					43,990	(10)	2,342,028	40,810	(11)	2,172,724
J. R. Simon					22,665	(12)	1,206,685	21,000	(13)	1,118,040
D. B. Mistry					12,836	(14)	683,389	10,910	(15)	580,848

(1)	Includes (a) unvested RSUs, and (b) performance shares for which the performance period ended on December 31, 2014 and for which the reported number reflects a 35 percent payout. See the CD&A for additional details regarding awards granted in 2014.

(2)	Value based on the December 31, 2014 per-share closing price of PG&E Corporation common stock of $53.24.

(3)	Consists of unvested performance shares granted in 2013 and 2014. Consistent with SEC rules, the number of shares is presented assuming target performance for 2013 awards and maximum performance for 2014 awards. See the CD&A for additional details regarding awards granted in 2014.

(4)	56,285 RSUs vested on March 2, 2015, 7,884 RSUs will vest on September 13, 2015, 68,738 RSUs will vest on March 1, 2016, and 58,986 RSUs will vest on March 1, 2017. 32,709 performance shares vested on March 2, 2015.

(5)	97,160 performance shares are scheduled to vest on March 1, 2016, and 144,760 performance shares are scheduled to vest on March 1, 2017.

(6)	34,609 RSUs vested on March 2, 2015, 28,605 RSUs will vest on March 1, 2016, and 22,554 RSUs will vest on March 1, 2017. 10,482 performance shares vested on March 2, 2015.

(7)	29,645 performance shares are scheduled to vest on March 1, 2016, and 54,040 performance shares are scheduled to vest on March 1, 2017.

(8)	20,457 RSUs vested on March 2, 2015, 17,672 RSUs will vest on March 1, 2016, and 12,844 RSUs will vest on March 1, 2017. 7,337 performance shares vested on March 2, 2015.

(9)	17,785 performance shares are scheduled to vest on March 1, 2016, and 28,950 performance shares are scheduled to vest on March 1, 2017.

(10)	15,534 RSUs vested on March 2, 2015, 13,371 RSUs will vest on March 1, 2016, and 10,474 RSUs will vest on March 1, 2017. 4,611 performance shares vested on March 2, 2015.

(11)	11,860 performance shares are scheduled to vest on March 1, 2016, and 28,950 performance shares are scheduled to vest on March 1, 2017.

(12)	7,410 RSUs vested on March 2, 2015, 7,163 RSUs will vest on March 1, 2016, and 5,473 RSUs will vest on March 1, 2017. 2,619 performance shares vested on March 2, 2015.

(13)	6,520 performance shares are scheduled to vest on March 1, 2016, and 14,480 performance shares are scheduled to vest on March 1, 2017.

(14)	4,530 RSUs vested on March 2, 2015, 3,843 RSUs will vest on March 1, 2016, and 2,997 RSUs will vest on March 1, 2017. 1,466 performance shares vested on March 2, 2015.

(15)	4,150 performance shares are scheduled to vest on March 1, 2016, and 6,760 performance shares are scheduled to vest on March 1, 2017.

Option Exercises and Stock Vested During 2014

This table provides additional information regarding the amounts received during 2014 by NEOs upon vesting or transfer of restricted stock and other stock-based awards.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)(1)	Vesting ($)(1)
A. F. Earley, Jr.			52,107	2,340,740
C. P. Johns			38,700	1,688,043
K. M. Harvey			16,390	715,096
H. Park			13,025	568,281
J. R. Simon			5,723	249,454
D. B. Mistry			4,069	177,530

(1)	Reflects RSUs that vested on March 3, 2014 and September 13, 2014. For Mr. Simon, the value of stock awards includes $2,377 from the vesting of SISOPs that were deferred under the SRSP and that will be distributed seven months following termination of employment.

Pension Benefits – 2014

This table provides information for each NEO relating to accumulated benefits as of December 31, 2014 under any plan that provides for payments or other benefits at, after, or relating to retirement.

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
Name	Plan Name	Service (#)	Benefits ($)	Fiscal Year ($)
A. F. Earley, Jr.	Pacific Gas and Electric Company Retirement Plan	3.3	871,414	0
	PG&E Corporation Supplemental Executive Retirement Plan	3.3	1,090,370	0
C. P. Johns	Pacific Gas and Electric Company Retirement Plan	18.6	2,445,810	0
	PG&E Corporation Supplemental Executive Retirement Plan	18.6	3,040,899	0
K. M. Harvey	Pacific Gas and Electric Company Retirement Plan	32.3	2,647,670 (1)	0
	PG&E Corporation Supplemental Executive Retirement Plan	32.3	6,138,757 (1)	0
H. Park	Pacific Gas and Electric Company Retirement Plan	7.8 (2)	1,295,798	0
	PG&E Corporation Supplemental Executive Retirement Plan	8.1	377,996	0
J. R. Simon	Pacific Gas and Electric Company Retirement Plan	7.7	736,489	0
	PG&E Corporation Supplemental Executive Retirement Plan	7.7	165,698	0
D. B. Mistry	Pacific Gas and Electric Company Retirement Plan	20.3	1,903,264	0
	PG&E Corporation Supplemental Executive Retirement Plan	20.3	262,262	0

(1)	A portion of the benefits shown are payable to an alternate payee under a qualified domestic relations order (QDRO) and a domestic relations order (DRO). The amount payable is variable under the QDRO and the DRO.

(2)	Effective April 1, 2007, participation in the Pacific Gas and Electric Company Retirement Plan also was made available to all employees of PG&E Corporation. Prior to that time, the only PG&E Corporation employees who could participate in the retirement plan were individuals who had previously been employed by the Utility and participated in the Retirement Plan and were subsequently transferred to PG&E Corporation.

Additional information regarding compensation reported in the Pension Benefits table can be found in the CD&A. The present value of accumulated benefits as of December 31, 2014 is determined assuming that the NEOs retire at the earliest unreduced retirement age, using mortality and interest assumptions consistent with those used in preparing PG&E Corporation’s and the Utility’s financial statements. The RP-2014 “Employees” mortality table was used without collar or amount adjustments (adjusted to 2011 using a variation of MP-2014). Rates were projected on a generational basis from 2011 using a variation of MP-2014. Interest discount rates of 4.00 percent and 3.99 percent were used for the Retirement Plan and the SERP, respectively.

The pension benefits described in the above table are provided to officers under two plans.

The Utility provides retirement benefits to all of its employees, including its officers, under the Pacific Gas and Electric Company Retirement Plan (“Retirement Plan”), which is a tax-qualified defined benefit pension plan. The Retirement Plan historically also has covered a significant number of PG&E Corporation’s employees and officers. As of April 1, 2007, all PG&E Corporation employees and officers are eligible to participate in the Retirement Plan.

A participant may begin receiving tax-qualified pension benefits at age 55, but benefits will be reduced unless the individual has at least 35 years of service. At age 65, a participant becomes eligible for an unreduced pension, irrespective of the years of service. Between age 55 and age 65, any pension benefit may be reduced based on the number of years of service, and in accordance with pre-set charts set forth in the Retirement Plan. The benefit formula is 1.7 percent of the average annual salary for the last 36 months of service multiplied by years of credited service. The default form of benefit is a single-life annuity for participants who are unmarried at retirement or a 50 percent joint spousal annuity for married participants. However, other types of joint pensions are available, and participants have the option of designating non-spousal beneficiaries.

Pension Benefits – 2014
Continued

Effective January 1, 2013, a cash balance benefit has been added to the Retirement Plan. Employees hired on or after January 1, 2013 will participate in the cash balance benefit. Employees hired before January 1, 2013 were given a one-time opportunity during 2013 to irrevocably select to switch to the cash balance benefit on a going-forward basis, effective January 1, 2014. No current NEOs elected to switch to the cash balance benefit.

PG&E Corporation’s non-tax-qualified defined benefit pension plan provides benefits to officers and key employees. The SERP benefit formula is 1.7 percent of the average of the three highest combined salary and annual STIP payments during the last 10 years of service, multiplied by years of credited service. The benefit payable from the SERP is reduced by any benefit payable from the Retirement Plan. Payments are in the form of a single life annuity or, at the election of the officer, a joint spousal annuity. Normal retirement age is 65. Benefits may begin earlier, on the later of the NEO’s reaching age 55 or separation from the company, subject to reduction depending on years of credited service, in accordance with the pre-set charts set forth in the Retirement Plan.

Effective January 1, 2013, SERP participation was closed to new participants. Individuals who do not participate in the SERP but who are newly hired or promoted to officer after January 1, 2013, may be eligible for non- tax-qualified pension payments under the 2013 PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan (“DC-ESRP”).

All NEOs are participants in the SERP and do not participate in the DC- ESRP.

Mr. Earley is the only NEO currently eligible for unreduced benefits under the Retirement Plan and the SERP. At December 31, 2014, Mr. Harvey was eligible for early retirement under both plans. His benefits would have been subject to an early retirement reduction of 12.75 percent.

Non-Qualified Deferred Compensation – 2014

This table provides information for 2014 for each NEO regarding such individual’s accounts in non-qualified defined contribution plans and other deferred compensation plans as of December 31, 2014.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance
	in Last FY	in Last FY	Last FY	Distribution(4)	at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(5)
A. F. Earley, Jr.	660,000	50,156	17,116	0	832,936
C. P. Johns	0	25,916	758,270	0	5,931,048
K. M. Harvey	0	17,256	50,066	201,623	298,859
H. Park	0	16,359	59,324	0	312,860
J. R. Simon	136,546	9,843	14,521	0	199,054
D. B. Mistry	0	5,146	1,299	0	32,941

(1)	The amount shown for Mr. Earley was earned and reported for 2014 as compensation in the Summary Compensation Table.

(2)	Includes the following amounts that were earned and reported for 2014 as compensation in the Summary Compensation Table: Mr. Earley $50,156, Mr. Johns $25,916, Mr. Harvey $17,256, Mr. Park $16,359, Mr. Simon $7,466, and Mr. Mistry $5,146.

(3)	Represents earnings from the supplemental retirement savings plans described below. Includes the following amounts that were reported for 2014 as compensation in the Summary Compensation Table: Mr. Johns $50, Mr. Harvey $246, Mr. Park $174, Mr. Simon $317, and Mr. Mistry $3.

(4)	Distribution made in accordance with a domestic relations order.

(5)	Includes the following amounts that were reported as compensation in the Summary Compensation Table for 2014 and prior years: Mr. Earley $812,176, Mr. Johns $2,719,100, Mr. Harvey $46,951, Mr. Park $217,304, Mr. Simon $160,041, and Mr. Mistry $17,990.

The table presents balances from both the PG&E Corporation Supplemental Retirement Savings Plan for deferrals made prior to January 1, 2005 and the PG&E Corporation 2005 Supplemental Retirement Savings Plan (together, “SRSP Plans”) for deferrals made on and after January 1, 2005.

Under the SRSP Plans, officers may defer 5 percent to 50 percent of their base salary, and all or part of their perquisite allowance, STIP payment, and performance share award if settled in cash. SISOPs must be deferred.

PG&E Corporation also will contribute an amount equal to any employer contributions due under the 401(k) plan that were not made due to limitations under Internal Revenue Code Sections 401(m), 401(a)(17), or 415.

Earnings are calculated based on the performance of the following funds available in the 401(k) plan: Large Company Stock Index Fund (2014 return of 13.7 percent), Small Company Stock Index Fund (2014 return of 7.4 percent), International Stock Index Fund (2014 return of negative 4.7 percent), Total U.S. Stock Index Fund (2014 return of 12.6 percent), Emerging Markets Enhanced Index Fund (2014 return of negative 3.2 percent), World Stock Index Fund (2014 return of 4.1 percent), Bond Index Fund (2014 return of 5.9 percent), U.S. Government Bond Index Fund (2014 return of 4.8 percent), Short Term Bond Index Fund (2014 return of 0.6 percent), Money Market Investment Fund (2014 return of 0.0 percent), Target Date Fund 2010 (2014 return of 4.1 percent), Target Date Fund 2015 (2014 return of 5.3 percent), Target Date Fund 2020 (2014 return of 6.0 percent), Target Date Fund 2025 (2014 return of 6.4 percent), Target Date Fund 2030 (2014 return of 6.5 percent), Target Date Fund 2035 (2014 return of 6.4 percent), Target Date Fund 2040 (2014 return of 6.3 percent), Target Date Fund 2045 (2014 return of 6.3 percent), Target Date Fund 2050 (2014 return of 6.2 percent), Target Date Fund 2055 (2014 return of 6.2 percent), and Retirement Income Fund (2014 return of 3.7 percent). Other available measures are the PG&E Corporation Phantom Stock Fund, which mirrors an investment in PG&E Corporation common stock (2014 return of 37.4 percent), and the Aa Utility Bond Fund. The Aa Utility Bond Fund accrues interest based on the long-term corporate bond yield average for Aa utilities reported by Moody’s Investors Service (yields reported during 2014 ranged from

Non-Qualified Deferred Compensation – 2014
Continued

4.0 percent to 4.6 percent). Pre-2005 deferrals are limited to the Large Company Stock Index Fund, the PG&E Corporation Phantom Stock Fund, and the Aa Utility Bond Fund. In general, the earnings measures are selected by the officer and may be reallocated subject to restrictions imposed by regulations of the SEC. However, SISOP deferrals only may be invested in the PG&E Corporation Phantom Stock Fund and may not be reallocated.

Officers may elect deferrals to be distributed in 1 to 10 installments commencing in January of the year following termination of employment. For deferrals made in 2005 and thereafter, distributions may commence seven months after termination of employment or in January of a year specified by the officer. Earlier distributions may be made in the case of an officer’s death. The plan administrator may, in its discretion, permit earlier withdrawals as requested by participants to meet unforeseen emergencies.

Potential Payments upon Resignation, Retirement, Termination,
Change in Control, Death, or Disability

The NEOs are eligible to receive certain benefits upon termination, or when a Change in Control (as defined in the officer severance policies) occurs and either (1) the officer is terminated in connection with the Change in Control, or (2) the acquiring company does not continue or assume outstanding LTIP awards.

The following table estimates potential payments for each NEO as if, effective December 31, 2014, that individual terminated from employment or an acquiror did not assume, continue, or grant substitute awards for LTIP awards previously granted by the companies. Estimates assume that the value of any stock-based compensation received was $53.24 per share, which was the closing price of PG&E Corporation common stock on December 31, 2014. The table generally excludes (1) payments for services already rendered (such as unpaid and earned salary), which would be due to the NEO even if the individual had remained employed with the companies, (2) post-retirement benefits that would be available to employees generally, and (3) any deferred compensation that was previously earned but would become payable due to the termination (these deferred amounts are reflected in the table entitled “Non-Qualified Deferred Compensation—2014”).

The value of actual cash and equity received on or shortly after December 31, 2014 would be less than the “total” amount listed below because (1) pension benefits are paid in the form of a life annuity, and (2) stock awards reflected in the table will be payable only after vesting, which may occur in subsequent years.

			Termination	Change in
	Resignation/	Termination	Without	Control(1)	Death or
Name	Retirement ($)	For Cause ($)	Cause ($)	($)	Disability ($)(2)
A. F. Earley, Jr.
Value of Accumulated Pension Benefits	1,961,784	1,961,784	1,961,784	1,961,784	1,042,536
Value of Stock Awards Vesting(3)	0	0	9,241,860	23,261,588	23,261,588
Severance Payment	0	0	0	0	0
Short-Term Incentive Plan Award(4)	1,500,000	0	1,500,000	1,500,000	1,500,000
Health Care Insurance	0	0	0	0	0
Career Transition	0	0	0	0	0
Relocation(5)	25,000	25,000	25,000	25,000	25,000
Total	3,486,784	1,986,784	12,728,644	26,748,372	25,829,124
C. P. Johns
Value of Accumulated Pension Benefits	6,004,654	6,004,654	6,004,654	6,004,654	4,459,566
Value of Stock Awards Vesting(3)	0	0	5,763,777	8,677,656	8,677,656
Severance Payment	0	0	2,715,300	4,065,150	0
Short-Term Incentive Plan Award(4)	579,250	0	579,250	579,250	579,250
Health Care Insurance	0	0	29,018	0	0
Career Transition	0	0	15,000	0	0
Total	6,583,904	6,004,654	15,106,999	19,326,710	13,716,472
K. M. Harvey
Value of Accumulated Pension Benefits(6)	9,147,447	9,147,447	9,147,447	9,147,447	5,410,169
Value of Stock Awards Vesting(3)	5,490,714	0	5,490,714	4,981,117	4,981,117
Severance Payment	0	0	2,077,060	3,109,850	0
Short-Term Incentive Plan Award(4)	425,717	0	425,717	425,717	425,717
Health Care Insurance	0	0	40,056	0	0
Career Transition	0	0	15,000	0	0
Payment in lieu of Post-Retirement Life Insurance(7)	602,341	602,341	602,341	602,341	0
Total	15,666,219	9,749,788	17,798,335	18,266,472	10,817,003

Potential Payments upon Resignation, Retirement, Termination,
Change in Control, Death, or Disability
Continued

			Termination	Change in
	Resignation/	Termination	Without	Control(1)	Death or
Name	Retirement ($)	For Cause ($)	Cause ($)	($)	Disability ($)(2)
H. Park
Value of Accumulated Pension Benefits	1,732,421	1,732,421	1,732,421	1,732,421	906,428
Value of Stock Awards Vesting(3)	0	0	2,679,039	4,183,465	4,183,465
Severance Payment	0	0	1,994,240	2,985,900	0
Short-Term Incentive Plan Award(4)	372,100	0	372,100	372,100	372,100
Health Care Insurance	0	0	40,056	0	0
Career Transition	0	0	15,000	0	0
Total	2,104,521	1,732,421	6,832,856	9,273,886	5,461,993
J. R. Simon
Value of Accumulated Pension Benefits	933,100	933,100	933,100	933,100	504,285
Value of Stock Awards Vesting(3)	0	0	1,372,405	2,123,025	2,123,025
Severance Payment	0	0	1,299,520	1,945,925	0
Short-Term Incentive Plan Award(4)	229,442	0	229,442	229,442	229,442
Health Care Insurance	0	0	40,056	0	0
Career Transition	0	0	15,000	0	0
Total	1,162,542	933,100	3,889,523	5,231,492	2,856,752
D. B. Mistry
Value of Accumulated Pension Benefits	2,369,579	2,369,579	2,369,579	2,369,579	1,893,567
Value of Stock Awards Vesting(3)	0	0	763,643	1,131,661	1,131,661
Severance Payment	0	0	799,530	799,530	0
Short-Term Incentive Plan Award(4)	164,490	0	164,490	164,490	164,490
Health Care Insurance	0	0	13,842	13,842	0
Career Transition	0	0	15,000	15,000	0
Total	2,534,069	2,369,579	4,126,084	4,494,102	3,189,718

(1)	Payments made in connection with a Change in Control may require shareholder approval, pursuant to the PG&E Corporation Golden Parachute Restriction Policy, discussed below. If excise taxes are levied in connection with Internal Revenue Code Section 4999, the aggregate benefits shown may be reduced to a level that does not trigger the excise tax, but only if doing so would be more beneficial to the officer on an after-tax basis.

(2)	For pension payments, the number reflects the value of aggregated benefits upon termination due to death. Pension payments upon termination due to disability would be the same as in the event of resignation.

(3)	Reflects value of outstanding equity awards for which vesting is continued or accelerated due to the termination event. Based on performance through December 31, 2014, payments would be made with respect to 35%, 35%, and 200% of outstanding performance shares granted in 2012, 2013, and 2014, respectively.

(4)	Assumes an overall STIP performance score of 1.0.

(5)	Mr. Earley waived his rights under the officer severance policy in return for reasonable costs for relocation to Detroit, Michigan upon separation from employment.

(6)	A portion of the pension benefits is payable to an alternate payee under a qualified domestic relations order (QDRO) and a domestic relations order (DRO). The amount payable is variable under the QDRO and the DRO.

(7)	Lump-sum cash benefit equal to the present value of a post-retirement life insurance policy with coverage equal to the NEO’s last 12 months of salary.

Potential Payments upon Resignation, Retirement, Termination,
Change in Control, Death, or Disability
Continued

Pension Benefits in General

If any NEO is terminated for any reason, that officer generally is entitled to receive accrued and vested pension benefits, as described in the narrative accompanying the “Pension Benefits—2014” table. The value of the pension benefit will be paid out over time in the form of an annuity, consistent with payment elections made by the NEO. The qualified plan is funded by contributions from both PG&E Corporation and the Utility. Payments from the non-qualified plan are paid by PG&E Corporation.

The value of pension benefits reported in the table above is identical in all termination scenarios, except if an NEO’s employment is terminated due to that officer’s death. In that case, if (1) the officer was at least 55 years of age, or (2) the combined total of his or her age and the number of years worked exceeded 70, then the officer’s surviving spouse or beneficiary would be entitled to an immediate commencement of payment of 50 percent of the single life pension benefit that would otherwise have been available to the officer at age 65. For all other officers, the value of this pre-retirement survivor’s benefit would be 50 percent of the single life pension benefit that would otherwise have been available to the officer at age 55, and the benefit would commence in the month that starts the day after that officer would have reached age 55.

Officer Severance Policies in General

Two officer severance policies provide for severance payments and the treatment of certain LTIP awards upon termination with cause, termination without cause, and termination in connection with a Change in Control (unless such benefits have been waived). Benefits under the officer severance policies are paid by the individual’s former employer.

●	PG&E Corporation’s 2012 Severance Policy applies to all new officers hired or promoted on or after March 1, 2012.

●	The Predecessor Severance Policy applies to all individuals who became officers prior March 1, 2012 for purposes of calculating pension benefits reportable in this Joint Proxy Statement. It continued to apply to such individuals until February 2015, to the extent that the 2012 Severance Policy would reduce an NEO’s aggregate severance benefit levels as compared to the Predecessor Severance Policy. The 2012 amendments to the officer severance policies are discussed in more detail in the CD&A.

Mr. Earley generally waived his rights under the officer severance policies. All other NEOs were eligible for benefits under the Predecessor Severance Policy as of December 31, 2014, and currently would be subject to the 2012 Severance Policy.

Potential Payments – Resignation/Retirement

LTIP Awards. Unvested RSUs and performance shares generally are cancelled upon resignation, unless that individual’s resignation qualifies as a “retirement.” For these purposes, “retirement” means a termination of employment, other than for cause, when an employee is at least 55 years old and has been employed for at least the last five consecutive years immediately before termination. If the individual “retires,” then:

●	Unvested annual RSU awards continue to vest and will become payable as if the officer remained employed (unless retirement occurs within two years following a Change in Control, in which case shares underlying the RSUs vest and are paid out within 60 days following the retirement),

●	Unvested performance shares continue to vest and will become payable as if the officer remained employed.

Mr. Harvey was the only NEO who was retirement-eligible under the LTIP as of December 31, 2014.

STIP. If an NEO resigns or retires on or after December 31 of a performance year, that NEO will be entitled to receive a lump-sum STIP payment for that calendar year.

Potential Payments upon Resignation, Retirement, Termination,
Change in Control, Death, or Disability
Continued

If an NEO resigns prior to December 31 of any calendar year, potential STIP payments for that year generally are forfeited. However, if the NEO is at least 55 years of age at the time of resignation, then potential STIP payments will be treated in the same manner as for a “retirement.”

If an NEO retires before December 31 of any calendar year, then the Compensation Committee may, in its discretion, approve providing the retired NEO with a lump-sum STIP payment for that calendar year. Any such STIP payment generally would reflect actual earnings, and thus be prorated to reflect the amount of time that the retired NEO was employed during the performance period.

Any STIP payment generally would reflect the STIP performance score applicable to active employees, and would be paid by the former employer at the same time as for active employees.

Post-Retirement Life Insurance Benefits. Upon retirement (as defined under the qualified pension plan), all employees of PG&E Corporation, the Utility, and certain subsidiaries are eligible to receive a life insurance coverage benefit under the Post-Retirement Life Insurance Plan of Pacific Gas and Electric Company. If an employee retires at age 55 or older with at least 15 years of service (“qualifying retirement”) with the companies and their subsidiaries, the employee may qualify for a different “benefit level” and the value of the benefit may increase. Each retiree’s applicable “benefit level” is determined based on factors such as the participant’s position with the company at retirement and the date of hire or promotion. Prior to December 31, 2008, upon qualifying retirement, certain benefit levels also permitted the retiree to elect to receive the benefit in the form of a lump-sum cash payment equal to the present value of the insurance coverage benefit. Participants no longer may elect the cash payment upon retirement, but certain individuals who were employees as of December 31, 2008 and who were likely upon retirement to qualify for the benefit levels that previously offered the cash alternative were given the opportunity to make a one-time election as to whether to receive future benefits (if any) as insurance coverage or in the form of a lump-sum cash payment. Benefits are paid by the former employer.

Upon qualifying retirement, each NEO, except Mr. Earley, would receive a lump-sum cash benefit equal to the present value of a post-retirement life insurance policy with coverage equal to the NEO’s last 12 months of salary. Upon qualifying for retirement, Mr. Earley would be entitled to receive a life insurance benefit in the amount of $50,000.

Mr. Harvey is the only NEO who would have been eligible for such life-insurance related benefits if he had retired on December 31, 2014.

Potential Payments – Termination for Cause

If an officer is terminated for cause, that officer is not eligible to receive a STIP payment for that year. All outstanding RSUs and performance shares are cancelled. No severance payment is available.

As provided in the officer severance policies, in general, an officer is terminated “for cause” if the employer determines in good faith that the officer has engaged in, committed, or is responsible for:

●	Serious misconduct, gross negligence, theft, or fraud against PG&E Corporation and/or the officer’s employer,

●	Refusal or unwillingness to perform his or her duties,

●	Inappropriate conduct in violation of PG&E Corporation’s equal employment opportunity policy,

●	Conduct that reflects adversely upon, or making any remarks disparaging of, PG&E Corporation, its Board, officers, or employees, or its affiliates or subsidiaries,

●	Insubordination,

●	Any willful act that is likely to injure the reputation, business, or business relationship of PG&E Corporation or its subsidiaries or affiliates, or

●	Violation of any fiduciary duty, or breach of any duty of loyalty.

Potential Payments upon Resignation, Retirement, Termination,
Change in Control, Death, or Disability
Continued

With respect to vesting of LTIP awards, “cause” generally is determined in the sole discretion of PG&E Corporation, and typically includes dishonesty, a criminal offense, or violation of a work rule. For Mr. Earley’s LTIP awards, “cause” is specifically defined in the same manner as in the officer severance policies.

Potential Payments – Termination Without Cause

LTIP Awards. Termination provisions are described in the officer severance policies and LTIP award agreements.

●	Unvested RSU awards generally would continue to vest for a number of months equivalent to the officer’s “severance multiple” as set forth in the officer severance policies. As of the December 31, 2014 measurement date for the above “potential payments” table, for all NEOs except Mr. Earley and Mr. Harvey, the “severance multiple” was the number of months employed up to 18 months or 24 months, depending on officer level.

●	Unvested performance shares generally vest proportionately based on the number of months during the performance period that the officer was employed divided by 36 months. Any vested performance shares are settled, if at all, at the end of the applicable performance period.

However, if the officer is at least 55 years of age with at least five years of service, his or her termination without cause is treated as a retirement under the terms of the LTIPs. (Please see the section entitled “Potential Payments—Resignation/ Retirement” for a discussion of vesting provisions.) Mr. Harvey was the only NEO who was retirement-eligible under the LTIP as of December 31, 2014.

With respect to Mr. Earley’s initial September 2011 and annual LTIP awards, because he has been employed by PG&E Corporation for more than three years, upon termination without cause, a prorated portion of the award would continue to vest, based on the number of Mr. Earley’s service days during the vesting period.

Severance Payment. All NEOs, except Mr. Earley, are subject to the Predecessor Severance Policy and would be entitled to a lump-sum payment of up to one and one-half or two times annual base salary and STIP target (the applicable severance multiple being dependent on an officer’s level). Mr. Earley waived his rights to cash severance payments.

STIP. If an officer is terminated before December 31 of a given year and has at least six months of service in that year, the officer is eligible to receive a prorated lump-sum STIP award for that year. Such STIP payment generally would reflect the STIP performance score applicable to active employees, and would be prorated to reflect the amount of time that the officer was employed during the performance period. Payments would be paid by the former employer and at the same time as for active employees. Mr. Earley has waived his rights to these amounts under the officer severance policies.

Miscellaneous Benefits. The officer is entitled to receive a lump-sum cash payment equal to the estimated value of 18 months of COBRA premiums, based on the officer’s benefit levels at the time of termination (with such payment subject to taxation under applicable law), and career transition services. Mr. Earley has waived these benefits.

Covenants. In consideration for severance benefits other than those relating to LTIP awards, (1) the officer agrees not to divulge any confidential or privileged information obtained during his or her employment, (2) during a period equal to the severance multiple, the officer agrees to a covenant to, among other things, refrain from soliciting customers and employees, (3) the officer agrees to assist in legal proceedings as reasonably required during this period, (4) the officer must sign a release of claims, and (5) the officer must agree not to compete with the companies to the extent permitted by law.

Potential Payments – Severance in Connection with Change in Control

Change-in-Control benefits require a “double trigger” and are not payable based on a Change-in-Control event alone.

Potential Payments upon Resignation, Retirement, Termination,
Change in Control, Death, or Disability
Continued

Benefits in connection with a Change in Control are provided by the officer severance policies, the LTIPs, and related LTIP award agreements and guidelines. Benefits may be limited by the PG&E Corporation Golden Parachute Restriction Policy, which was adopted on February 15, 2006 and is discussed further below.

Definition of Change in Control

For purposes of benefits described in the “Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death or Disability,” a Change in Control occurs if any of the following occur:

1.	Any person or entity (excluding any employee benefit plan or plan fiduciary) becomes the direct or indirect owner of more than 20 percent of PG&E Corporation’s outstanding common stock.
2.	Over any two-year period, a majority of the PG&E Corporation directors in office at the beginning of the period are no longer in office (unless each new director was elected or nominated for shareholder election by at least two-thirds of the remaining active directors who also were in office at the beginning of the period).
3.	Following any shareholder-approved consolidation or merger of PG&E Corporation, the former PG&E Corporation shareholders own less than 70 percent of the voting power in the surviving entity (or parent of the surviving entity).
4.	PG&E Corporation shareholders approve either (a) the sale, lease, exchange, or other transfer of all or substantially all of PG&E Corporation’s assets, or (b) a plan or proposal for the liquidation or dissolution of PG&E Corporation.

Effective May 12, 2014, the definition of Change in Control for purposes of the officer severance programs and LTIP awards was amended such that a Change in Control occurs if any of the following occur:

1.	Any person or entity (excluding any employee benefit plan or plan fiduciary) becomes the direct or indirect owner of more than 30 percent of PG&E Corporation’s outstanding common stock.
2.	Over any two-year period, a majority of the PG&E Corporation directors in office at the beginning of the period are no longer in office (unless each new director was elected or nominated for shareholder election by at least two-thirds of the remaining active directors who also were in office at the beginning of the period or who were elected or nominated by at least two-thirds of the active directors at the time of election or nomination).
3.	Following any shareholder-approved consolidation or merger of PG&E Corporation, the former PG&E Corporation shareholders own less than 70 percent of the voting power in the surviving entity (or parent of the surviving entity).
4.	Following the (a) consummation of the sale, lease, exchange, or other transfer of all or substantially all of PG&E Corporation’s assets, or (b) shareholder approval of a plan of liquidation or dissolution of PG&E Corporation.

This change was approved by shareholders in connection with their May 2014 approval of the 2014 LTIP, and became effective for awards granted to NEOs during 2015. Because the amended definition of Change in Control would reduce the aggregate level of benefits for officers who were eligible for severance benefits prior to that time, the new definition will not become effective with respect to severance payments for NEOs until May 2017.

LTIP Awards. Following a Change in Control, LTIP awards generally accelerate or automatically vest if either (a) the successor company fails to continue or substitute previously granted awards in a manner that preserves the value of those awards, or (b) the award recipient is terminated (including constructive termination) in connection with a Change in Control during a set period of time before or after the Change in Control. Specific acceleration, vesting, and settlement provisions are as follows (subject to any delays necessary to comply with Internal Revenue Code Section 409A).

Treatment of Unvested LTIP Awards Upon Termination Without
Cause in Connection With a Change in Control (CIC)

	Termination Within Three Months Before CIC	Termination Within Two Years After CIC	CIC Occurs and Acquiror Does Not Assume, Continue, or Grant Substitute LTIP Awards
Performance Shares	Vest upon CIC, payable at end of performance period	Vest upon termination, payable at end of performance period	Vest upon CIC, payable at end of performance period, but based on a payout factor measuring TSR for the period from the beginning of the performance period to the date of CIC
RSUs	Vest upon CIC, settled under normal schedule (includes any RSUs that would have continued to vest after termination)	Vest upon termination, settled within 60 days	Vest upon CIC, settled under normal schedule

Severance Payment. As of December 31, 2014, the Predecessor Severance Policy provided enhanced Change-in-Control severance benefits to “covered officers” who, as of February 29, 2012, were in the position of Senior Vice President or higher at PG&E Corporation, or were the principal executive officer of the Utility or PG&E Corporation Support Services, Inc. (a subsidiary of PG&E Corporation). Such officers include Messrs. Johns, Harvey, Park, and Simon. Mr. Earley waived his rights to Change-in-Control severance benefits under the officer severance policies. If Mr. Mistry had been terminated in connection with a Change in Control as of December 31, 2014, he would have been eligible for standard severance benefits, as discussed in the section entitled “Potential Payments—Termination Without Cause.”

As of December 31, 2014, under the Predecessor Severance Policy, if a covered officer is terminated without cause or is constructively terminated in connection with a Change in Control (which includes termination prior to a Potential Change in Control, as defined in the officer severance policies), the officer generally would be eligible for a lump-sum payment equal to the total of:

1.	Unpaid base salary earned through the termination date,
2.	Any accrued but unpaid vacation pay, and
3.	Three times the sum of target STIP for the fiscal year in which termination occurs and the officer’s annual base salary in effect immediately before either the date of termination or the Change in Control, whichever is greater.

However, in connection with the elimination of reimbursement payments for excise taxes levied in connection with Internal Revenue Code Section 4999, eligible officers either (1) are responsible for paying any such excise taxes, or (2) have their aggregate change-in-control benefits reduced to a level that does not trigger the excise tax, but only if doing so would be more beneficial to the officer on an after-tax basis.

For these purposes, “cause” means:

(i)	The covered officer’s willful and continued failure to substantially perform the officer’s duties with PG&E Corporation or one of its affiliates, after a written Board demand for substantial performance is delivered to the officer, or
(ii)	The willful engagement in illegal conduct or gross misconduct that is materially injurious to PG&E Corporation.

Constructive termination includes resignation in connection with conditions that constitute Good Reason as defined in the officer severance policies (which includes, among other things, a material diminution in duties, authority, or base compensation).

STIP. If a covered officer is terminated without cause or is constructively terminated in connection with a Change in Control, the Predecessor Severance Policy provides that the officer will receive a lump-sum payment equal to the total of the officer’s target STIP calculated for the fiscal year in which termination occurs. Any STIP payment generally would reflect the STIP performance score applicable to active employees, and would be paid by the former employer at the same time as for active employees. Mr. Earley waived his rights to Change-in-Control severance benefits under the officer

Treatment of Unvested LTIP Awards Upon Termination Without
Cause in Connection With a Change in Control (CIC)
Continued

severance policies. If Mr. Mistry had been terminated in connection with a Change in Control as of December 31, 2014, he would have been eligible for STIP payments, as discussed in the section entitled “Potential Payments—Termination Without Cause.”

PG&E Corporation Golden Parachute Restriction Policy. The Golden Parachute Restriction Policy was adopted by the PG&E Corporation Board of Directors on February 15, 2006, and requires shareholder approval of executive severance payments provided in connection with any change in control, to the extent that those payments exceed 2.99 times the sum of a covered officer’s base salary and target annual bonus.

The policy applies to the value of cash, special benefits, or perquisites that are due to the executive following or in connection with both (1) a change in control, and (2) the termination or constructive termination of an officer of PG&E Corporation, the Utility, or their subsidiaries at the level of Senior Vice President or higher. It does not apply to the value of benefits that would be triggered by a change in control without severance, or to the value of benefits that would be triggered by severance in the absence of a change in control. The Golden Parachute Restriction Policy also does not apply to certain enumerated payments, including, among others, compensation for services rendered prior to termination, tax restoration payments, and accelerated vesting or settlement of equity awards.

Potential Payments – Termination Due to Death or Disability

LTIP Awards. If an officer’s employment is terminated due to death or disability, LTIP awards are treated as follows:

●	If a participant’s death or disability (as defined under Internal Revenue Code Section 409A) occurs while employed, unvested RSUs vest immediately and will be settled within 60 days. If a participant’s death or disability occurs following termination, unvested RSUs and any RSUs that would have vested under a continued vesting period (e.g., upon retirement) vest immediately and will be settled within 60 days.
●	Unvested performance shares vest immediately. Vested shares are payable, if at all, as soon as practicable after completion of the performance period relevant to the performance share award.

Vested LTIP awards are payable to the officer’s designated beneficiary(ies), in the case of death, or otherwise in accordance with the officer’s instructions or by law.

STIP. If an officer’s employment is terminated due to death or disability before December 31 of the STIP performance year, a prorated portion of the target STIP award will become payable to the officer, or in the case of death, to the officer’s beneficiary(ies), by the former employer and at the same time as STIP payments are made to active employees.

Item No. 4:

PG&E Corporation Shareholder Proposal

To Be Voted on by PG&E Corporation Shareholders Only

The shareholder proposal and related supporting statement represent the views of the shareholder who submitted them, and not the views of PG&E Corporation. PG&E Corporation is not responsible for, and does not endorse, the content of any shareholder proposal or supporting statement. The following shareholder proposal and supporting statement are included in this Joint Proxy Statement pursuant to rules established by the Securities and Exchange Commission.

Item No. 4: Shareholder Proposal

Proposal 4 – Independent Board Chairman

Mr. John R. Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, beneficial owner of 80 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

Proposal 4—Independent Board Chairman

Resolved: Shareholders request that the Board of Directors adopt a policy that the Chairman of our Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the company or its CEO is the directorship. Our Board would have discretion to deal with existing agreements in implementing this proposal. Our board would have discretion to encourage any person who had contract rights that might delay full implementation of this proposal to voluntarily waive such contract rights for the benefit of the shareholders. This policy should allow for policy departure under such extraordinary circumstances such as the unexpected resignation of the chair.

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. This proposal topic, sponsored by Ray T. Chevedden, won 55% support at Sempra Energy.

A weak or compromised Lead Director is a good argument for adopting an independent board chairman policy. Lead Director Barry Lawson Williams had the longest tenure of any of our directors – 18 years. Long-tenure can negatively impact director independence.

Mr. Williams was also negatively flagged by GMI Ratings, an independent investments research firm, due to his involvement with 2 bankruptcies. Mr. Williams was on the PG&E board when it filed for bankruptcy in 2004 and the Dex One Corporation (R.H. Donnelley Company) board when it filed for bankruptcy in 2009. Maryellen Herringer, who chaired our nomination committee, may have had a role in the selection of Mr. Williams. Ms. Herringer received the highest negative vote of any PG&E director.

Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:

GMI said PG&E was charged with 12 pipeline safety violations by the U.S. government for a 2010 natural gas explosion that killed 8 people and left a crater the size of a house. The grand jury indictment charged PG&E with knowingly and willfully violating the Natural Gas Pipeline Safety Act by failing to test and assess unstable pipelines to determine whether they could fail. PG&E was also charged with keeping incomplete and inaccurate records about the pipeline that exploded. PG&E was also flagged for its failure to utilize an environmental management system or to seek International Organization for Standardization 14001 Certification for some or all of its operations.

Anthony Earley was given $10 million in 2013 Total Summary Pay. Rosendo Parra was another negatively flagged director due to his service on the NII Holdings board when it filed for its 2014 bankruptcy.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:
Independent Board Chairman – Proposal 4

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

The Board believes shareholders should vote against this proposal for the following reasons:

●	It is in the best interests of the Corporation and its shareholders to have a flexible rule regarding which directors may serve as Chairman.
●	PG&E Corporation’s strong corporate governance practices – including the requirement of an independent lead director with specified duties – address the proponent’s concern that the Board cannot properly oversee the CEO if the CEO also serves as Chairman.
●	The proposal’s specific definition of “independence” is not clear, so shareholders may not understand the intent of the proposal, and PG&E Corporation may not know how to implement the proposal if it is approved.

In the past, PG&E Corporation has had both combined and separate Chairman and CEO positions, allowing the Board in each case to consider all eligible directors for the position of Chairman. The Board believes that it is important to preserve flexibility regarding who may serve as Chairman of the Board. This allows the Board to assess this issue on a regular basis, and to determine the structure that best serves the interests of the Corporation and its shareholders based on the circumstances at the time of such determination, taking into account the specific skills and experience of the Board members individually and as a whole. The Board reviews the appropriateness of the Board leadership structure annually, and also at any time that there is a vacancy in the office of either the Chairman of the Board or the CEO.

More recently, when the positions of Chairman and CEO have been combined, PG&E Corporation also has had a strong and independent lead director. PG&E Corporation’s Corporate Governance Guidelines require that, if the Chairman of the Board is not independent, then a lead director must be elected from among the independent chairs of the standing Board committees. The lead director must have at least one-year of experience as a director of the Corporation, and shall have the following duties:

●	Acts as a liaison between the Chairman of the Board and the independent directors
●	Presides at Board meetings at which the Chairman is not present
●	Approves the agendas and schedules for Board meetings, to ensure there is sufficient time to discuss all agenda items
●	Approves information sent to members of the Board
●	May call special meetings of the independent directors
●	Presides at executive session meetings of the independent directors
●	Establishes the agenda for executive session meetings and determines who may attend such meetings
●	Receives written communications from interested parties, and is available for consultation and direct communication with major shareholders

Other aspects of PG&E Corporation’s corporate governance practices also address the proponent’s concerns regarding the Board’s ability to effectively monitor the CEO if an officer serves as Chairman:

●	At least 75 percent of Board members must be “independent” as defined in the Corporate Governance Guidelines. This definition is more stringent than the NYSE definition. Currently, 11 of 12 directors are independent.
●	The independent directors meet in executive session at each regularly scheduled Board meeting, without the presence of management directors or employees of PG&E Corporation, to discuss various matters related to the oversight of the Corporation, the management of the Board’s affairs, and the CEO’s performance.

●	The independent directors annually review and evaluate the CEO’s performance, the results of which are communicated to the CEO by the independent Chair of the Compensation Committee, and are used by that Committee and the Board when considering the CEO’s compensation.

Finally, this proposal’s standard of “independence” is not clear. In addition to barring current or former officers from serving as Chairman, the Proposal requires that a Chairman’s only “nontrivial professional, familial or financial connection to the company or its CEO is the directorship.” This language is too indefinite for shareholders or PG&E Corporation to understand what is being requested. For example, PG&E Corporation has adopted director stock ownership guidelines that require directors to retain shares of PG&E Corporation common stock with a value of at least five times the annual retainer for director service, which are intended to more closely align the interests of directors and the Corporation’s shareholders. It is unclear whether these stock ownership thresholds would be “nontrivial” under the proposal. Because of this ambiguity, shareholders who support the proposal may be simultaneously casting a vote against the director stock ownership requirements. If this proposal is approved by shareholders, PG&E Corporation will not know the shareholders’ intentions with respect to how the proposal is intended to affect – or not affect – the director stock ownership guidelines and potentially other policies, and will not know how to implement the proposal.

For these reasons, the PG&E Corporation Board unanimously recommends a vote AGAINST this proposal.

Share Ownership Information

Principal Shareholders

The following table presents certain information regarding shareholders that PG&E Corporation and the Utility know are beneficial owners of more than 5 percent of any class of voting securities of PG&E Corporation or the Utility as of March 5, 2015.

	Name and Address of	Amount and Nature of	Percent
Class of Stock	Beneficial Owner	Beneficial Ownership	of Class
Pacific Gas and Electric Company stock(1)	PG&E Corporation(2)	264,374,809	96.24%
	77 Beale Street
	P.O. Box 770000
	San Francisco, CA 94177

PG&E Corporation common stock	BlackRock, Inc.(3)	30,990,316(3)	6.5%
	55 East 52nd Street
	New York, NY 10022

PG&E Corporation common stock	Capital World Investors(4)	32,665,500(4)	6.8%
	333 South Hope Street
	Los Angeles, CA 90071

PG&E Corporation common stock	Franklin Resources, Inc. and	33,478,710(5)	7.0%
	related entities(5)
	One Franklin Parkway
	San Mateo, CA 94403

PG&E Corporation common stock	State Street Corporation(6)	24,750,584(6)	5.2%
	State Street Financial Center
	One Lincoln Street
	Boston, MA 02111

PG&E Corporation common stock	T. Rowe Price Associates Inc.(7)	27,166,427(7)	5.7%
	100 E. Pratt Street
	Baltimore, MD 21202

PG&E Corporation common stock	The Vanguard Group Inc.(8)	27,889,864(8)	5.87%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1)	The Utility’s common stock and preferred stock vote together as a single class. Each share is entitled to one vote.
(2)	As a result of the formation of the holding company on January 1, 1997, PG&E Corporation became the holder of all issued and outstanding shares of Utility common stock. As of March 5, 2015, PG&E Corporation held 100 percent of the issued and outstanding shares of Utility common stock, and neither PG&E Corporation nor any of its subsidiaries held shares of Utility preferred stock.
(3)	The information relates to beneficial ownership as of December 31, 2014, as reported in an amended Schedule 13G filed with the SEC on February 9, 2015 by BlackRock, Inc. (“BlackRock”). For these purposes, BlackRock has sole voting power with respect to 26,493,369 shares of PG&E Corporation common stock, sole dispositive power with respect to 30,976,077 shares of PG&E Corporation common stock, and shared voting and shared dispositive power with respect to 14,239 shares of PG&E Corporation common stock held by BlackRock subsidiaries reported in the Schedule 13G, which include BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock

Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co. Ltd., and BlackRock Life Limited.
(4)	The information relates to beneficial ownership as of December 31, 2014, as reported in an amended Schedule 13G filed with the SEC on February 13, 2015 by Capital World Investors. For these purposes, Capital World Investors has sole voting power and sole dispositive power with respect to 32,665,500 shares of PG&E Corporation common stock held by Capital World Investors.
(5)	The information relates to beneficial ownership as of December 31, 2014, as reported in an amended Schedule 13G filed with the SEC on February 5, 2015 on behalf of Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. Messrs. Johnson and Johnson each own greater than 10 percent of the outstanding common stock of FRI. For these purposes, each of FRI and the two Messrs. Johnson are considered beneficial owners of 33,478,710 shares of PG&E Corporation common stock. None of these three have voting or investment power over these shares. Such shares also are considered to be beneficially owned by the following FRI investment management subsidiaries, as reported in the amended Schedule 13G: Franklin Advisers, Inc., Templeton Global Advisors Limited, Templeton Asset Management Ltd., and Franklin Templeton Investments Corp. Franklin Advisers, Inc. accounts for beneficial ownership of 32,702,313 shares, and therefore also is reported in the amended Schedule 13G as a beneficial owner of more than 5 percent of PG&E Corporation common stock. Franklin Advisers, Inc. has sole voting power with respect to 32,482,313 shares of PG&E Corporation common stock and sole dispositive power with respect to 32,702,313 shares of PG&E Corporation common stock.
(6)	The information relates to beneficial ownership as of December 31, 2014, as reported in a Schedule 13G filed with the SEC on February 12, 2015 by State Street Corporation (“State Street”). For these purposes, State Street has shared voting and shared dispositive power with respect to 24,750,584 shares of PG&E Corporation common stock held by subsidiaries of State Street reported in the Schedule 13G, which include State Street Global Advisors France S.A., State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors Ltd, State Street Global Advisors, Australia Limited, State Street Global Advisors Japan Co., Ltd., State Street Global Advisors, Asia Limited, and SSARIS Advisors LLC.
(7)	The information relates to beneficial ownership as of December 31, 2014, as reported in an amended Schedule 13G filed with the SEC on February 12, 2015 by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individuals and institutional investors, to which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the SEC, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. For these purposes, Price Associates has sole voting power with respect to 8,674,608 shares of PG&E Corporation common stock and sole dispositive power with respect to 27,102,127 shares of PG&E Corporation common stock held by Price Associates.
(8)	The information relates to beneficial ownership as of December 31, 2014, as reported in an amended Schedule 13G filed with the SEC on February 11, 2015 by The Vanguard Group, Inc. (“Vanguard”). For these purposes, Vanguard has sole voting power with respect to 849,052 shares of PG&E Corporation common stock, sole dispositive power with respect to 27,135,779 shares, and shared dispositive power with respect to 754,085 shares of PG&E Corporation common stock acquired by Vanguard subsidiaries reported in the Schedule 13G, which include Vanguard Fiduciary Trust Company (“VFTC”), and Vanguard Investments Australia, Ltd. (“VIA”).

Security Ownership of Management

The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the SEC) as of March 5, 2015 by the directors, the nominees for director, NEOs, and all directors and executive officers of PG&E Corporation and the Utility as a group. As of March 5, 2015, no listed individual owned shares of any class of Utility securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation’s deferred compensation and equity plans. Directors and Section 16 Officers of PG&E Corporation and the Utility may not engage in any hedging or monetization transactions that limit or eliminate the officer’s ability to profit from an increase in the value of company stock, and generally are prohibited from pledging company stock as collateral for a loan.

Name	Beneficial Stock Ownership(1)(2)(3)	Percent of Class(4)	Common Stock Equivalents(5)	Total
Lewis Chew(6)	12,675	*	1,293	13,968
Anthony F. Earley, Jr.(6)(7)	145,990	*	0	145,990
Fred J. Fowler(6)	4,708	*	0	4,708
Maryellen C. Herringer(6)	16,213	*	34,605	50,818
Christopher P. Johns(8)	24,500	*	36,478	60,978
Richard C. Kelly(6)	0	*	2,484	2,484
Roger H. Kimmel(6)	10,555	*	7,868	18,423
Richard A. Meserve(6)	10,870	*	5,484	16,354
Forrest E. Miller(6)	10,555	*	14,553	25,108
Rosendo G. Parra(6)	7,655	*	1,293	8,948
Barbara L. Rambo(6)	12,530	*	7,956	20,486
Anne Shen Smith(6)	0	*	0	0
Barry Lawson Williams(6)	20,698	*	16,367	37,065
Kent M. Harvey(9)	677	*	3,707	4,384
Hyun Park(10)	49,961	*	3,797	53,758
John R. Simon(11)	11,588	*	146	11,734
Dinyar B. Mistry(12)	3,366	*	0	3,366
All PG&E Corporation directors and executive officers as a group (17 persons)	354,616	*	137,032	491,648
All Utility directors and executive officers as a group (28 persons)	491,442	*	143,243	634,685

*	Less than 1 percent

(1)	This column includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the listed individuals and, in the case of current and former executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plan maintained by PG&E Corporation. Except as otherwise indicated below, the listed individuals have sole voting and investment power over the shares shown in this column. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

This column also includes the following shares of PG&E Corporation common stock in which the listed individuals share voting and investment power: Ms. Herringer 2,100 shares, all PG&E Corporation directors and executive officers as a group 2,100 shares, and all Utility directors and executive officers as a group 2,100 shares. No reported shares are pledged.

(2)	This column includes the following shares of PG&E Corporation common stock that the listed individuals have the right to acquire within 60 days of March 5, 2015 through the exercise of vested stock options granted under the 2006 LTIP: Ms. Herringer 2,491 shares, Mr. Miller 4,090 shares, all PG&E Corporation directors and executive officers as a group 6,581 shares, and all Utility directors and executive officers as a group 6,581 shares. The listed individuals have neither voting power nor investment power with respect to these shares unless and until they are purchased through the exercise of the options, under the terms of the 2006 LTIP.

(3)	This column includes restricted shares of PG&E Corporation common stock granted under the 2006 LTIP. As of March 5, 2015, the listed individuals held the following numbers of restricted shares that may not be sold or otherwise transferred until certain vesting conditions are satisfied: Mr. Chew 210 shares, Ms. Herringer 210 shares, Mr. Kimmel 210 shares, Dr. Meserve 210 shares, Mr. Miller 210 shares, Mr. Parra 210 shares, Ms. Rambo 210 shares, Mr. Williams 210 shares, all PG&E Corporation directors and executive officers as a group 1,680 shares, and all Utility directors and executive officers as a group 1,680 shares.
(4)	The percent of class calculation is based on the number of shares of PG&E Corporation common stock outstanding as of March 5, 2015.
(5)	This column reflects the number of stock units that were purchased by listed individuals through salary and other compensation deferrals or that were awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The listed individuals who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.
(6)	Mr. Chew, Mr. Earley, Mr. Fowler, Ms. Herringer, Mr. Kelly, Mr. Kimmel, Dr. Meserve, Mr. Miller, Mr. Parra, Ms. Rambo, Ms. Smith, and Mr. Williams are directors of both PG&E Corporation and the Utility. Ms. Smith was elected a director of PG&E Corporation and the Utility effective February 18, 2015.
(7)	Mr. Earley is a director of PG&E Corporation and the Utility and the Chairman of the Board, CEO, and President of PG&E Corporation. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.
(8)	Mr. Johns is a director and the President of the Utility. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.
(9)	Mr. Harvey is Senior Vice President and Chief Financial Officer of PG&E Corporation and is also an officer of the Utility. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.
(10)	Mr. Park is an officer of PG&E Corporation. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.
(11)	Mr. Simon is an officer of PG&E Corporation and of the Utility. He is included in the Summary Compensation Table as an NEO of PG&E Corporation.
(12)	Mr. Mistry is Vice President, Chief Financial Officer, and Controller of the Utility. He is also an officer of PG&E Corporation. He is included in the Summary Compensation Table as an NEO of the Utility.

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, PG&E Corporation’s and the Utility’s directors and certain officers, as well as persons who own greater than 10 percent of PG&E Corporation’s or the Utility’s equity securities, must file reports of ownership and changes in ownership of such equity securities with the SEC and the principal national securities exchange on which those securities are registered, and must furnish PG&E Corporation or the Utility with copies of all such reports that they file.

Based solely on review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and the Utility believe that during 2014, all filing requirements applicable to their respective directors, officers, and 10 percent shareholders were satisfied. No information is reported for individuals during periods in which they were not directors, officers, or 10 percent shareholders of the applicable company.

Related Party Transactions

Approval Policies

At their December 20, 2006, February 20, 2008, and February 18, 2009 meetings, the Boards of PG&E Corporation and the Utility each adopted or amended the companies’ Related Party Transaction Policy (“Policy”). The Policy applies to transactions that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 (“Item 404(a)”), except that the Policy has a lower dollar threshold than Item 404(a).

Under the Policy, at the first meeting of each year, each company’s Audit Committee reviews, approves, and/or ratifies related party transactions (other than the types of transactions that are excluded from disclosure under Item 404(a), as described below) with values exceeding $10,000 in which either company participates and in which any “Related Party” has a material direct or indirect interest. For these purposes, “Related Party” generally includes (1) any director, nominee for director, or executive officer, (2) holders of greater than 5 percent of that company’s voting securities, and (3) those parties’ immediate family members.

After the annual review and approval of related party transactions, if either company wishes to enter into a new related party transaction, then that transaction must be either pre-approved or ratified by the applicable Audit Committee. If a transaction is not ratified in accordance with the Policy, management will make all reasonable efforts to cancel or annul that transaction.

Where it is not practical or desirable to wait until the next Audit Committee meeting to obtain approval or ratification, the Chair of the applicable Audit Committee may elect to approve a particular related party transaction. If the Chair of the applicable Audit Committee has an interest in the proposed related party transaction, then that transaction may be reviewed and approved by another independent and disinterested member of the applicable Audit Committee. In either case, the individual approving the transaction must report such approval to the full Committee at the next regularly scheduled meeting.

When reviewing any related party transaction, the Committees consider whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party. The Policy also requires that each Audit Committee disclose to the respective Board any material related party transactions.

However, as provided in Item 404(a), the following types of transactions are excluded:

●	Transactions where the rates or charges are determined by competitive bids,
●	Transactions for the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority,
●	Transactions for services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services,
●	Benefits received on a pro-rata basis by holders of PG&E Corporation or Utility securities,
●	Transactions where the individual’s interest arises solely (1) from such person’s position as a director of another corporation or organization which is a party to the transaction, (2) from the direct or indirect ownership of such person and a specific group (consisting of directors, nominees for director, and executive officers of the corporation, or any member of their immediate families), in the aggregate, of less than a 10 percent equity interest in another person (other than a partnership) that is a party to the transaction, or (3) from both such position and ownership,
●	Transactions where the individual’s interest arises solely from the holding of an equity interest (including a limited partnership interest, but excluding a general partnership interest) or a creditor interest in another person that is party to the transaction with PG&E Corporation, the Utility, or any of their respective subsidiaries or affiliates, and the transaction is not material to such other person,

●	Transactions where the individual’s interest arises only from such person’s position as a limited partner in a partnership engaged in a transaction with PG&E Corporation or the Utility, in which the individual’s interest (when aggregated with any other Related Parties) is less than 10 percent and the individual does not serve as a general partner of, nor hold another position in, the partnership,

●	An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation is reported pursuant to Regulation S-K, Item 402,

●	An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation would have been reported pursuant to Regulation S-K, Item 402 as compensation earned for services if that individual were an executive officer named in the Summary Compensation Table, and such compensation had been approved or recommended to the Board by the PG&E Corporation Compensation Committee (and the executive officer is not an immediate family member of another Related Party), or

●	Compensation provided to a director, provided that such compensation is reported pursuant to Regulation S-K, Item 407.

Since January 1, 2014, all related party transactions have been approved or ratified by the applicable Audit Committee in accordance with this Policy.

Related Person Transactions

Since January 1, 2014, three providers of asset management services in excess of $120,000 have been beneficial owners of at least 5 percent of PG&E Corporation common stock: BlackRock, Inc. (“BlackRock”), State Street Corporation (“State Street”), and T. Rowe Price Associates Inc. (“Price Associates”). The nature and value of services provided by these 5 percent shareholders and their affiliates since January 1, 2014 are described below.

●	BlackRock (including its affiliates) provided asset management services to various trusts associated with the companies’ employee benefit plans and to the Utility’s nuclear decommissioning trusts. In exchange for these services, BlackRock’s affiliates earned approximately $3.6 million in fees during 2014.

●	State Street (including its affiliates) provided asset management services to various trusts associated with the companies’ employee benefit plans and to the Utility’s nuclear decommissioning trusts. In exchange for these services, State Street’s affiliates earned approximately $3.5 million in fees during 2014, of which approximately $3 million consisted of management fees paid by participants in the PG&E Corporation Retirement Savings Plan.

●	Price Associates (including its affiliates) provided asset management services to various trusts associated with the companies’ employee benefit plans and to the Utility’s nuclear decommissioning trusts. In exchange for these services, Price Associates’ affiliates earned approximately $1.5 million in fees during 2014.

In each of these cases, the services (1) were approved by the PG&E Corporation Audit Committee, (2) were initiated before the entity became a 5 percent shareholder, and (3) were subject to terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party. PG&E Corporation expects that these entities will continue to provide similar services and products in the future, at similar levels, in the normal course of business operations.

Legal Proceedings

There are five purported shareholder derivative lawsuits outstanding against PG&E Corporation and the Utility seeking recovery on behalf of PG&E Corporation and the Utility for alleged breaches of fiduciary duty by officers and directors, among other claims. On February 9, 2015, the plaintiffs for four of these lawsuits filed a second amended consolidated complaint with the San Mateo County Superior Court. PG&E Corporation, the Utility, and the individual defendants filed demurrers (state court motions to dismiss) to the second amended complaint and asked the court to dismiss the complaint because the plaintiffs (1) failed to demand that the Boards of Directors pursue claims against the defendant directors and officers, and (2) have not adequately pled why such demand should be excused. Discovery in these cases has been postponed until the court rules on the demurrers. A hearing on the demurrers is currently scheduled to occur on May 21, 2015. The remaining purported shareholder derivative lawsuit, filed in the U.S. District Court for the Northern District of California, remains stayed. PG&E Corporation and the Utility are uncertain when and how these derivative lawsuits will be resolved.

Website Availability of Governance Documents

Current copies of the following corporate governance documents are available on-line in the Corporate Governance section of PG&E Corporation’s website (www.pgecorp.com/aboutus/corp_gov) or the Utility’s website (www.pge.com/about/company), as appropriate.

●	Corporate Governance Guidelines for PG&E Corporation and Pacific Gas and Electric Company (which include definitions of “independence” for directors)

●	Charters for the standing committees of the PG&E Corporation and Utility Boards of Directors, including:

	●	Audit Committees of PG&E Corporation and the Utility

	●	Compensation Committee of PG&E Corporation

	●	Executive Committees of PG&E Corporation and the Utility

	●	Finance Committee of PG&E Corporation

	●	Nominating and Governance Committee of PG&E Corporation

	●	Nuclear, Operations, and Safety Committee of PG&E Corporation

	●	Public Policy Committee of PG&E Corporation

●	Code of Conduct for Employees (including executive officers)

●	Code of Conduct for Directors

General Information About the Annual Meetings and Voting

How do I vote?

You can attend and vote at the annual meetings (see directions on the back cover of the Joint Proxy Statement), or the proxyholders will vote your shares as you indicate on your proxy.

If your shares are not registered to you directly but are held indirectly through a broker, bank, trustee, nominee, or other third party (“nominee”), follow the instructions provided by your nominee to vote your shares.

If your shares are registered to you directly, there are three ways to submit your proxy:

1.	Over the Internet. You may submit your proxy over the Internet either (i) by following the instructions in the Notice of Internet Availability, or (ii) for shareholders who received the proxy materials by mail, by following the instructions on the proxy card.

2.	By telephone. If you received your proxy materials by mail, you may submit your proxy by calling the toll-free number on the proxy card.

3.	By mail. If you received your proxy materials by mail, you may submit your proxy by completing, signing, and dating the proxy card and mailing it in the postage-paid envelope provided.

If you submit your proxy over the Internet or by telephone, your vote must be received by 6:00 a.m., Eastern time, on Monday, May 4, 2015. These Internet and telephone voting procedures comply with California law. If you submit your proxy by mail, your vote must be received by 10:00 a.m., Pacific time, on Monday, May 4, 2015.

What am I voting on, and what are each Board’s voting recommendations?

PG&E Corporation shareholders will be voting on the following items:

Item		Board’s Voting
No.	Description	Recommendation
1	Election of Directors	For all nominees
2	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For this proposal
3	Advisory Vote on Executive Compensation	For this proposal
4	Shareholder proposal	Against this proposal

The Utility’s shareholders will be voting on the following items:

Item		Board’s Voting
No.	Description	Recommendation
1	Election of Directors	For all nominees
2	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For this proposal
3	Advisory Vote on Executive Compensation	For this proposal

What vote is required to approve each item?

A majority voting standard applies to the election of each director nominee and to the approval of each other item described in this Joint Proxy Statement. A director nominee will be elected, and a proposal will be approved, if a majority of the shares represented and voting approve that nominee’s election or the proposal. In addition, the shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at each meeting. This means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote.

In determining whether a majority of the shares represented and voting have elected a director nominee or approved a proposal, abstentions and any broker non-votes (see definition below under “What is a broker non-vote”) will not be considered. As explained below, broker non-votes do not apply to the ratification of the appointment of the independent registered public accounting firm.

Abstentions and broker non-votes that occur with respect to the election of a director nominee or a proposal could prevent the election of a nominee or the approval of a proposal if the number of shares voting affirmatively does not constitute a majority of the required quorum.

Abstentions and broker non-votes also are considered in determining whether a quorum is present at each meeting.

Where shareholders are being asked for an advisory vote or for ratification, any approval of an item will be non-binding on the affected company but will be considered by that company’s Board of Directors.

What is a broker non-vote?

If you hold your shares indirectly through your broker, then your broker is the registered holder of your shares and submits the proxy to vote your shares. You are the beneficial owner of the shares, and typically you will be asked to provide your broker with instructions as to how you want your shares to be voted. Under the rules of the NYSE, if you fail to provide your broker with voting instructions, your broker can use its discretion to vote your shares on certain routine matters, like the ratification of the appointment of the independent registered public accounting firm. However, your broker may not use its discretion to vote your shares on certain other matters, like director elections, advisory votes on executive compensation, approval of equity compensation plans, and shareholder proposals. When a broker votes your shares on routine matters but is unable to vote your shares on other matters because you have failed to provide instructions, a “broker non-vote” occurs with respect to these other matters.

What shares am I entitled to vote?

If you are a PG&E Corporation registered shareholder, you are entitled to vote all the shares of PG&E Corporation common stock in your account as of the close of business on March 5, 2015 (the “record date”). If you are a Utility registered shareholder, you are entitled to vote all the shares of Utility preferred stock in your account as of the record date.

If you are a registered holder of both PG&E Corporation common stock and Utility preferred stock, you are entitled to vote separately on each company’s proposals. If you receive more than one copy of the Notice of Internet Availability or more than one proxy card for either company, it means that your shares are held in more than one account. You should vote the shares in all of your accounts.

How many copies of the Notice of Internet Availability or the Joint Notice, the Joint Proxy Statement, and the 2014 Annual Report (together, the “2015 Proxy Materials”) will I receive?

Registered Holders. You will receive one Notice of Internet Availability for each account, unless you have requested paper copies of the proxy materials, in which case you will receive one copy of the 2015 Proxy Materials for each account.

Beneficial Owners. If you receive your proxy materials through Broadridge Investor Communication Solutions (“Broadridge”), and there are multiple beneficial owners at the same address, you may receive fewer Notices of Internet Availability or fewer copies of the 2015 Proxy Materials than the number of beneficial owners at that address. SEC rules permit Broadridge to deliver only one Notice of Internet Availability or only one copy of the 2015 Proxy Materials to multiple beneficial owners sharing an address, unless the applicable company receives contrary instructions from any beneficial owner at that address.

If you receive your proxy materials through Broadridge and (1) you currently receive only one copy of the Notice of Internet Availability, or only one copy of the proxy materials, at a shared address but you wish to receive an additional copy of the Notice of Internet Availability or of the 2015 Proxy Materials or any future proxy materials, or (2) you share an address with other beneficial owners who also receive their separate Notices of Internet Availability or proxy materials through Broadridge and you wish to request delivery of a single copy of the Notice of Internet Availability or of the proxy materials to the shared address in the future, please contact the office of the Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company, as appropriate, at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, or call 1-415-973-8200.

Are proxy materials for the annual meetings available on-line?

Yes. You can go on-line at http://investor.pgecorp.com/financials/annual-reports-and-proxy-statements to access the 2015 Proxy Materials.

You also can submit your proxy over the Internet. Specific voting instructions also are included on the Notice of Internet Availability and on the proxy card or voting instruction card.

What if I submit my proxy but I do not specify how I want my shares voted?

For PG&E Corporation shareholders, the PG&E Corporation proxyholders will vote your shares in accordance with the PG&E Corporation Board’s recommendations, which are as follows: “For” each of the nominees for director, “For” Items 2 and 3, and “Against” Item 4. For Utility shareholders, the Utility’s proxyholders will vote your shares in accordance with the Utility Board’s recommendations, which are as follows: “For” each of the nominees for director and “For” Items 2 and 3.

What if I do not submit my proxy?

Your shares will not be voted if you do not submit a proxy or vote at the annual meetings, unless your broker votes your shares in the broker’s discretion, as discussed above under “What is a broker non-vote?”

Can I change my proxy vote?

If your shares are registered to you directly, you can change your proxy vote or revoke your proxy any time before it is exercised by doing one of the following before the applicable deadline: (1) returning a signed proxy card with a later date, (2) entering a new vote over the Internet or by telephone, (3) notifying the Corporate Secretary of PG&E Corporation or the Utility, as appropriate, in writing, or (4) submitting a written ballot at the annual meetings.

If your shares are not registered to you directly but are registered in the name of your nominee (such as a broker, bank, trustee, or other third party), follow the instructions provided by your nominee to change your vote or revoke your proxy.

Is my vote confidential?

PG&E Corporation and the Utility each have adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for either company to assert or defend claims.

Who will count the votes?

Corporate Election Services will act as the proxy tabulators and the inspectors of election for the 2015 annual meetings. Corporate Election Services is independent of PG&E Corporation and the Utility and the companies’ respective directors, officers, and employees.

How many shares are entitled to vote at the annual meetings?

As of the record date, there were 478,065,459 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote. Each share is entitled to one vote.

As of the record date, there were 10,319,782 shares of Utility preferred stock, $25 par value, and 264,374,809 shares of Utility common stock, $5 par value, outstanding and entitled to vote. Each share is entitled to one vote.

May I attend the annual meetings?

All PG&E Corporation and Utility shareholders of record as of the record date may attend the annual meetings. You must have an admission ticket to attend the annual meetings. Also, shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meetings.

If you received a Notice of Internet Availability, your Notice of Internet Availability will be your admission ticket. If you received a proxy card, your admission ticket will be attached to your card. Please bring your admission ticket (which may be your Notice of Internet Availability) to the annual meetings.

If a nominee holds your shares, please inform that party that you plan to attend the annual meetings, and ask for a legal proxy. Bring the legal proxy to the shareholder registration area when you arrive at the meetings, and we will issue an admission ticket to you. If you cannot get a legal proxy in time, we will issue an admission ticket to you if you bring a copy of your March 2015 brokerage or bank account statement showing that you owned PG&E Corporation or Utility stock as of the March 5, 2015 record date.

May I bring a guest to the annual meetings?

Each registered shareholder or beneficial owner may bring either a spouse or a domestic partner as their guest to the annual meetings.

If a registered shareholder or beneficial owner chooses to appoint a legal proxy to attend the meeting on their behalf, the shareholder must provide advance written notice to the Corporate Secretary of PG&E Corporation or the Utility, as appropriate. The notice must include the name and address of the legal proxy, and must be received at the principal executive office of the applicable company by 5:00 p.m., Pacific time, on April 27, 2015. We recommend that shareholders send their notice using a delivery method that indicates when the notice was received at the principal executive office of the applicable company.

How will the annual meetings be conducted?

The Chairman of the Board of PG&E Corporation or his designee will preside over the annual meetings and will make any and all determinations regarding the conduct of the meetings.

All items of business described in this Joint Proxy Statement will be deemed presented at the annual meetings.

There will be a general question and answer period. Questions and comments should pertain to corporate performance, items for consideration at the annual meetings, or other matters of interest to shareholders generally. The meeting is not a forum to present general economic, political, or other views that are not directly related to the business of PG&E Corporation or the Utility.

Shareholders will be recognized on a rotating basis. If you wish to speak, please raise your hand and wait to be recognized. When you are called upon, please direct your questions and comments to the company officer chairing the meetings. Each person called upon during the meetings will have a maximum of three minutes on any one question or comment.

Can shareholders introduce other proposals (including director nominations) during the annual meetings?

The Bylaws of PG&E Corporation and the Utility each require advance written notice of the intention to introduce a shareholder proposal or bring other matters for action (including introducing nominees for director) at an annual meeting. The notice for proposals and other matters to be considered by shareholders at the 2015 annual meetings must have been received at the principal executive office of the applicable company by February 17, 2015. The companies did not receive timely advance written notice of any shareholder matters that will be introduced at the annual meetings.

How much will this proxy solicitation cost?

PG&E Corporation and the Utility hired D.F. King to assist in the distribution of proxy materials and solicitation of votes. The estimated fee is $17,000 plus reasonable out-of-pocket expenses. In addition, PG&E Corporation and the Utility will reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. The solicitation of proxies also may be made in person, by telephone, or by electronic communications by the companies’ respective directors, officers, and employees, who will not receive additional compensation for those solicitation activities.

2016 Annual Meetings

What is the date of the 2016 annual meetings?

PG&E Corporation and the Utility currently anticipate that the date of their 2016 annual meetings will be roughly one year after the date of the 2015 annual meetings. Exact dates will be communicated to shareholders in the proxy materials for that meeting.

Can shareholders introduce proposals (including director nominations) during the 2016 annual meetings?

If you would like to introduce a shareholder proposal or other business during PG&E Corporation’s or the Utility’s 2016 annual meeting, each company’s Bylaws require that your proper advance written notice of the matter be received at the principal executive office of the applicable company by 5:00 p.m., Pacific time, on February 9, 2016. However, if the 2016 annual meeting of either company is scheduled on a date that differs by more than 30 days from the anniversary date of the 2015 annual meetings, your notice will be timely if it is received no later than the tenth day after the date on which that company publicly discloses the date of its 2016 annual meeting.

If you would like to nominate an individual for director during the annual meeting, certain additional information must be provided in your advance written notice. For more information on the director nomination process, see page 16.

What is the submission deadline if I want my shareholder proposal to be included in the proxy statement for the 2016 annual meetings?

If you would like to submit a proposal to be included in the proxy statement for PG&E Corporation’s or the Utility’s 2016 annual meeting, the applicable company’s Corporate Secretary must receive your proposal after the date of the 2015 annual meetings, but by 5:00 p.m., Pacific time, on November 30, 2015.

How and where can I make a submission?

If you wish to submit advance notice of any business to be brought before the 2016 annual meetings, or a shareholder proposal for inclusion in the 2016 joint proxy statement, you may submit such notice or proposal via e-mail, fax, or U.S. mail (all shown below). If you submit a notice or proposal via U.S. mail, we recommend that you use a delivery method that indicates when your submission was received at the principal executive office of the applicable company.

E-Mail: CorporateSecretary@pge.com

Fax: 415-973-8719

U.S. Mail:
Office of the Corporate Secretary
PG&E Corporation/Pacific Gas and Electric Company
P.O. Box 770000
San Francisco, California 94177

Directions to the PG&E Corporation and Pacific Gas and
Electric Company Annual Meetings of Shareholders

The 2015 annual meetings of PG&E Corporation and Pacific Gas and Electric Company (together, “PG&E”) will be held concurrently on Monday, May 4, 2015, at 10:00 a.m., at the PG&E headquarters, located at 77 Beale Street in downtown San Francisco, California. Entry to the meetings will be through the atrium on Beale Street, between Market Street and Mission Street.

The meetings are easily accessible using public transportation. If you are traveling by MUNI or BART, exit at the Embarcadero station.

There is no parking available at the PG&E headquarters. Parking is available at public garages in the area. Directions are provided below for shareholders driving to the meetings.

From the North (Golden Gate Bridge):
●Cross the Golden Gate Bridge (Highway 101 South).
●Continue on Lombard Street.
●Turn right at Gough Street.
●Turn left at California Street.
●Turn right at Davis Street.
●Cross Market Street onto Beale Street.
●PG&E is on your left.

From the South (Highway 101):
●Merge onto Interstate 80 East (toward Bay Bridge/Oakland).
●Exit at Fourth Street.
●Bear left onto Bryant Street.
●Turn left at Third Street.
●Turn right at Market Street.
●Turn right at Beale Street.
●PG&E is on your left.

From the East (Bay Bridge):
●Cross the Bay Bridge (Interstate 80 West).
●Exit at Fremont Street.
●Turn left onto Fremont Street.
●Turn right Market Street.
●Turn right at Beale Street.
●PG&E is on your left.

Please note that the following items will not be allowed in the meetings: cameras, video or tape recorders, and other electronic recording devices, or any other items that might be disruptive or pose a safety or security risk. For your protection, all purses, briefcases, backpacks, and packages will be subject to inspection. Photography and video/audio recording are not permitted at the meetings.

Assistive listening devices will be available at the meetings.

c/o Corporate Election Services PO Box 1150 Pittsburgh, PA 15230-1150
Vote by Telephone
Have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote.
Vote by Internet
Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote.
Vote by Mail
Please mark, sign, and date your proxy card, and return it in the postage-paid envelope provided or mail it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.

You can view the Joint Proxy Statement and the 2014 Joint Annual Report on the Internet at:
http://investor.pgecorp.com/financials/annual-reports-and-proxy-statements

Vote by Telephone Call toll-free using a touch-tone phone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy card in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 6:00 a.m., Eastern time, on Monday, May 4, 2015, to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy card by mail.

➡
⬇	Proxy card must be signed and dated below. Please fold and detach card at perforation before mailing.	⬇
Pacific Gas and Electric Company	Proxy

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 4, 2015.

The undersigned hereby appoints Anthony F. Earley, Jr., Christopher P. Johns, and Linda Y.H. Cheng, or any of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of Pacific Gas and Electric Company, to be held at the Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California, on Monday, May 4, 2015, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting and any adjournments or postponements thereof.

Signature

Signature

Date:	, 2015
Please sign exactly as name(s) appears on this card. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.

2015 ANNUAL MEETING OF SHAREHOLDERS ADMISSION TICKET

Pacific Gas and Electric Company headquarters
77 Beale Street
San Francisco, California
Monday, May 4, 2015, at 10:00 a.m.

There is no parking available at the company headquarters. Parking is available at public garages in the area.

Doors open at 9:00 a.m. You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room.

Note: Shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting.

Please note that the following items will not be allowed in the meeting: cameras, video or tape recorders, and other electronic recording devices, or any other items that might be disruptive or pose a safety or security risk. For your protection, all purses, briefcases, backpacks, and packages will be subject to inspection. Photography and video/audio recording are not permitted at the meeting.

Assistive listening devices will be available at the meeting.

⬆ Please fold and detach ticket at perforation. ⬆

Your vote is important!

As an alternative to completing and mailing the proxy card below, you may submit your voting instructions over the Internet at www.cesvote.com or by touch-tone telephone at 1-888-693-8683. Please have your proxy card in hand when submitting your voting instructions over the Internet or by telephone. These Internet and telephone voting procedures comply with California law. If you do not vote by telephone or Internet, please mark, sign and date this proxy card, and return it promptly in the postage-paid envelope provided so that your shares may be represented at the meeting.

⬇	Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing.	⬇
Pacific Gas and Electric Company	Proxy

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2, AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, AND 3.

1. Election of Directors

Nominees are:
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(1)	Lewis Chew	☐	☐	☐	(8)	Richard A. Meserve	☐	☐	☐
(2)	Anthony F. Earley, Jr.	☐	☐	☐	(9)	Forrest E. Miller	☐	☐	☐
(3)	Fred J. Fowler	☐	☐	☐	(10)	Rosendo G. Parra	☐	☐	☐
(4)	Maryellen C. Herringer	☐	☐	☐	(11)	Barbara L. Rambo	☐	☐	☐
(5)	Christopher P. Johns	☐	☐	☐	(12)	Anne Shen Smith	☐	☐	☐
(6)	Richard C. Kelly	☐	☐	☐	(13)	Barry Lawson Williams	☐	☐	☐
(7)	Roger H. Kimmel	☐	☐	☐			☐	☐	☐

2. Ratification of Appointment of the Independent Registered Public Accounting Firm	☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Advisory Vote to Approve the Company’s Executive Compensation	☐ FOR	☐ AGAINST	☐ ABSTAIN

IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

Pacific Gas and Electric Company	Proxy

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 4, 2015.

The undersigned hereby appoints Anthony F. Earley, Jr., Christopher P. Johns, and Linda Y.H. Cheng, or any of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of Pacific Gas and Electric Company, to be held at the Pacific Gas and Electric Company headquarters, 77 Beale Street, San Francisco, California, on Monday, May 4, 2015, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting and any adjournments or postponements thereof.

Signature

Signature

Date:	, 2015
Please sign exactly as name(s) appears on this card. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.

Pacific Gas and Electric Company	Proxy

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2, and 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, AND 3.

1. Election of Directors

Nominees are:
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(1)	Lewis Chew	☐	☐	☐	(8)	Richard A. Meserve	☐	☐	☐
(2)	Anthony F. Earley, Jr.	☐	☐	☐	(9)	Forrest E. Miller	☐	☐	☐
(3)	Fred J. Fowler	☐	☐	☐	(10)	Rosendo G. Parra	☐	☐	☐
(4)	Maryellen C. Herringer	☐	☐	☐	(11)	Barbara L. Rambo	☐	☐	☐
(5)	Christopher P. Johns	☐	☐	☐	(12)	Anne Shen Smith	☐	☐	☐
(6)	Richard C. Kelly	☐	☐	☐	(13)	Barry Lawson Williams	☐	☐	☐
(7)	Roger H. Kimmel	☐	☐	☐			☐	☐	☐

2. Ratification of Appointment of the Independent Registered Public Accounting Firm	☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Advisory Vote to Approve the Company’s Executive Compensation	☐ FOR	☐ AGAINST	☐ ABSTAIN

IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.